PROSPECTUS	Filed pursuant to Rule 424(b)(4) Registration Nos. 333-233726 and 333-260672

SURGEPAYS, INC.

4,600,000 Units

This is a firm commitment underwritten public offering of 4,600,000 units (the “Units”), at a public offering price of $4.30 per Unit, of SurgePays, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our”). Each Unit consists of one share of Common Stock, par value $0.001 per share (“Common Stock”), and one warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of $4.73 per share, constituting 110% of the price of each Unit sold in this offering. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire three (3) years from the date of issuance.

Our Common Stock was previously traded on the OTCQB under the symbol SURG. Our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market under the symbol “SURG” and “SURGW,” respectively, and will begin trading there on November 2, 2021.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock of the Company at a 1-for-50 ratio, which was implemented via the filing of a certificate of amendment with the Nevada Secretary of State and will be effective at the commencement of trading of our Common Stock on November 2, 2021.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price(1)	$4.30	$19,780,000
Underwriting discounts and commissions(2)	$0.30	$1,380,000
Proceeds to us, before expenses(3)	$4.00	$18,400,000

(1)

The public offering price and underwriting discount and commissions in respect of each Unit correspond to a public offering price per share of Common Stock of $4.29 and a public offering price per Warrant of $0.01.

(2)	We have also agreed to issue Warrants to purchase 230,000 shares of our Common Stock to the underwriters and to reimburse the underwriters for certain expenses. This table depicts broker-dealer commissions of 7% of the gross offering proceeds. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to Maxim Group LLC (the “Underwriter”). See “Underwriting” on page 67 for additional information regarding total underwriter compensation.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Underwriters’ Over-Allotment Option we have granted to the underwriters as described below and (ii) the Representative’s Warrants being issued to the underwriters in this offering.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 690,000 shares of Common Stock and/or 690,000 Warrants in any combination thereof at the public offering price per share of Common Stock and Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any (the “Underwriters’ Over-Allotment Option”).

The underwriters expect to deliver the securities against payment to the investors in this November 4, 2021.

The date of this prospectus is November 1, 2021

Sole Book-Running Manager

Maxim Group LLC

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities under any circumstances in which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Through and including November 26, 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “SurgePays,” “we,” “us,” “our”, the “Company” or “our Company” refer to SurgePays, Inc., a Nevada corporation, and its subsidiaries.

Business Overview

SurgePays, incorporated in Nevada on August 18, 2006, is a technology-driven company building a next generation supply chain software platform that offers wholesale goods and services in a cost-efficient manner as an alternative to traditional wholesale supply chain distribution models. We offer goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores, providing goods and services primarily to the underbanked community. Our products are currently distributed nationwide using our Direct to Store Distribution (“DSD”) system that reaches more than 8,000 outlets. We market our products using a range of marketing mediums, including in-store merchandising and promotions, experiential marketing, sales spiffs and incentives, digital marketing and social media, and internal regional salespeople.

SurgePays Blockchain Software

SurgePays Blockchain Software is a multi-purpose e-commerce platform offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. SurgePays leverages DSD and the cost saving efficiencies of e-commerce to provide our customers as many commonly sold consumable products as possible with a focus on increasing profit margins. These products include herbal stimulants, energy shots, dry foods, CBD products, communication accessories, novelties, PPP products, bagged snacks and food items, automotive parts and many more goods, all through one convenient wholesale e-commerce platform.

Surge Marketplace Software

Surge Marketplace Software allows the merchant to use the portal interface, which is similar to a website, with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment, loading transit and toll cards, offering check cashing software, and loading debit cards. We believe what makes SurgePays unique in that it also offers the merchant the ability to order wholesale consumable goods at a discount through the portal with one touch ease. SurgePays is essentially a wholesale e-commerce storefront that offers products direct from manufactures. The goal of the SurgePays Portal is to leverage the competitive advantage and efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible to convenience stores, all through one convenient wholesale e-commerce platform.

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Electronic Check Services (ECS)

ECS has been a financial technology tech and wireless top-up platform for over 15 years. On October 1, 2019, we acquired ECS primarily for the favorable ACH banking relationship; a fintech transactions platform processing over 20,000 transactions a day at approximately 8,000 independently owned retail stores. The goal was to incorporate our blockchain components into the existing ECS network. After a year of development and integration, we believe the ECS platform has been successfully merged into our platform with secure ledger data backups and will continue to serve as the proven backbone for wireless top-up transactions and wireless product aggregation.

SurgePhone Wireless and LocoRabbit Wireless

SurgePhone is a mobile virtual network operator (MVNO) with 2 branded channels of business:

SurgePhone is licensed by the FCC to provide The Emergency Broadband Benefit (EBB), a government benefit program, in 14 states. EBB is an FCC program to help families and households struggling to afford internet service during the COVID-19 pandemic. This new benefit will connect eligible households to jobs, critical healthcare services, virtual classrooms, and so much more. The SurgePhone brand is used exclusively for this subsidized product offering. The program consists of reimbursing up to $90 of the cost of a 4G/LTE tablet and $50 per month for data usage.

LocoRabbit is the retail pure prepaid wireless offering with talk, text, and 4G LTE data at prices that are lower than other well-known prepaid competitors. Available nationwide, LocoRabbit is sold online direct to consumers and by a nationwide network of convenience stores, gas stations, mini-marts, bodegas and tiendas connected to the SurgePays software platform usually on a peg hook a SIM kit hanging on the SurgePays gift card rack. Due to our wireless payment platform, SurgePays is able to exclusively offer an industry high commission to the retailer for top-ups paid monthly at the client’s store.

True Wireless

On May 7, 2021, the Company disposed of its subsidiary True Wireless, Inc. (“TW”), however we retained $1,097,659 in liabilities which consisted of $1,077,659 in accounts payable and accrued expenses as well as $20,000 in related party loans. In connection with the sale, the Company received an unsecured note receivable for $176,851, bearing interest at 0.6%, with a default interest rate of 10%. The Company will receive 25 payments of principal and accrued interest totaling $7,461 commencing in June 2023.

LogicsIQ

LogicsIQ, Inc. is wholly owned subsidiary that operates as a performance-driven marketing firm focused on the mass tort industry for attorneys and law firms. We primarily perform client acquisition and retention services for attorneys and law firms by operating highly scalable digital marketing campaigns, called performance campaigns, using our proprietary technology and data-driven analytics. These performance campaigns, and the related follow-up by our experienced in-house team, enable our attorney and law firm advertising clients to connect with potential clients more effectively and economically they are seeking to represent in existing or planned litigation. Our proven strategy of delivering cost-effective lead acquisitions and retained cases to our attorney and law firm clients means those clients are better able to manage their media and advertising budgets and reach targeted audiences more quickly and effectively.

Our customized performance campaign offers are targeted at clients interested in completing signed retainers. The first step is to understand the specific criteria of our client. After this, we proceed to generate consumer traffic to our digital media platforms or our clients’ media platforms. Although there is no assurance of generating revenue from this move, we go all the way, bearing all the costs and risks involved. When we use our resources in acquiring consumer traffic, we want to help our clients amass cost-effective retained cases effectively. This, in turn, guarantees maximum profit margins for them.

CenterCom

On January 17, 2019, we announced the completion of an agreement to acquire a 40% equity ownership of CenterCom Global, S.A. de C.V. (“CenterCom”). CenterCom is a dynamic operations center currently providing sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Our CenterCom team is based in El Salvador. Anthony N. Nuzzo, a director and officer and the holder of approximately 7% of our voting equity has a controlling interest in CenterCom. CenterCom also provides call center support for various third-party clients.

The strategic partnership with CenterCom as a bilingual operations hub has powered our growth and revenue. CenterCom has been built to support the infrastructure required to rapidly scale in synergy and efficiency to support our sales growth, customer service and development.

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CenterCom manages or supports the following processes:

●	Sales and Contract Processing;

●	Customer Service and Support;

●	Software Development and Integration;

●	Data Processing and Programming;

●	Multimedia and Graphic Design Services;

●	Email and Live Chat Support;

●	Merchant Support and Onboarding; and

●	Lead Generation and Live Transfer.

Listing on the Nasdaq Capital Market

Our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market (“Nasdaq”) under the symbols “SURG” and “SURGW”, respectively, and will begin trading there on November 2, 2021.

Reverse Stock Split

Except as otherwise indicated and other than in our financial statements and the notes thereto, all references to our Common Stock, share data, per share data and related information has been adjusted to reflect the reverse stock split ratio of 1-for-50 (“Reverse Stock Split”) as if it was effective and as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split, will combine each fifty (50) shares of our outstanding Common Stock into one (1) share of Common Stock, without any change in the par value per share.

The Reverse Stock Split was implemented via the filing of a certificate of amendment with the Nevada Secretary of State and will be effective at the commencement of trading of our Common Stock on November 2, 2021. No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. The shares issuable upon the exercise of our outstanding warrants and the exercise prices of such warrants will be adjusted to reflect the reverse stock split. There will be no effect on the number of shares of Common Stock or preferred stock authorized for issuance under our articles of incorporation or the par value of such securities.

Description of Capital Stock

Below is a summary of each of our classes of capital stock:

Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors (the “Board”) in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of November 1, 2021, there were 3,276,790 shares of Common Stock outstanding. The Company plans to convert Series “C” Preferred Shares into Common Stock based upon the conversion language of the Series “C” Preferred following the effective date but prior to the closing of the offering.

Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board filed a Certificate of Designation with the Nevada Secretary of State which designated 100,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

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●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to common stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of Common Stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each ten Series “A” Preferred Shares can be converted into one share of Common Stock at the option of the holder.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of common stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Share can be converted into two hundred fifty (250) shares of common stock at the option of the holder.

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Following the effective date but prior to the closing of the offering, the Company will convert the 721,596 shares of Series “C” outstanding into 3,607,980 shares of Common Stock.

Principal Risks

We are subject to various risks discussed in detail under “Risk Factors” starting on page 10 of this prospectus and which include risks related to the following:

●	history of losses;

●	the ongoing COVID-19 pandemic;

●	our ability to compete;

●	our ability to successfully protect our intellectual property rights, and claims of infringement by others;

●	the effectiveness of our sales and marketing efforts;

●	our ability to retain key management personnel;

●	failure to remedy material weaknesses in internal accounting controls and failure to implement proper and effective internal controls;

●	our need to raise additional capital;

●	cybersecurity threats and incidents;

●	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;

●	the volatility of our stock price;

●	the decline in the price of our stock due to offers or sales of substantial number of shares;

●	limited trading volume and price fluctuations of our stock;

●	the immediate and substantial dilution of the net tangible book value of our Common Stock;

●	the speculative nature of Warrants;

●	provisions in the Warrants may discourage a third party from acquiring us; and

●	our ability to continue to meet the continuing listing requirements of the Nasdaq Capital Market.

Where You Can Find More Information

Our website address is www.surgepays.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Going Concern Considerations

We are dependent upon the receipt of additional capital investments and other financings to fund our ongoing operations and to execute our business plan. If we are unable to continue to secure funding and capital resources on reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements were issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Corporate Information

We were previously known as North American Energy Resources, Inc. (“NAER”) and KSIX Media Holdings, Inc. (“KSIX Media”). Prior to April 27, 2015, we operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with KSIX Media whereby KSIX Media became a wholly owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While we continued the oil and gas operations of NAER following this transaction, on August 4, 2015, we changed our name to KSIX Media Holdings, Inc. On December 21, 2017, we changed our name to Surge Holdings, Inc. to better reflect the diversity of its business operations. We changed our name to SurgePays, Inc. on October 29, 2020.

Historically, we operated through our direct and indirect subsidiaries: (i) KSIX Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; (ii) KSIX, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); (vi) LogicsIQ Inc (“LogicsIQ”), an Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) SurgePhone Wireless LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company. On January 22, 2021, the issued and outstanding equity securities of DIQ and KSIX were transferred to LogicsIQ and became wholly owned subsidiaries of LogicsIQ.

Historically, our principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution. In 2017, the focus transitioned to providing life enhancing products to the underbanked. This ultimately led to the development of our platform and strategic acquisitions.

In February 2021, we filed a separate registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) pursuant to which approximately 25% of the fully diluted equity of LogicsIQ will be sold to the public (the “LogicsIQ IPO”). If the LogicsIQ IPO is completed, LogicsIQ will remain our majority-owned subsidiary, and we will therefore have the ability to control the outcome of significant decisions regarding the operations, management and other aspects of LogicsIQ’s business.

Our executive offices are located at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgepays.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

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THE OFFERING

Securities offered by us	4,600,000 Units, each Unit consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock.

Public Offering Price	$4.30 per Unit.

Offering Securities

Each Warrant will have an exercise price of $4.73 per share (110% of the public offering price of one Unit), is exercisable immediately and will expire three (3) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering

Common Stock outstanding as of November 1, 2021	3,276,790 shares

Common Stock to be outstanding after this offering (1)

12,246,528 shares (or 12,936,528 shares if the underwriter exercises its option to purchase additional shares of Common Stock in full) which includes: (i) 4,600,000 shares to be issued in connection with this offering; (ii) 3,607,980 shares to be issued as a result of the conversion of all Series C Preferred Stock shares outstanding; (iii) 561,758 shares to be issued to Kevin Brian Cox, our Chief Executive Officer and Chairman, as a result of related party notes payable conversion of $2,415,560 in principal and accrued interest owed to SMDMM Funding, LLC, an entity solely controlled by Mr. Cox (“SMDMM”); and (iv) 200,000 shares to be issued upon the completion of this offering to consultants and other professionals.

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to 690,000 additional shares of Common Stock and/or and up to an additional 690,000 Warrants at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds of approximately $17,950,400 from this offering for the following purposes: (i) for repayment of $2,300,000 in loans (used for general corporate expenses) that accrue interest at 5% per year and have a maturity date of March 8, 2022; and (ii) for general corporate purposes, which may include working capital and growth capital. We currently have no agreements or commitments for any acquisitions and no guarantee can be made that we will make such acquisitions in the future. See “Use of Proceeds” section on page 20.

Representative’s Warrants	The registration statement of which this prospectus is a part also registers for sale Warrants (the “Representative’s Warrants”) to purchase 230,000 shares of our Common Stock to Maxim Group LLC (the “Representative”), as a portion of the underwriting compensation in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and expiring five (5) years from the effective date of the offering at an exercise price of $4.73 (110% of the public offering price per Unit). Please see “Underwriting-Representative’s Warrants” on page 68 of this prospectus for a description of these Warrants.

Underwriter Compensation	In connection with this offering, the underwriter will receive an underwriting discount equal to seven percent (7%) of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering and the representative of the underwriter shall be entitled to a non-accountable expense allowance equal to one percent (1%) of the public offering price. See “Underwriting” starting on page 67 of this prospectus

Description of the Warrants:

The exercise price of the Warrants is $4.73 per share (110% of the $4.30 public offering price of one Unit). Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire three (3) years after the initial issuance date. This prospectus also relates to the offering of the Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Capital Stock —Warrants being offered in this offering” in this prospectus.

Nasdaq Capital Market Trading Symbols and Listing	Our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market under the symbols “SURG” and “SURGW”, respectively, and will begin trading there on November 2, 2021.

Dividends	We do not anticipate paying dividends on our Common Stock for the foreseeable future.

Lock-up	We and our directors, officers and principal stockholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days after the date of this prospectus. See “Underwriting” section on page 67.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our securities.

(1)	Does not include the following shares of Common Stock:

	●	4,600,000 shares of Common Stock issuable upon the exercise of warrants underlying the Units sold in this offering;

	●	690,000 shares of Common Stock issuable upon the exercise of the Underwriters’ Over-Allotment Option;

	●	690,000 shares of Common Stock issuable upon the exercise of 690,000 warrants issuable upon the exercise of the Underwriters’ Over-Allotment Option; and

	●	230,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2020 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the three and six months ended June 30, 2021 and 2020 and the consolidated balance sheets data as of June 30, 2021 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the three and six months ended June 30, 2021 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

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SUMMARY STATEMENTS OF OPERATIONS DATA

SURGEPAYS, INC. AND SUBSIDIARIES

	For the Year Ended December 31,
	2020	2019

Revenue	$54,406,788	$25,742,941

Costs and expenses
Cost of revenue (exclusive of depreciation and amortization)	51,938,111	22,623,521
General and administrative expenses	12,614,345	10,887,448
Total costs and expenses	64,552,456	33,510,969

Operating loss	(10,145,668)	(7,768,028)

Other income (expense):
Interest expense	(3,383,996)	(227,016)
Derivative expense	(566,789)	—
Change in fair value of derivative liability	577,936	4,013
Gain on investment in Centercom	210,912	25,192
Gain/(loss) on settlement of liabilities	2,575,978	(481,187)
Other income	10,000	—
Total other income (expense)	(575,959)	(678,998)

Net loss before provision for income taxes	(10,721,627)	(8,447,026)

Provision for income taxes	—	—

Net loss	$(10,721,627)	$(8,447,026)

Net loss per common share, basic and diluted	$(0.10)	$(0.09)

Weighted average common shares outstanding – basic and diluted	106,720,836	96,186,742

Post reverse split:
Net loss per common share, basic and diluted	$(5.02)	$(4.39)

Weighted average common shares outstanding – basic and diluted	2,134,416	1,923,735

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Revenues	$11,377,928	$14,514,796	$22,366,876	$30,302,595

Costs and expenses
Cost of revenue (exclusive of depreciation and amortization)	10,051,119	14,381,822	19,908,428	29,835,974
General and administrative expenses	2,736,435	4,165,436	5,976,244	7,174,322
Total costs and expenses	12,787,554	18,547,258	25,884,672	37,010,296

Operating loss	(1,409,626)	(4,032,462)	(3,517,796)	(6,707,701)

Other income (expense)
Interest expense	(2,096,600)	(701,044)	(3,400,459)	(1,183,766)
Derivative expense	-	(147,721)	(1,775,057)	(496,055)
Change in fair value of derivative liabilities	645,830	224,378	949,680	192,562
Gain (loss) on investment in Centercom - related party	49,145	112,967	(24,628)	145,336
Gain on settlement of liabilities	701,404	2,108,543	842,982	2,556,979
Gain on deconsolidation of True Wireless	1,895,871	-	1,895,871	-
Other income	-	10,000	-	10,000
Total other income (expense) - net	1,195,650	1,607,123	(1,511,611)	1,225,056

Net loss	$(213,976)	$(2,425,339)	$(5,029,407)	$(5,482,645)

Loss per share - basic and diluted	$(0.00)	$(0.02)	$(0.03)	$(0.05)

Weighted average number of shares – basic	154,394,068	106,063,237	145,130,334	104,974,691

Post reverse split:
Loss per share - basic and diluted – post split basis	$(0.07)	$(1.14)	$(1.73)	$(2.61)

Weighted average number of shares – basic- post split basis	3,087,882	2,121,265	2,902,607	2,099,494

8

SELECTED BALANCE SHEET DATA

	Six Months Ended June 30	For The Fiscal Years Ended December 31,
	(unaudited)	(audited)	(audited)
Consolidated Balance Sheet Data:	2021	2020	2019
Cash and cash equivalents	$574,824	$673,995	$346,040
Working Capital (deficit)	(12,280,414)	(14,409,719)	(3,479,239)
Total assets	7,385,638	7,325,071	9,986,373
Current liabilities	13,629,106	15,660,748	7,054,124
Total liabilities	16,716,737	18,051,037	14,685,988
Total stockholders’ equity (deficit)	$(9,331,099)	$(10,725,966)	$(4,699,615)

The following table presents consolidated balance sheets data as of June 30, 2021 on:

●	an actual basis;

●	on a pro forma basis, giving effect to: (i) 4,600,000 shares to be issued in connection with this offering at the public offering price of $4.30 per share, after deducting underwriting discounts and commissions and estimated offering expenses; (ii) 3,607,980 shares to be issued as a result of the conversion of all Series C Preferred Stock shares outstanding; (iii) 561,758 shares to be issued to Kevin Brian Cox, our Chief Executive Officer and Chairman, as a result of related party notes payable conversion of $2,415,560 in principal and accrued interest owed to SMDMM Funding, LLC, an entity solely controlled by Mr. Cox (“SMDMM”); and (iv) 200,000 shares to be issued upon the completion of this offering to consultants and other professionals and (v) CenterCom, an entity that is 40% owned by SurgePays and 50% owned by Mr. Nuzzo, a director and officer of SurgePays, forgiving $429,010.11 of accounts payable owed by SurgePays to CenterCom and (vi) the repayment of a loan in the principal amount of $2,300,000 entered into on March 8, 2021 with a maturity date of March 8, 2022.

	Actual	Pro Forma
Consolidated Balance Sheet Data:
Cash and cash equivalents	$574,824	$16,225,224
Working capital (deficit)	(12,280,414)	8,614,556
Total assets	7,385,638	23,036,038
Loans payable – related party	5,549,440	3,446,000
Convertible notes payable	2,300,000	0
Total liabilities	16,716,737	11,472,167
Total stockholders’ equity (deficit)	$(9,331,099)	$11,563,871

9

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

RISKS RELATED TO OUR COMPANY

Our business has generated net loses, and we intend to continue to invest substantially in our business. Thus, we may not be able to achieve or maintain profitability. We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs.

For the six months ended June 30, 2021, our note payable borrowings totaled $5,191,167 and our note payable repayments totaled $1,573,792. The net cash provided by financing was requiring a substantial portion of our cash flow from operations to be dedicated to the payment of obligations with respect to our debt, thereby reducing our ability to use our cash flow to fund our operations, lease payments, capital expenditures, selling and marketing efforts, product development, future business opportunities and other purposes. We have experienced net losses in each period since inception. As of June 30, 2021, we had an stockholders’ deficit of $9,331,099. We have funded our operations since inception primarily through equity financings, bank credit facilities, and capital lease arrangements. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations. In the future, we may require additional capital to respond to business opportunities, refinancing needs, challenges, acquisitions, or unforeseen circumstances and may decide to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to secure any such additional debt or equity financing or refinancing on favorable terms, in a timely manner, or at all. Any debt financing obtained by us in the future could also involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We will need to generate and sustain increased revenue levels in future periods in order to become consistently profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We intend to continue to expend significant funds to expand our marketing and sales operations, develop and enhance our software platform, upgrade our data center infrastructure and services capabilities and expand into new markets. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, the market price of our common stock may significantly decrease.

Our sales model is based on earning the relationship with the store. There is no cost for the store to onboard and have access to the SurgePays platform fintech services. In other words, we establish relationships with retail stores by enabling them to offer their underbanked customers life enhancing services such as prepaid wireless payments, loading debit cards, loading transit and toll cards, offering check cashing software, utility bill payments, activating gift cards, and funding mobile apps such as gaming apps, Amazon, and iTunes. There is no out of pocket cost for the store owner who earns a commission per transaction. Since these sales are more transactional based, SurgePays usually realizes gross margins of 3%-4%. These services are offered through a platform integrated into our wholesale marketplace which enables us to utilize the relationship, built based on these initial no-cost services, to upsell merchants by enticing them with lower prices on the most popular product categories sold in convenience stores. These products include bagged snacks, personal care items, herbal stimulants, energy shots, dry foods, CBD products, cell phone accessories, novelties, PPP products, processed meats, automotive parts among others, are sold at higher margins ranging from 12%-37%.

ECS primarily offers prepaid wireless payments to over 8,000 independently owned convenience stores. The value of the acquisition was more focused on the relationships with these stores and the ability to integrate the Surge Blockchain wholesale marketplace into the ECS software platform to create a significant increase in both revenue and gross margins per store. The integration of the software platforms was completed in mid-2020, however due to the COVID-19 pandemic and the various restrictions imposed nationwide, salespeople were unable to visit stores as planned and the rollout of the wholesale marketplace was pushed to 2021. While this did cause an unexpected delay in our expected jump in revenue and gross margins per store, it allowed our software developers to further enhance our offerings by integrating with more manufacturers and fintech providers to strengthen our sales and revenue skew once restrictions were lifted.

10

There is substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm on our consolidated financial statements for the years ended December 31, 2020 and 2019 included an explanatory paragraph expressing management’s assessment and conclusion that there is substantial doubt about our ability to continue as a going concern within one year after the financial statement issuance date, citing our recurring losses and cash used from operations among other factors.

Our ability to continue as a going concern will be determined by our ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing. We believe that the inclusion of a going concern explanatory paragraph in the report of our registered public accounting firm will make it more difficult for us to secure additional financing or enter into strategic relationships with distributors on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain.

Changes in the regulatory framework under which we operate could adversely affect our business prospects or results of operations.

Our operations are subject to regulation by the FCC and other federal, state and local agencies. These regulatory regimes frequently restrict or impose conditions on our ability to operate in designated areas and provide specified products or services. We are frequently required to maintain licenses for our operations and conduct our operations in accordance with prescribed standards. We are often involved in regulatory and other governmental proceedings or inquiries related to the application of these requirements. It is impossible to predict with any certainty the outcome of pending federal and state regulatory proceedings relating to our operations, or the reviews by federal or state courts of regulatory rulings. Without relief, existing laws and regulations may inhibit our ability to expand our business and introduce new products and services. Similarly, we cannot guarantee that we will be successful in obtaining the licenses needed to carry out our business plan or in maintaining our existing licenses. For example, the FCC grants wireless licenses for terms generally lasting ten (10) years, subject to renewal. The loss of, or a material limitation on, certain of our licenses could have a material adverse effect on our business, results of operations and financial condition.

New laws or regulations or changes to the existing regulatory framework at the federal, state and local level, such as those described below, could restrict the ways in which we manage our wireline and wireless networks and operate our business, impose additional costs, impair revenue opportunities and potentially impede our ability to provide services in a manner that would be attractive to us and our customers.

●	Privacy and data protection - we are subject to federal, state and international laws related to privacy and data protection. A new privacy law scheduled took in California in 2020, also could have a significant impact on certain of our businesses.

●	Regulation of broadband Internet access services - In its 2015 Title II Order, the FCC nullified its longstanding “light touch” approach to regulating broadband Internet access services and “reclassified” these services as telecommunications services subject to utilities-style common carriage regulation. The FCC repealed the 2015 Title II Order in December 2017 and returned to its traditional light-touch approach for these services. The 2017 order has been appealed to the D.C. Circuit; the outcome and timing of this appeal or any other challenge remains uncertain. Several states have also adopted or are considering adopting laws or executive orders that would impose net neutrality and other requirements on some of our services (in some cases different from the FCC’s 2015 rules). The enforceability and effect of these state rules is uncertain.

●	“Open Access” - we hold certain wireless licenses that require us to comply with so-called “open access” FCC regulations, which generally require licensees of particular spectrum to allow customers to use devices and applications of their choice. Moreover, certain services could be subject to conflicting regulation by the FCC and/or various state and local authorities, which could significantly increase the cost of implementing and introducing new services.

11

The further regulation of broadband, wireless and our other activities and any related court decisions could restrict our ability to compete in the marketplace and limit the return we can expect to achieve on past and future investments in our networks.

If we are not able to adapt to changes and disruptions in technology and address changing consumer demand on a timely basis, we may experience a decline in the demand for our services, be unable to implement our business strategy and experience reduced profits.

Our industries are rapidly changing as new technologies are developed that offer consumers an array of choices for their communications needs and allow new entrants into the markets we serve. In order to grow and remain competitive, we will need to adapt to future changes in technology, enhance our existing offerings and introduce new offerings to address our customers’ changing demands. If we are unable to meet future challenges from competing technologies on a timely basis or at an acceptable cost, we could lose customers to our competitors. We may not be able to accurately predict technological trends or the success of new services in the market. In addition, there could be legal or regulatory restraints on our introduction of new services. If our services fail to gain acceptance in the marketplace, or if costs associated with the implementation and introduction of these services materially increase, our ability to retain and attract customers could be adversely affected. Additionally, we must phase out outdated and unprofitable technologies and services. If we are unable to do so on a cost-effective basis, we could experience reduced profits. In addition, there could be legal or regulatory restraints on our ability to phase out current services.

Failure to develop new products, such as cross-media solutions, that are compelling for the marketplace in the expected time frame may adversely affect the combined company’s future results.

As the media and advertising industry looks to evaluate investments such as advertising campaigns across various forms of media, such as television, radio, online, and mobile, the ability to measure the combined size and composition of audiences across platforms is increasingly important and demanded. A primary strategic reason for this business combination is to allow our companies to develop cross-media capabilities using the combined talents and assets more quickly and effectively of the two companies to meet a growing market demand. The management of the combined company may face significant challenges in developing new products while integrating existing products and technologies. If the companies are not successful in developing credible products in the expected timeframe, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

12

We may expand through investments in, acquisitions of, or the development of new products with assistance from, other companies, any of which may not be successful and may divert our management’s attention.

In the past, we completed several strategic acquisitions. We also may evaluate and enter into discussions regarding an array of potential strategic transactions, including acquiring complementary products, technologies or businesses. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to be employed by us, and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized timely, if at all, or that we would not be exposed to unknown liabilities. In connection with any such transaction, we may:

●	encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

●	incur large charges or substantial liabilities, including without limitation, liabilities associated with products or technologies accused or found to infringe on third-party intellectual property rights or violate existing or future privacy regulations;

●	issue shares of our capital stock as part of the consideration, which may be dilutive to existing stockholders;

●	become subject to adverse tax consequences, legal disputes, substantial depreciation or deferred compensation charges;

●	use cash that we may otherwise need for ongoing or future operation of our business;

●	enter new geographic markets that subject us to different laws and regulations that may have an adverse impact on our business;

●	experience difficulties effectively utilizing acquired assets;

●	encounter difficulties integrating the information and financial reporting systems of acquired businesses, particularly those that operated under accounting principles other than those generally accepted in the U.S. prior to the acquisition by us; and

●	incur debt, which may be on terms unfavorable to us or that we are unable to repay.

If we are unable to obtain additional financing, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

We need substantial capital to implement our sales distribution strategy for our current products, strategic acquisitions to maximize existing technologies to create opportunities to create synergy and opportunity. Our capital requirements will depend on many factors, including but not limited to:

●	the problems, delays, expenses, and complications frequently encountered by early-stage companies;

●	market acceptance of our products;

●	the success of our sales and marketing programs; and

●	we expect, if we raise at least $15,000,000 in gross proceeds in this offering, that the net proceeds, along with our current cash position, will be able to fund our operating expenses and capital expenditure for at least the next two years. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations and to otherwise implement our overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Any additional equity financing may involve substantial dilution to then existing shareholders.

13

If adequate funds are not available or if we fail to obtain acceptable additional financing, we may be required to:

●	severely limit or cease our operations or otherwise reduce planned expenditures and forego other business opportunities, which could harm our business;

●	obtain financing with terms that may have the effect of substantially diluting or adversely affecting the holdings or the rights of the holders of our capital stock; or

●	obtain funds through arrangements with future collaboration partners or others that may require us to relinquish rights to some or all of our technologies or products.

Our success is substantially dependent on the continued service of our senior management.

Our success is substantially dependent on the continued service of our Chief Executive Officer (“CEO”), Kevin Brian Cox, our Chief Financial Officer (“CFO”), Tony Evers, and President, Anthony P. Nuzzo Jr. We do not carry key person life insurance on any of its management, which would leave us uncompensated for the loss of any of its management. The loss of the services of any of our senior management could make it more difficult to successfully operate our business and achieve our business goals. In addition, our failure to retain qualified personnel in the diverse areas required for continuing its operations could harm our product development capabilities and customer and employee relationships, delay the growth of sales of our products and could result in the loss of key information, expertise or know-how.

We may not be able to hire or retain other key personnel required for our business, which could disrupt the development and sales of our products and limit our ability to grow.

Competition in our industry for senior management and other key personnel is intense. If we are unable to retain our existing personnel, or attract and train additional qualified personnel, either because of competition in our industry for such personnel or because of insufficient financial resources, our growth may be limited.

Our CEO and Chairman, Kevin Brian Cox, has significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Mr. Cox, as of October 6, 2021, had control of approximately 59.62% of the voting capital stock of the Company, broken down by 16.41% of our shares of Common Stock (which represents 5.67% of our voting capital stock), 80.77% of the Series “A” preferred shares (representing 22.15% of the voting capital stock), and 83.62% of the Series “C” preferred shares (representing 31.81% of the voting capital stock). Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Cox is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Cox would maintain voting control with just his preferred “A” and “C” shares. If Mr. Cox was not issued any more shares, the Company would have to issue shares of its capital stock equal to approximately 1,830,000 shares of Common Stock for Mr. Cox to no longer have voting control of the Company’s capital stock.

After the conversion of Series “C” and conversion of $2,415,560 in principal and accrued interest and after the offering, Mr. Cox will have control of approximately 41.99% of the voting capital stock of the Company. Mr. Cox may have interests that are different from yours. For example, Mr. Cox may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Cox could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

14

We may not have sufficient resources to effectively introduce and market our services and products, which could materially harm our operating results.

Continuation of market acceptance for our existing services and products require substantial marketing efforts and will require our sales account executives and contract partners to make significant expenditures of time and money. In some instances, we will be significantly or totally reliant on the marketing efforts and expenditures of our contract partners, outside sales agents and distributors.

Because we currently have very limited marketing resources and sales capabilities, commercialization of our products, some of which require regulatory clearance prior to market entrance, we must either expand our own marketing and sales capabilities or consider collaborating with additional third parties to perform these functions. We may, in some instances, rely significantly on sales, marketing and distribution arrangements with collaborative partners and other third parties. In these instances, our future revenue will be materially dependent upon the success of the efforts of these third parties.

Should we determine that expanding our own marketing and sales capabilities is required, we may not be able to attract and retain qualified personnel to serve in our sales and marketing organization, to develop an effective distribution network or to support our commercialization activities otherwise effectively. The cost of establishing and maintaining a more comprehensive sales and marketing organization may exceed its cost effectiveness. If we fail to further develop our sales and marketing capabilities, if sales efforts are not effective or if costs of increasing sales and marketing capabilities exceed their cost effectiveness, our business, results of operations and financial condition would be materially adversely affected.

We could be impacted by unfavorable results of legal proceedings, including the pending proceedings involving Glen Eagles, and may, from time to time, be involved in future litigation in which substantial monetary damages are sought.

We are currently subject to a number of litigations as described under the heading “Legal Proceedings.” In connection with certain of these litigations, we may be required to pay significant monetary damages. Defending against the current litigations is or can be time-consuming, expensive and cause diversion of our management’s attention.

In addition, in the case of the litigation involving Glen Eagles, they are seeking the appointment of a receiver to control the operations of the Company. While we believe their claims are without merit and the likelihood of such a result is remote and we are vigorously defending against these claims, if a receive is appointed, the Board will no longer control the operations of the Company which may lead to serious complications for the Company. Therefore, our business operations could be negatively impacted by unfavorable results of this and other pending legal proceedings.

In addition, we may from time to time be involved in future litigation in which substantial monetary damages are sought. Litigation claims may relate to intellectual property, contracts, employment, securities and other matters arising out of the conduct of our current and past business activities. Any claims, whether with or without merit, could be time consuming, expensive to defend and could divert management’s attention and resources. We may maintain insurance against some, but not all, of these potential claims, and the levels of insurance we do maintain may not be adequate to fully cover any and all losses.

With respect to any litigation, our insurance may not reimburse us, or may not be sufficient to reimburse us, for the expenses or losses we may suffer in contesting and concluding such lawsuit. The results of any future litigation or claims are inherently unpredictable and substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance applies to a claim, unreimbursed legal fees or an adverse result in any litigation may have a material adverse effect on our results of operations, cash from operating activities or financial condition.

15

Risks and uncertainties related to the Company’s foreign operations could negatively impact the Company’s operating results.

CenterCom, an entity that is 40% owned by SurgePays and 50% owned by Mr. Nuzzo, a director and officer of SurgePays, operates in El Salvador. Doing business in El Salvador, and in Latin America generally, involves increased risks related to geo-political events, political instability, corruption, economic volatility, property crime, drug cartel and gang-related violence, social and ethnic unrest including riots and looting, enforcement of property rights, governmental regulations, tax policies, banking policies or restrictions, foreign investment policies, public safety, health and security, anti-money laundering regulations, interest rate regulation and import/export regulations among others. As in many developing markets, there are also uncertainties as to how both local law and U.S. federal law is applied, including areas involving commercial transactions and foreign investment. As a result, actions or events could occur in El Salvador that are beyond the Company’s control, which could restrict or eliminate the Company’s ability to operate in El Salvador or significantly reduce customer traffic, product demand and the expected profitability of such operations.

We operate in a highly competitive industry.

We may encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger wireless services space. Intense competition may adversely affect our business, financial condition or results of operations. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded.

Effects of the COVD-19 Pandemic on Our Business

Since March 2020 there has been, and there continues to be, a significant and growing volatility and uncertainty in the global economy due to the worldwide COVID-19 pandemic affecting all business sectors and industries. The fulfillment of orders was delayed throughout 2020 due to the COVID-19 shutdowns in the United States. Moreover, our customers and suppliers could be further adversely affected as a result of additional or future quarantines, facility closures and logistics restrictions imposed, or which otherwise occur in connection with the pandemic. More broadly, negative global and national economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability and cash flow. Although we continue to devote significant resources to support our business, unfavorable economic conditions may negatively affect demand for our services and products. Further, our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work and business closures.

Some specific effects of the COVID-19 pandemic on our business were as follows:

ECS primarily offers prepaid wireless payments to over 8,000 independently owned convenience stores via a software platform. The integration of the software platforms was completed in mid-2020, however due to the COVID-19 pandemic and the various restrictions imposed nationwide, salespeople were unable to visit stores as planned and the rollout of the wholesale marketplace was pushed to 2021.

In addition, each of our business segments was impacted by COVID-19 in varying degrees. It is difficult to determine an exact impact, but the majority in the decrease in revenue from $30,302,595 for the six months ended June 30, 2020 to $22,366,876 for the six months ended June 30, 2021 can be attributed to COVID-19.

For the year ended December 31, 2020, the COVID-19 impact on Surge Blockchain resulted in a decrease of $3,553,571 in revenue.

The COVID-19 pandemic or other disease outbreak will in the short-run, and may over the longer term, adversely affect the domestic and global economy and financial markets, resulting in an economic downturn that will affect demand for our services and impact our operating results. There can be no assurance that any decrease in sales resulting from COVID-19 will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the COVID-19 outbreak on our business and operations (and the business and operations of third parties on which our business depends) remains uncertain, the continued spread of COVID-19 or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees (and the third parties on which our business depends) to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments. At this time, we cannot accurately predict the long-term effects the COVID-19 pandemic will have on our business.

16

RISKS RELATED TO OUR SECURITIES

Sales of a significant number of shares of our Common Stock in the public market or the perception of such possible sales, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets, which include an offering of our preferred stock or Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our Common Stock has been and may in the future continue to be extremely volatile. Many factors could have a significant impact on the future price of our shares of Common Stock, including:

●	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

●	our failure to successfully implement our business objectives;

●	compliance with ongoing regulatory requirements;

●	market acceptance of our products;

●	changes in government regulations;

●	general economic conditions and other external factors;

●	actual or anticipated fluctuations in our quarterly financial and operating results; and

●	the degree of trading liquidity in our shares of Common Stock.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Common Stock and pay an exercise price of $4.73 per share (110% of the public offering price of a Unit), prior to three (3) years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and we do not expect a market to develop.

Holders of the Warrants will have no rights as a common shareholder until they acquire our Common Stock.

Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

17

There is no established market for the warrants to purchase our Common Stock being offered in this offering.

There is no established trading market for the Warrants and we do not expect a market to develop. Although our Warrants have been approved for listing on the Nasdaq Capital Market, there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A decline in the price of our shares of Common Stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

The relatively low price of our shares of Common Stock, and a decline in the price of our shares of Common Stock, could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities, a decline in the price of our shares of Common Stock could be especially detrimental to our liquidity and our operations. Such reductions and declines may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If the price for our shares of Common Stock declines, it may be more difficult to raise additional capital. If we are unable to raise sufficient capital, and we are unable to generate funds from operations sufficient to meet our obligations, we will not have the resources to continue our operations.

The market price for our shares of Common Stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our shares of Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for our shares.

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We currently do not intend to pay dividends on our Common Stock. As result, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.

We could issue additional Common Stock, which might dilute the book value of our Common Stock.

Our Board has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for our Common Stock. These issuances would dilute the percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote and might dilute the book value of our Common Stock. You may incur additional dilution if holders of stock warrants or options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our Common Stock.

Future Issuance of Our Common Stock, Preferred Stock, Options and Warrants Could Dilute the Interests of Existing Stockholders.

We may issue additional shares of our Common Stock, preferred stock, options and warrants in the future. The issuance of a substantial amount of Common Stock, preferred stock, options and warrants could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of Common Stock or preferred stock in the public market, or the exercise of a substantial number of warrants and options either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

RISKS RELATED TO THE OFFERING

Investors in This Offering Will Experience Immediate and Substantial Dilution in Net Tangible Book Value.

The public offering price per share of our Common will be substantially higher than the net tangible book value per share of our outstanding Common Stock. As a result, investors in this offering will incur immediate dilution of $3.66 per share, based on the public offering price of $4.30 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We May Need Additional Capital, and the Sale of Additional Shares or Equity or Debt Securities Could Result in Additional Dilution to Our Stockholders.

We believe that our existing cash, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least the next two years. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stockholder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

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If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us.

We Have Broad Discretion in the Use of the Net Proceeds from This Offering and May Not Use Them Effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Substantial future sales of shares of our Common Stock in the public market could cause our stock price to fall.

Holders of shares of Common Stock that we have issued, including shares of Common Stock issuable upon conversion and/or exercise of outstanding convertible notes, shares of preferred stock options and warrants, may be entitled to dispose of their shares pursuant to an exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our Common Stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock. Our Common Stock was previously quoted on the OTCQB Marketplace and our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market under the symbol “SURG” and “SURGW,” respectively, and will begin trading there on November 2, 2021, and there is not now, nor has there been, any significant market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. Investors are currently able to use Rule 144 promulgated under the Securities Act to sell shares of our Common Stock and, if they do so, the then-prevailing market prices for our Common Stock may be reduced. Any substantial sales of our Common Stock may have an adverse effect on the market price of our securities.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares. Following the effectiveness of the registration statement of which this prospectus forms a part, all of the shares of Common Stock sold to Northbridge pursuant to the Investment Agreement will be freely tradable without restriction or further registration under the Securities Act.

Although our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market, there can be no assurances that our Common Stock and Warrants will not be subject to potential delisting if we do not continue to maintain the listing requirements of the Nasdaq Capital Market.

Our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market (“Nasdaq”) under the symbols “SURG” and “SURGW,” respectively, and will begin trading there on November 2, 2021, however, if we fail to comply with Nasdaq’s rules for continued listing, including, without limitation, minimum market capitalization and other requirements, Nasdaq may take steps to delist our Common Stock and Warrants. Failure to maintain our listing (i.e., being de-listed from Nasdaq), would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $17,950,400 after deducting the underwriting discounts and commissions and estimated offering expenses, or $20,710,400 if the underwriter exercises their over-allotment option in full.

We intend to use the net proceeds of this offering and any proceeds from the exercise of Warrants for repayment of $2,300,000 in loans (used for general corporate expenses) that accrue interest at 5% per year and have a maturity date of March 8, 2022 and for general corporate purposes, which may include working capital and growth capital. We currently have no agreements or commitments for any acquisitions and no guarantee can be made that we will make such acquisitions in the future.

Proceeds:
Gross Proceeds	$19,780,000
Discounts	1,384,600
Accountable Expenses	100,000
Non-Accountable Fee	165,000
Estimated printing, transfer agent, and other expenses	180,000
Net Proceeds	$17,950,400

Uses:
Convertible Notes Payable	$2,300,000
Working Capital	15,650,400
Total	$17,950,400

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We currently expect to use the net proceeds of this offering and any proceeds from the exercise of Warrants primarily for the following purposes:

●	repayment of $2,300,000 loans (used for general corporate expenses) that accrue interest at 5% per year and a maturity date of March 8, 2022;

●	the remainder for working capital, growth capital, and other general corporate purposes.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next two years, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and US government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market under the symbol “SURG” and “SURGW,” respectively, and will begin trading there on November 2, 2021

As of November 1, 2021, there were approximately 3,477 holders of record of our Common Stock.

Dividend Policy

To date, we have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our Common Stock in the foreseeable future.

Transfer Agent

The transfer agent of our Common Stock is (and the Warrant Agent for our Warrants will be) VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Such forward-looking statements include, without limitation, statements regarding:

●	our need for, and our ability to raise, additional equity or debt financing on acceptable terms, if at all;

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●	our need to take additional cost reduction measures, cease operations or sell our operating assets, if we are unable to obtain sufficient additional financing;

●	our belief that we have sufficient liquidity to finance normal operations;

●	the options we may pursue in light of our financial condition;

●	the amount of cash necessary to operate our business;

●	the expected expenses of, and benefits and results from, our research and development efforts;

●	general economic conditions;

●	the anticipated future financial performance and business operations of our company; and

●	our ability to retain our core group of personnel.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of June 30, 2021. Such information is set forth on the following basis:

●	(1) on an actual basis as of June 30, 2021; and

●	(2) on a pro forma basis, giving effect to: (i) 4,600,000 shares to be issued in connection with this offering; (ii) 3,607,980 shares to be issued as a result of the conversion of all Series C Preferred Stock shares outstanding; (iii) 561,758 shares to be issued to Kevin Brian Cox, our Chief Executive Officer and Chairman, as a result of related party notes payable conversion of $2,415,560 in principal and accrued interest owed to SMDMM Funding, LLC, an entity solely controlled by Mr. Cox (“SMDMM”); and (iv) 200,000 shares to be issued upon the completion of this offering to consultants and other professionals and (v) CenterCom, an entity that is 40% owned by SurgePays and 50% owned by Mr. Nuzzo, a director and officer of SurgePays, forgiving $429,010.11 of accounts payable owed by SurgePays to CenterCom and (vi) the repayment of a loan in the principal amount of $2,300,000 entered into on March 8, 2021 with a maturity date of March 8, 2022.

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	Actual as of June 30, 2021 (unaudited)	Pro Forma - Post Reverse Split (unaudited)
Cash and cash equivalents	$574,824	$16,225,224
Total current assets	1,348,692	16,999,092
Total current liabilities	13,629,106	8,384,536
Total long-term liabilities	3,087,631	3,087,631

Stockholders’ deficit:
Series A preferred stock: $0.001 par value; 13,000,000 shares authorized; 13,000,000 shares issued and outstanding at June 30, 2021	13,000	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 shares issued and outstanding at June 39, 2021	722	0
Common stock: $0.001 par value; 500,000,000 shares authorized; 161,504,920 shares issued and outstanding at June 30, 2021 and 12,246,528 issued and outstanding on a pro forma basis and on a post split basis	161,505	12,246

Additional paid in capital	17,115,280	38,160,231
Accumulated deficit	(26,621,606)	(26,621,606)
Total stockholders’ deficit	$(9,331,099)	$11,563,871

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock that is part of the Unit, and the pro forma net tangible book value per share of Common Stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. As of June 30, 2021, our actual net tangible deficit value was $13,091,337 and our net tangible book deficit per share was $0.08.

Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of Common Stock outstanding.

After giving effect to the sale of Units that we are offering (attributing no value to the warrants) at the public offering price of $4.30 per share, and after deducting the underwriting discount and commission and estimated offering expenses, our pro forma net tangible book value as of June 30, 2021 would have been $7,803,633 or $0.64 per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $0.72 per share to existing stockholders and immediate dilution of $3.66 per share to new investors purchasing Units in the offering.

The following table illustrates this per share dilution (1):

	Actual as of June 30, 2021 (unaudited)	Pro Forma
Public offering price per Unit		$4.30
Net tangible book deficit value per share as of June 30, 2021	$(0.08)
Increase in pro forma net tangible book value per share attributable to new investors		$0.72
Pro forma net tangible book value per share after giving effect to this offering		$0.64
Dilution in net tangible book value per share to new investors		$3.66

(1)	Calculated on a pro forma basis, giving effect to the conversion of all our outstanding shares of preferred stock into Common Stock. Does not include:

	●	4,600,000 shares of Common Stock issuable upon the exercise of warrants underlying the Units sold in this offering;

	●	690,000 shares of Common Stock issuable upon the exercise of the Underwriters’ Over-Allotment Option;

	●	690,000 shares of Common Stock issuable upon the exercise of 690,000 warrants issuable upon the exercise of the Underwriters’ Over-Allotment Option; and

	●	230,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants.

If the underwriter’s overallotment option is exercised, our adjusted pro forma net tangible book value following the offering will be $0.83 per share, and the dilution to new investors in the offering will be $3.47 per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to us could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

In February 2021, we filed a separate registration statement on Form S-1 with the SEC pursuant to which approximately 25% of the fully diluted equity of LogicsIQ will be sold to the public (the “LogicsIQ IPO”). If the LogicsIQ IPO is completed, LogicsIQ will remain our majority-owned subsidiary, and we will therefore have the ability to control the outcome of significant decisions regarding the operations, management and other aspects of LogicsIQ’s business.

COMPARISON OF THREE MONTHS ENDED JUNE 30, 2021 AND 2020

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the consolidated results of operations, stockholders’ deficit, or cash flows.

At June 30, 2021 and December 31, 2020, respectively, on the consolidated balance sheets, the Company separated its various types of debt into more distinct categories. Certain accounts payable were reclassified from non-current to current.

For the three and six months ended June 30, 2021 and 2020, respectively, on the consolidated statements of operations, the Company reclassified certain expenses amongst general and administrative and cost of revenues.

Revenues during the three months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Revenue	$11,377,928	$14,514,796
Cost of revenue (exclusive of depreciation and amortization)	10,051,119	14,381,822
General and administrative expenses	2,736,435	4,165,436
Operating loss	$(1,409,626)	$(4,032,462)

Revenue decreased $3,136,868 (22%) primarily as a result of a decreases in revenue for: ECS of $2,739,643, True Wireless of $224,631, and Surge Blockchain of $205,518 offset by an increase in LogicsIQ of $32,924. Loss from operations decreased $2,622,836 (898%) primarily as a result of an increase in operating income in LogicsIQ and True Wireless.

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General and administrative expenses during the three months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Depreciation and amortization	$180,282	$304,347
Selling, general and administration	2,556,153	3,861,089
Total	$2,736,435	$4,165,436

Depreciation and amortization decreased $124,065 primarily as a result of fully depreciated assets.

Selling, general and administrative expenses during the three months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Contractors and consultants	$503,446	$404,066
Professional services	191,800	431,014
Compensation	963,723	784,577
Webhosting/internet	147,962	174,268
Advertising and marketing	115,533	52,405
Other	633,671	2,014,756
Total	$2,556,135	$3,861,086

Selling, general and administrative costs (S, G & A) decreased by $1,304,951 (34%). The detail changes are discussed below:

*	Contractors and consultants increased to $503,446 in 2021 from $404,066 in 2020 primarily due to an increase in IT consultants and outsourced management fees.

*	Professional services decreased from $431,014 in 2020 to $191,800 in 2021 primarily as a result of decreased IT services.

*	Compensation increased from $784,577 in 2020 to $963,723 in 2021 primarily as a result of the increase in direct payroll as a result of filling management positions.

*	Webhosting/internet costs decreased to $147,962 in 2021 from $174,268 in 2020.

*	Advertising and marketing costs increased to $115,533 in 2021 from $52,405 in 2020 primarily due to the Company implementing new advertising and marketing campaigns.

*	Other costs decreased to $633,671 in 2021 from $2,014,756 in 2020 primarily due to the one-time increase in bad debt expense of $1,633,575 in the period ended June 30, 2020.

Other (expense) income during the three months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Interest, net	$(2,096,600)	$(701,044)
Change in fair value of derivative liability	645,830	224,378
Derivative expense	-	(147,721)
Gain on deconsolidation	1,895,871	-
Other income	-	10,000
Gain on equity investment in Centercom	49,145	112,967
Gain (loss) on settlement of liabilities	701,404	2,108,543
Total Other (expense) income	$1,195,650	$1,607,123

Interest expense increased to $2,096,600 in 2021 from $701,044 in 2020 primarily due to an increase in total borrowings.

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During the three months ended June 30, 2021, the Company identified certain embedded features within its borrowings that required the Company to classify the features as derivative liabilities. The Company recognized a change in fair value during the three months ended June 30, 2021 of $645,830. In addition, the Company recorded a gain on deconsolidation of True Wireless of $1,895,870.

The gain on equity investment in Centercom of $49,145 in 2021 compared to an equity gain of $112,967 in 2020.

During the three months ended June 30, 2021, the Company settled outstanding liabilities through the issuance of 875,000 shares (not reverse stock split adjusted) of Common Stock and recorded a gain on settlement of $701,404.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 2021 AND 2020

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the consolidated results of operations, stockholders’ deficit, or cash flows.

At June 30, 2021 and December 31, 2020, respectively, on the consolidated balance sheets, the Company separated its various types of debt into more distinct categories. Certain accounts payable were reclassified from non-current to current.

For the three and six months ended June 30, 2021 and 2020, respectively, on the consolidated statements of operations, the Company reclassified certain expenses amongst general and administrative and cost of revenues.

Revenues during the six months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Revenue	$22,366,876	$30,302,595
Cost of revenue (exclusive of depreciation and amortization)	19,908,428	29,835,974
General and administrative expenses	5,976,244	7,174,322
Operating loss	$(3,517,796)	$(6,707,701)

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Revenue decreased $7,935,719 (26%) primarily as a result of a decreases in revenue for: ECS of $5,571,930, LogicsIQ of $2,010,591, and Surge Blockchain of $466,186 offset by an increase in True Wireless of $112,989. Loss from operations decreased $3,189,905 (48%) primarily as a result of an increase in operating profit in True Wireless and LogicsIQ.

Costs and expenses during the six months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Depreciation and amortization	$398,240	$569,811
Selling, general and administration	5,578,004	6,604,511
Total	$5,976,244	$7,174,322

Depreciation and amortization decreased $171,571 primarily as a result of fully depreciated assets.

Selling, general and administrative expenses during the six months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Contractors and consultants	$812,272	$896,569
Professional services	729,120	1,010,989
Compensation	1,920,475	1,514,495
Webhosting/internet	365,877	361,414
Advertising and marketing	562,292	152,957
Other	1,187,968	2,668,087
Total	$5,578,004	$6,604,511

Selling, general and administrative costs (S, G & A) decreased by $1,026,507 (16%). The detail changes are discussed below:

*	Contractors and consultants decreased to $812,272 in 2021 from $896,569 in 2020 primarily due to a decrease in IT consultants and outsourced management fees.

*	Professional services decreased from $1,010,989 in 2020 to $729,120 in 2021 primarily as a result of decreased IT services.

*	Compensation increased from $1,514,495 in 2020 to $1,920,475 in 2021 primarily as a result of the increase in direct payroll as a result of filling management positions.

*	Webhosting/internet costs increased to $365,877 in 2021 from $361,414 in 2020.

*	Advertising and marketing costs increased to $562,292 in 2021 from $152,957 in 2020 primarily due to the Company implementing new advertising and marketing campaigns.

*	Other costs decreased to $1,187,968 in 2021 from $2,668,087 in 2020 primarily due to the one-time increase in bad debt expense of $1,633,575 in the period ended June 30, 2020.

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Other (expense) income during the six months ended June 30, 2021 and 2020 consisted of the following:

	2021 (unaudited)	2020 (unaudited)
Interest, net	$(3,400,459)	$(1,183,766)
Change in fair value of derivative liability	949,680	192,562
Derivative expense	(1,775,057)	(496,055)
Gain on deconsolidation	1,895,871	-
Other	-	10,000
Gain on equity investment in Centercom	(24,628)	145,336
Gain (loss) on settlement of liabilities	842,982	2,556,979
	$(1,511,611)	$1,225,056

Interest expense increased to $3,400,458 in 2021 from $1,183,766 in 2020 primarily due to an increase in total borrowings.

During the six months ended June 30, 2021, the Company identified certain embedded features within its borrowings that required the Company to classify the features as derivative liabilities. The Company recognized a change in fair value during the six months ended June 30, 2021, of $949,680. In addition, the Company recorded a derivative expense of $1,775,057 which represents the debt discount and derivative features that exceed the face value of the notes.

The loss on equity investment in Centercom of $24,628 in 2021 compared to a gain on equity investment of $145,336 in 2020.

During the three months ended June 30, 2020, the Company settled outstanding liabilities and recorded a gain on settlement of $842,982.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the three and six months ended June 30, 2021 and 2020, are as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenues
Surge Blockchain & Other	$43,184	$248,702	$80,918	$547,105
LogicsIQ	4,489,052	4,456,127	7,897,455	9,908,046
TW	529,512	754,143	1,157,837	1,044,848
ECS	6,316,180	9,055,824	13,230,666	18,802,596
Total	$11,377,928	$14,514,796	$22,366,876	$30,302,595

Cost of Revenues (exclusive of depreciation and amortization)
Surge Blockchain & Other	$5,200	$372,586	$9,634	$621,327
LogicsIQ	3,834,060	4,401,979	6,800,813	9,140,516
TW	119,205	723,931	304,742	1,665,488
ECS	6,092,654	8,883,326	12,793,239	18,408,643
Total	$10,051,119	$14,381,822	$19,908,428	$29,835,974

Operating expenses
Surge Blockchain & Other	$1,436,395	$3,297,782	$3,656,325	$4,979,861
LogicsIQ	601,931	347,536	957,562	700,785
TW	322,825	149,274	565,226	749,184
ECS	375,284	370,844	797,131	744,492
Total	$2,736,435	$4,165,436	$5,976,244	$7,174,322

Operating income (loss)
Surge Blockchain & Other	$(1,398,411)	$(3,421,666)	$(3,585,041)	$(5,054,083)
LogicsIQ	$53,061	$(293,388)	$139,080	$66,745
TW	$87,482	$(119,062)	$287,869	$(1,369,824)
ECS	$(151,758)	$(198,346)	$(359,704)	$(350,539)
Total	$(1,409,626)	$(4,032,462)	$(3,517,796)	$(6,707,701)

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SurgePays, Blockchain and Other

The revenue for the three months ended June 30, 2021 decreased by $205,518 or 83% as compared to the three months ended June 30, 2020. The decrease was a result of the impact of COVID-19. The average sales per store dropped as our ability to maintain in-person contact with store personnel was limited by the national restrictions on travel during 2020 and 2021. This same impact limited the ability to add stores to our platform, thereby limiting the growth potential. Operating expenses for the three months ended June 30, 2021, decreased by $1,861,387 from the same period ended June 30, 2020, because of a reduction in bad debt expense of $1,629,288. The operating loss decreased from $3,421,666 as of the three months ended June 30, 2020, to $1,398,411 as of three months ended June 30, 2021. During the three months ended June 30, 2021 and 2020, the Company recorded bad debt expense of $4,287 and $1,633,575, respectively.

The revenue for the six months ended June 30, 2021 decreased by $466,187 or 85% as compared to the six months ended June 30, 2020. The decrease was a result of the impact of COVID-19. The average sales per store dropped as our ability to maintain in-person contact with store personnel was limited by the national restrictions on travel during 2020 and 2021. This same impact limited the ability to add stores to our platform, thereby limiting the growth potential. Operating expenses for the six months ended June 30, 2021, decreased by $1,323,536 from the same period ended June 30, 2020, because of a reduction in bad debt expense of $1,629,288.

LogicsIQ.

The revenue for the three months ended June 30, 2021 increased by 1% compared to the three months June 30, 2020. LogicsIQ has two main revenue streams, leads generation and retained services. The lead generation segment decreased by $2,677,209 or 76% as of the three months ended June 30, 2021 from the same period in 2020. The retained services segment increased by $2,704,800 or 50% as of the three months ended June 30, 2021 from the same period in 2020. Operating income increased to $53,061 for the three months ended June 30, 2021 compared to an operating loss of $293,388 for the same period in 2020.

The revenue for the six months ended June 30, 2021 decreased by 21% from the same period in 2020. The main factor in the change is a result of COVID-19 and the slowdown in the financial markets. Much of our clients’ purchasing power is based on the finances of hedge funds firms and the like. The overall slowdown in this industry impacted the mass tort industry as a whole. The result of a significant decrease in existing client monthly spend. LogicsIQ has two main revenue streams, leads generation and retained services. The lead generation segment decreased by 71% for the six months ended June 30, 2021 as compared to the same period in 2020. The retained services segment increased by 10% as of the six months ended June 30, 2021 from the same period in 2020. Operating income (loss) was a direct result in the slowdown of the revenue.

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True Wireless (TW).

On May 7, 2021, the Company disposed of its subsidiary True Wireless, Inc. (“TW”), however we retained $1,097,659 in liabilities which consisted of $1,077,659 in accounts payable and accrued expenses as well as $20,000 in related party loans. In connection with the sale, the Company received an unsecured note receivable for $176,851, bearing interest at 0.6%, with a default interest rate of 10%. The Company will receive 25 payments of principal and accrued interest totaling $7,461 commencing in June 2023.

ECS.

The revenue for the three months ended June 30, 2021 were $6,316,180 compared to $9,055,824 for the same period in 2020. The decrease of 30% was a result of the impact of COVID-19. The average sales per store dropped as our ability to maintain in-person contact with store personnel was limited by the national restrictions on travel during 2020 and 2021. This same impact limited the ability to add stores to our platform, thereby limiting the growth potential. Expenses and net loss were consistent period over period.

The revenue for the six months ended June 30, 2021 were $13,230,666 compared to $18,802,596 for the same period in 2020. The decrease of 30% was a result of the impact of COVID-19. The average sales per store dropped as our ability to maintain in-person contact with store personnel was limited by the national restrictions on travel during 2020 and 2021. This same impact limited the ability to add stores to our platform, thereby limiting the growth potential. Expenses and net loss were consistent period over period.

Overall.

Each segment was impacted by COVID-19 in varying degrees. It is difficult to determine an exact impact, but the majority of the decrease in revenue from $14,514,796 as of the three months ended June 30, 2020 to $6,316,180 as of the three months ended June 30, 2021 can be attributed to COVID-19. We believe as restrictions are lifted across the country, each segment will see revenue growth, meeting or exceeding prior levels. The operating loss improved from $4,032,462 as of the three months ended June 30, 2020 to $1,409,626 for the same period in 2021. Each segment was consistent year over year, except True Wireless.

Each segment was impacted by COVID-19 in varying degrees. It is difficult to determine an exact impact, but the majority of the decrease in revenue from $18,802,596 as of the six months ended June 30, 2020 to $13,230,666 as of the six months ended June 30, 2021 can be attributed to COVID-19. We believe as restrictions are lifted across the country, each segment will see revenue growth, meeting or exceeding prior levels. The operating loss for the six months ended June 30, 2020 and 2021, $6,707,701 and $3,517,796 respectively, largely as a result of True Wireless operations.

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LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

At June 30, 2021 and December 31, 2020, our current assets were $1,348,692 and $1,251,029, respectively, and our current liabilities were $13,629,106 and $15,660,748, respectively, which resulted in a working capital deficit of $12,280,414 and $14,409,719, respectively.

Total assets at June 30, 2021 and December 31, 2020 amounted to $7,385,638 and $7,325,071, respectively. At June 30, 2021, assets consisted of current assets of $1,348,692, net property and equipment of $229,410, net intangible assets of $3,760,238, goodwill of $866,782, equity investment in Centercom (related party) of $389,984, and net operating lease right of use asset of $552,222, as compared to current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom (related party) of $414,612 and net operating lease right of use asset of $368,638 at December 31, 2020.

At June 30, 2021, our total liabilities of $16,716,737 decreased $1,334,300 from $18,051,037 at December 31, 2020.

At June 30, 2021, our total stockholders’ deficit was $9,331,099 as compared to $10,725,966 at December 31, 2020. The principal reason for the decrease in stockholders’ deficit was the impact of the deconsolidation of True Wireless which occurred May 7, 2021.

The following table sets forth the major sources and uses of cash for the six months ended June 30, 2021 and 2020.

	2021 (unaudited)	2020 (unaudited)

Net cash used in operating activities	$(4,855,247)	$(2,230,989)
Net cash used in investing activities	(371,299)	(2,836)
Net cash provided by financing activities	5,127,375	2,227,582
Net change in cash and cash equivalents	$99,171	$(6,243)

At December 31, 2020, the Company had the following material commitments and contingencies.

Debt See Note 5 to the Consolidated Financial Statements.

Related party transactions - See Notes 2, 5 and 8 to the Consolidated Financial Statements.

Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs.

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Known trends and uncertainties – The Company is planning to acquire other businesses with similar business operations. The uncertainty of the economy may increase the difficulty of raising funds to support the planned business expansion.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have rescinded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business. The Company will continue to fund operations until cash flow positive through the use of promissory notes, both related and non-related party. These notes made up the majority of the $4,366,448 generated by financing activities during the six months ended June 30, 2021.

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and included a provision for the Small Business Administration (“SBA”) to implement its Paycheck Protection Program (“PPP”). The PPP provides small businesses with funds to pay up to eight (8) weeks of payroll costs, including benefits. Funds received under the PPP may also be used to pay interest on mortgages, rent, and utilities. Subject to certain criteria being met, all or a portion of the loans may be forgiven. The loans bear interest at an annual rate of one percent (1%), are due two (2) years from the date of issuance, and all payments are deferred for the first six (6) months of the loan. Any unforgiven balance of loan principal and accrued interest at the end of the six (6) month loan deferral period is amortized in equal monthly installments over the remaining 18-months of the loan term. On April 17, 2020, the Company closed a $498,082 SBA guaranteed PPP loan with Bank3. The Company expects to use the loan proceeds as permitted and apply for and receive forgiveness for the entire loan amount. In addition, the Company received $636,600 in several Economic Injury Disaster Loans with the Small Business Administration. These loans all carry a 3.75% interest rate payable over 30 years. The first payment is due 12 months from date of note.

COMPARISON OF YEAR ENDED DECEMBER 31, 2020 AND 2019

Revenues during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Revenue	$54,406,788	$25,742,941
Cost of revenue (exclusive of depreciation and amortization)	51,938,111	22,623,521
General and administrative expenses	12,614,345	10,887,448
Operating loss	$(10,145,668)	$(7,768,028)

Revenue increased $28,663,847 (111%) primarily as a result of the increase of the ECS revenues of $24,094,753 and an increase of $9,195,691 in revenues from LogicsIQ offset by decreases of $3,044,411 in True Wireless, Inc. and $3,697,947 in Surge Blockchain LLC. Operating loss increased by $2,377,640 (30%) primarily as a result of an increase in operating loss of $4,463,328 in Surge Blockchain LLC.

Costs and expenses during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Depreciation and amortization	$1,173,369	$227,322
Selling, general and administration	11,440,976	10,660,126
Total	$12,614,345	$10,887,448

Depreciation and amortization increased $946,047 primarily as a result of the addition of the ECS assets. The asset purchase agreement dated September 27, 2019 created an intangible asset. The amortization of this was recorded for a full year in 2020 and only 3 months in 2019.

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Selling, general and administrative expenses during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Contractors and consultants	$2,170,279	$2,134,202
Professional services	1,043,459	1,761,292
Compensation	3,605,624	1,895,932
Webhosting/internet	683,276	651,370
Advertising and marketing	273,031	1,116,046
DRIP fees	-	547,000
Bad debt expense	1,750,239	985,633
Other	1,915,068	1,568,651
Total	$11,440,976	$10,660,126

Selling, general and administrative costs (S, G & A) increased by $780,850 (7%). The 2020 period includes $554,386 in expenses for the ECS companies that are not included in the 2019 expenses. The detail changes are discussed below:

●	Contractors and consultants expense increased less than 2% from $2,134,202 in 2019 to $2,170,279 in 2020.

●	Professional services decreased $717,833 in 2020 primarily due to a decrease in the use of outside management services. The 2020 period includes $24,043 in expenses of the ECS companies that are not included in the 2019 expenses.

●	Compensation increased from $1,895,932 in 2019 to $3,605,624 in 2020 primarily as a result of the increase in staff support positions to support the expected increase in revenue in the coming months and to replace the outside management services. The 2020 period includes $158,095 in expense of the ECS companies that are not included in the 2019 expenses.

●	Webhosting/internet costs increased less than 5% to $683,276 in 2020 from $651,370 in 2019.

●	Distributive Resolution & Integration Program (“DRIP”) fees decreased from $547,000 in 2019 to $0 in 2020, as a result of the Company terminating a DRIP with the Asian American Trade Association to provide products and services for up to 40,000 locations in 2019. The DRIP fees were a one-time location activation fee.

●	Advertising and marketing costs decreased to $273,031 in 2020 from $1,116,046 in 2019 primarily due to the Company reducing advertising and marketing costs while evaluating future advertising and marketing campaigns.

●	Bad debt expense increased to $1,750,239 in 2020 from $985,633 in 2019 primarily due to the Company’s evaluation of the receivables generated during the initial rollout of the SurgePays portal and providing an appropriate allowance for bad debts.

●	Other costs increased to $1,915,068 in 2020 from $1,568,651 in 2019 primarily due to an increase in fidelity, cyber security and professional liability insurance, additional office space, shareholder communications and travel. The 2020 period includes $73,448 in expenses of the ECS companies that are not included in 2019 expenses.

Other (expense) income during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Interest, net	$(3,383,996)	$(227,016)
Change in fair value of derivative liability	577,936	4,013
Derivative expense	(566,789)	-
Gain on equity investment in CenterCom	210,912	25,192
Gain (loss) on settlement of liabilities	2,575,979	(481,187)
Other income	10,000	-
	$(575,958)	$(678,998)

Interest expense increased to $3,383,996 in 2020 from $227,016 in 2019 primarily due to an increase in total borrowings.

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During the year ended December 31, 2020, the Company identified certain embedded features within its borrowings that required the Company to classify the features as derivative liabilities. The Company recognized a change in fair value in 2020 of $577,936. In addition, the Company recorded a derivative expense of $566,789 which represents the debt discount and derivative features that exceed the face value of the notes. The increase in derivative expense is the result of additional borrowings in 2020 with a default note conversion trigger.

The gain on equity investment in CenterCom of $210,912 in 2020 compared to $25,192 in 2019.

On June 23, 2020, the Company entered into a Stock Cancellation Agreement with Yossi Attia (the “Stock Cancellation Agreement”). Prior to entering into the Stock Cancellation Agreement, Mr. Attia owned 3,333,333 shares (not reverse stock split adjusted) of Common Stock (the “Attia Shares”) without a restrictive legend. Pursuant to the Stock Cancellation Agreement, the Company agreed to pay $500,000 to Mr. Attia for the return and cancellation of 2,380,952 (not split adjusted) of the Attia Shares. The Company has the option, on or prior to July 23, 2020, to pay Mr. Attia $0.21 per share (not reverse stock split adjusted) for the return and cancellation of any or all of the remaining 952,381 Attia Shares (not reverse stock split adjusted). This resulted in a gain on settlement of debt of $2,080,000 recorded in the second quarter of 2020.

During 2019, the Company settled outstanding liabilities through the issuance of 875,000 shares (not reverse stock split adjusted) of Common Stock and recorded a loss on settlement of $481,187. During 2020, the Company settled outstanding liabilities through the issuance of 8,150,000 shares (not reverse stock split adjusted) of Common Stock and recorded a gain on settlement of $2,556,979.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the years ended December 31, 2020 and 2019, are as follows:

	For the Year Ended
	December 31,
	2020	2019
Revenues
Surge Blockchain & Other	$741,863	$4,295,434
LogicsIQ	16,430,057	7,234,366
TW	2,372,977	3,446,003
ECS	34,861,891	10,767,138
Total	$54,406,788	$25,742,941

Cost of revenues (exclusive of depreciation and amortization)
Surge Blockchain & Other	$849,225	$1,665,839
LogicsIQ	14,213,769	4,721,923
TW	3,003,099	5,845,663
ECS	33,872,018	10,390,096
Total	$51,938,111	$22,623,521

Operating expenses
Surge Blockchain & Other	$8,066,653	$6,340,282
LogicsIQ	2,147,406	2,388,181
TW	937,196	1,749,975
ECS	1,463,090	409,010
Total	$12,614,345	$10,887,448

Operating income (loss)
Surge Blockchain & Other	$(8,174,015)	$(3,710,687)
LogicsIQ	$68,882	$124,262
TW	$(1,567,318)	$(4,149,635)
ECS	$(473,217)	$(31,968)
Total	$(10,145,668)	$(7,768,028)

34

Blockchain and Other. The revenue for 2020 decreased by 83% from 2019. The decrease was a result of the impact of COVID-19. The average sales per store dropped as our ability to maintain in-person contact with store personnel was limited by the national restrictions on travel during 2020. This same impact limited the ability to add stores to our platform, thereby limiting the growth potential. Operating loss increased from $3,710,687 in 2019 to $8,174,015 in 2020. Prior to COVID-19, the management and operations teams were put into place. The result was an increase in salaries of $1,549,806 from 2019 to 2020.

LogicsIQ. The revenue for 2020 increased by 127% from 2019. LogicsIQ has two main revenue streams, leads generation and retained services. The lead generation segment increased by 114% from 2019 to 2020. The retained services segment increased by 136% from 2019 to 2020.

Revenue:

	Lead	Retained
	Generation	Services	Total
Year ended December 31, 2019
Revenue	$2,859,011	$4,375,355	$7,234,366
Cost of revenue (exclusive of depreciation and amortization)	1,794,331	2,927,592	4,721,923
General and administrative expenses	907,509	1,480,672	$2,388,181
Operating profit (loss)	$157,171	$(32,909)	$124,262

	Lead	Retained
	Generation	Services	Total
Year ended December 31, 2019
Revenue	$2,859,011	$4,375,355	$7,234,366
Cost of revenue (exclusive of depreciation and amortization)	1,794,331	2,927,592	4,721,923
General and administrative expenses	907,509	1,480,672	$2,388,181
Operating profit	$157,171	$(32,909)	$124,262

	Leads	Retainers	Total
Metric	45,819	3,594	49,413
Average revenue per metric	$62.40	$1,217.41	$146.41
Average cost of revenue per metric	39.16	814.58	95.56
Average general and administrative cost per metric	19.81	411.98	48.33
Operating profit (loss)	$3.43	$(9.16)	$2.51

	Lead	Retained
	Generation	Services	Total
Year ended December 31, 2020
Revenue	$6,116,430	$10,313,627	$16,430,057
Cost of revenue (exclusive of depreciation and amortization)	4,974,819	9,238,950	14,213,769
General and administrative expenses	751,592	1,395,814	$2,147,406
Operating profit	$390,019	$(321,137)	$68,882

	Leads	Retainers	Total
Metric	78,080	12,770	90,850
Average revenue per metric	$78.34	$807.65	$180.85
Average cost of revenue per metric	63.71	723.49	156.45
Average general and administrative cost per metric	9.63	109.30	23.64
Operating profit (loss)	$5.00	$(25.15)	$0.76

The Company increased lead generation volume by 70.4% from 2019 to 2020, while also increasing retained services volume by 255.3% for the same time period. As the company grew in 2020, we saw a leveling off of the operating margins as a result of expanding internal and external sources in media purchases.

True Wireless (TW). The revenue for 2020 decreased by 31% from 2019 to 2020. The decrease was a result of the COVID-19 impact on our ability to contact customers. The national restrictions on travel limited the ability to add new customers during 2020. The sales for TW result from face-to-face interactions with potential customers. These limited interactions resulted in most of the revenue in 2020 being existing customers recurring revenue. The biggest expense of the cost of revenue is the new customer receiving a phone and operating margin improves month over month as the customer stays with our service. We improved the operating loss by 63%, decreasing our advertising and marketing expenses during the impact of COVID-19.

ECS. The revenue for 2020 increased by 224% from 2019 to 2020. The changes in revenue and operating loss, all are the result of 12-months of operations in 2020 compared to only three-months in 2019. The operation results were very similar on a year over year comparison.

35

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

At December 31, 2020 and 2019, our current assets were $1,251,029 and $3,574,885, respectively, and our current liabilities were $15,303,661 and $7,054,124, respectively, which resulted in a working capital deficit of $14,052,632 and $3,479,239, respectively. The decrease in current assets is a result of recognizing bad debt expense to write off uncollectible accounts receivable. The increase in current liabilities is the result of incurring additional debt in 2020 with payment terms less than one-year.

Total assets at December 31, 2020 and 2019 amounted to $7,325,071 and $9,986,373, respectively. The decrease in total assets is a result of recognizing bad debt expense to write off uncollectible accounts receivable. At December 31, 2020, assets consisted of current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom of $414,612, and operating lease right of use asset of $368,638, as compared to current assets of $3,574,885, net property and equipment of $294,616, net intangible assets of $4,769,117, goodwill of $866,782, equity investment in Centercom of $203,700 and operating lease right of use asset of $210,816 at December 31, 2019. The operating lease right of use increased related to a new lease acquired in the ECS assets purchase agreement.

At December 31, 2020, our total liabilities of $18,051,037 increased $3,365,049 from $14,685,988 at December 31, 2019. The Company entered into several promissory notes during 2020, creating additional debt in 2020 over 2019.

At December 31, 2020, our total stockholders’ deficit was $10,725,966 as compared to $4,699,615 at December 31, 2019. The principal reason for the increase in stockholders’ deficit was the impact of the net loss of $10,721,626 offset by equity issuances during 2020.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have receded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business.

The following table sets forth the major sources and uses of cash for the years ended December 31, 2020 and 2019.

	2020	2019

Net cash used in operating activities	$(4,326,048)	$(6,533,141)
Net cash used in investing activities	8,354	(32,241)
Net cash provided by financing activities	4,645,649	6,466,810
Net change in cash and cash equivalents	$327,955	$(98,572)

As a result of increased financing activities in 2020, the cash increased in 2020 by $327,955.

At December 31, 2020, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 8 to the Consolidated Financial Statements.

Notes payable and long-term debt - See Note 9 to the Consolidated Financial Statements.

Convertible promissory notes - See Note 10 to the Consolidated Financial Statements.

Related party transactions - See Note 15 to the Consolidated Financial Statements.

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Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING ESTIMATES

Our significant accounting policies are described in Note 2 of the Consolidated Financial Statements. During the year ended December 31, 2019, we were required to make material estimates and assumptions that affect the reported amounts and related disclosures of assets, liabilities, revenue and expenses as a result of the acquisitions completed during 2019. The estimates will require us to rely upon assumptions that were highly uncertain at the time the accounting estimates are made, and changes in them are reasonably likely to occur from period to period. Changes in estimates used in these and other items could have a material impact on our financial statements in the future. Our estimates will be based on our experience and our interpretation of economic, political, regulatory, and other factors that affect our business prospects. Actual results may differ significantly from our estimates.

BUSINESS

Business Overview

SurgePays, Inc. (“SurgePays,” “we”, “our” or “the Company”), incorporated in Nevada on August 18, 2006, is a technology-driven company building a next generation supply chain software platform that can offer wholesale goods and services more cost efficiently than traditional and existing wholesale distribution models.

Our current focus is offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. We leverage Direct Store Delivery and the cost saving efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible while increasing profit margins for these stores. These products include herbal stimulants, energy shots, dry foods, communication accessories, novelties, PPP products, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient wholesale e-commerce platform.

As of July 26, 2021, our human capital resources consist of thirty-three (33) employees to and approximately ten (10) independent contractors. Historically all salaries have been consolidated under SurgePays while contractor expenses are paid by the appropriate subsidiary. As of January 1, 2021, all salaries are allocated to the appropriate subsidiary. The Company’s operations and sales function management teams are currently planning human capital measures and objectives for the business as the country emerges from the COVID-19 Pandemic.

SurgePhone Wireless and LocoRabbit Wireless

SurgePhone is a mobile virtual network operator (MVNO) with 2 branded channels of business:

SurgePhone is licensed by the FCC to provide The Emergency Broadband Benefit (EBB), a government benefit program, in 14 states. EBB is an FCC program to help families and households struggling to afford internet service during the COVID-19 pandemic. This new benefit will connect eligible households to jobs, critical healthcare services, virtual classrooms, and so much more. The SurgePhone brand is used exclusively for this subsidized product offering. The program consists of reimbursing up to $90 of the cost of a 4G/LTE tablet and $50 per month for data usage.

LocoRabbit is the retail pure prepaid wireless offering with talk, text, and 4G LTE data at prices that are lower than other well-known prepaid competitors. Available nationwide, LocoRabbit is sold online direct to consumers and by a nationwide network of convenience stores, gas stations, mini-marts, bodegas and tiendas connected to the SurgePays software platform usually on a peg hook a SIM kit hanging on the SurgePays gift card rack. Due to our wireless payment platform, SurgePays is able to exclusively offer an industry high commission to the retailer for top-ups paid monthly at the client’s store.

Surge Blockchain

SurgePays Blockchain Software is a multi-purpose e-commerce platform offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. The merchant or clerk is able to use the portal interface – similar to a website – with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment, loading transit and toll cards, offering check cashing software, and loading debit cards. We believe what makes us unique is that it also offers the merchant the ability to order wholesale consumable goods at a significant discount from traditional distributors through the portal with one touch ease. We are essentially a wholesale e-commerce storefront that offers products direct from manufactures while cutting out the middleman. The goal of the SurgePays Portal is to leverage the competitive advantage and efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible to convenience stores, corner markets, bodegas, and supermarkets while increasing profit margins for these stores. These products include herbal stimulants, energy pills and shot drinks, dry foods, communication accessories, novelties, PPP products, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient wholesale e-commerce platform.

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The revenue decrease of $3,553,571 from fiscal 2019 to fiscal year 2020 is a direct result of COVID-19. The majority of our sales are a direct result of independent sales organizations (“ISOs”) face-to-face meetings with store owners. The pandemic shutdown virtually eliminated our sales. As an organization, we limited the reduction in overall expenses with the intention of weathering the pandemic, thus our cost of revenue increased from 38.78% in 2019 to 114.47% in 2021.

ECS

ECS has been a financial technology tech and wireless top-up platform for over 15 years. On October 1, 2019, we acquired ECS primarily for the favorable ACH banking relationship; a fintech transactions platform processing over 20,000 transactions a day at approximately 8,000 independently owned retail stores. The goal was to incorporate our blockchain components into the existing ECS network. After a year of development and integration, we believe the ECS platform has been successfully merged into our platform with secure ledger data backups and will continue to serve as the proven backbone for wireless top-up transactions and wireless product aggregation.

The revenue increase of $24,094,753 from fiscal 2019 to fiscal 2020 is related to the acquisition as of October 1, 2019. The financials for 2019 consisted of only the 4th quarter, while 2020 financials were a full year of operations. Operating margin percent was consistent year over year.

True Wireless

On May 7, 2021, the Company disposed of its subsidiary True Wireless, Inc. (“TW”), however we retained $1,097,659 in liabilities which consisted of $1,077,659 in accounts payable and accrued expenses as well as $20,000 in related party loans. In connection with the sale, the Company received an unsecured note receivable for $176,851, bearing interest at 0.6%, with a default interest rate of 10%. The Company will receive 25 payments of principal and accrued interest totaling $7,461 commencing in June 2023.

LogicsIQ

LogicsIQ is a performance-driven marketing firm focused on the mass tort industry for attorneys and law firms. We primarily perform client acquisition and retention services for attorneys and law firms by operating highly scalable digital marketing campaigns, called performance campaigns, using our proprietary technology and data-driven analytics. These performance campaigns, and the related follow-up by our experienced in-house team, enable our attorney and law firm advertising clients to connect with potential clients more effectively and economically they are seeking to represent in existing or planned litigation. Our proven strategy of delivering cost-effective lead acquisitions and retained cases to our attorney and law firm clients means those clients are better able to manage their media and advertising budgets and reach targeted audiences more quickly and effectively.

Our customized performance campaign offers are targeted at clients interested in completing signed retainers. The first step is to understand the specific criteria of our client. After this, we proceed to generate consumer traffic to our digital media platforms or our clients’ media platforms. Although there is no assurance of generating revenue from this move, we go all the way, bearing all the costs and risks involved. When we use our resources in acquiring consumer traffic, we want to help our clients amass cost-effective retained cases effectively. This, in turn, guarantees maximum profit margins for them.

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In 2017, the focus transitioned to providing life enhancing products to the underbanked. This ultimately led to the development of the SurgePays platform and strategic acquisitions.

The revenue increase of $9,195,691 from fiscal 2019 to fiscal 2020 was related to expansion of revenue streams.

In February 2021, we filed a separate registration statement on Form S-1 with the SEC pursuant to which approximately 25% of the fully diluted equity of LogicsIQ will be sold to the public. If the LogicsIQ IPO is completed, LogicsIQ will remain our majority-owned subsidiary, and we will therefore have the ability to control the outcome of significant decisions regarding the operations, management and other aspects of LogicsIQ’s business.

Experienced Leadership Team

Our management team consists of 4 executives with over 20 years in the prepaid wireless, underbanked and convenience store distribution industry while presiding over companies with a collective revenue run of over $2 billion. Our finance team is led by a CFO with a background in private equity backed, and publicly traded companies ranging from $100 million to over $1.3 billion in annual revenue while our software development team is led by a CTO who got his start in the early days of operating systems. The combination of operating skills from our management team with the experience of successfully leading major multi-million-dollar, multinational companies give our organization a significant strength relative to most small- and medium-sized beverage companies.

Growth Strategies

Our primary long-term goal is to become a top provider of goods and services to independently owned retail stores across the country. We intend to achieve this goal by driving organic growth and acquisitions behind our existing portfolio of life enhancing underbanked products, in all major markets and regions, through an aligned network of retailer and ISO partners.

Our key growth strategies include the following:

●	developing a powerful, performance-oriented, and metric-driven organizational culture;

●	developing sales/trade tool kits to empower our sales force network and ISOs to engage with customers nationwide;

●	developing brand/marketing tool kits for current and new brands and segments;

●	expanding distribution of same store sales with current clients, while adding new clients;

●	strengthening our supply chain to achieve best in class costs, on-time/as promised logistics and superior customer service;

●	improving gross product margins with rearchitected cost of goods sold, improved efficiency, and improved net revenue with new products;

●	continuous development and improvements to our software platforms improving efficiencies and overall clients experience

●	upgrading infrastructure, systems and processes with enterprise resource planning systems, improved financial reporting, operating expense control, and strengthened key metrics and accounting and control procedures; and

●	strengthening our financial foundation via accessing the capital markets, solidifying long-term banking partners and facilities, and pursuing transformative organic and acquisitory growth.

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SurgePays’ strategy for increasing revenues is based on developing, maintaining, and expanding our nationwide network of retail stores. Our relationship-driven approach to selling along with providing many of the top selling products at a wholesale discount greater than traditional distributors gives management confidence of continued growth into the foreseeable future.

Sales and Marketing

Sales Growth will be through Acquisition and Organic.

Acquisitions

A key part of our business strategy includes acquiring companies to support our growth and enhance our product portfolio. Our acquisition strategy has two channels:

●	We will acquire existing distributors of products with a sales network of stores. Upon acquisition, we will maximize the relationship with this store base by upselling our additional product offerings while utilizing the efficiencies and economies of scale from our core business to increase profit.

●	We will acquire manufacturers of products that are either currently sold to our target based of stores, or regionally established companies that we can take nationwide, increasing exposure and thus increasing profits margins. This channel will also increase our competitive advantage by exclusively offering certain products and or offering these products at a discount compared to traditional distributors.

Organic – Sales team

Our business strategy of organically expanding our network of retail locations, or points of distribution, also includes 2 channels:

●	We currently have an in-house sales and merchandising team, whose compensation is highly variable and highly performance based. Each salesperson has individual targets for increasing “base” volume through distribution expansion, and “incremental” volume through promotions and other in-store merchandising and display activity. As distribution to new major customers, new major channels, or new major markets increases, we will expand the sales and marketing team on a variable basis.

●	We will also utilize the Independent Sales Organizations model similar to credit card processing vendors. These independent contractors represent various non-competing products and or already cover a sales route. While traveling or through a network of existing relationships, they sign up new stores to the SurgePays platform and are compensated a commission for ongoing sales.

Disrupting the Supply Chain

The Company’s management believes that the traditional distribution components of transportation, warehousing, profit, and labor normally accounts for 25% of the retail cost of a product sold in convenience stores. The value proposition is realized by us through eliminating the markup the old-school supply chain adds to the wholesale price of goods. With Direct Store Delivery (DSD), goods can be taken to the retailer directly from the manufacturer and this will invariably reduce the cost price of the product to the store owner. Store owners can make their orders using one-click ordering on our software interface to get commonly sold wholesale products shipped directly to them. We have established models and programs to market and sell these products or services of our stores. We have the capability and capacity to scale significantly quick to bring approved products into stores nationwide.

Management is of the belief that the higher prices at convenience stores are typically due to the traditional distribution model and independent retailers generally doesn’t get a better deal on products when buying by the case as opposed to the pallet. It is the understanding of the Company’s management that the convenience store supply chain adds 25% to the normal wholesale price of products. These distributor costs consist mainly of third-party transportation, warehousing, labor and profit. The value proposition is realized by significantly reducing this markup by eliminating the need for these costs via Direct Store Delivery (DSD).

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SurgePays disrupts the current C-store wholesale product distribution model by leveraging blockchain technology to provide store owners a software platform interface, similar to an e-commerce marketplace, where they can order wholesale goods that will be shipped directly from the manufacturer.

The same way residential B2C purchasing habits have changed due to the advent of relationship-centric retail platforms online, SurgePays offers independent store owners the ability to order wholesale products conveniently and efficiently at a lower cost than what traditional product distribution is capable of providing. With Direct Store Delivery, goods can be shipped to the retailer directly from the manufacturer which will invariably reduce the wholesale cost of the product. Store owners can select products from a variety of the most commonly sold categories using one-click ordering.

Company’s management is of the belief that the store owner realizes a 10%-15% lower price on the wholesale products they are currently buying or in many cases, can select from a wider variety of products from manufacturers nationwide.

Another significant advancement is that formerly regional manufacturers are now able to offer their products beyond their existing footprint reach to stores nationwide. This increase in the supply of product options to stores should create a competitive wholesale market to keep prices affordable and in turn provide better pricing and improve margins to these independent store owners.

Our ability to support sales transactions nationwide has been bolstered by developing our software in a manner that fosters automation after the order is placed at the store level. Centercom, our operations center in Central America, provides us a competitive advantage on economies of scale for adding bilingual customer care and support personnel to grow as needed to provide stellar relationship management.

Competition

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. Most traditional convenience store distributors are companies that have been in business for over 50 years and utilize the historical “manufacturing plant to truck to warehouse to truck to store” logistics model. However, we believe that with our diverse product line, better efficiencies resulting in lower wholesale cost of goods sold, we have the ability to obtain a large market share and continue to generate sales growth and compete in the industry. The principal competitive factors in all our product markets are technical features, quality, availability, price, customer support, and distribution coverage. The relative importance of each of these factors varies depending on the region. We believe using our direct store distribution model nationwide will open significant opportunities for growth.

The markets in which we operate can be generally categorized as highly competitive. In order to maximize our competitive advantages, we continue to expand our product portfolio to capitalize on market trends, changes in technology and new product releases. Based on available data for our served markets, we estimate that our market share of the convenience store sales business at this time is less than 1%. A substantial acquisition would be necessary to change our market share percentage meaningfully and rapidly.

Distributors generally do not have a broad set of product and service offerings or capabilities, and no single distributor currently provides all the top selling consumables while offering products and services to enhance the lifestyle of the underbanked such as prepaid wireless, gift cards, bill payment, check cashing, and reloadable debit cards. We believe this creates a significant opportunity for a dynamic paradigm shift to a nationwide wholesale e-commerce platform.

Nationwide Product Deployment

The SurgePays Blockchain platform streamlines the process for bringing products directly to the retail store. Our sales protocols have been tested and proven transferable from one product offering to another while ultimately providing our network of stores with better pricing and a larger product selection.

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Competitive Edge

Our competitive edge is simple; we have the ability through our software platform, along with our relationships, capacity, efficiency, economies of scale and experience necessary to bring our products or services to market in an effective and efficient manner to ensure success. Our blockchain platform streamlines the process for bringing products directly to the targeted retail store. Our sales protocols have been tested and proven transferable from one product offering to another while ultimately improving our target stores with better pricing and more product selection.

Our strategy for increasing revenues is based on developing, maintaining, and expanding our nationwide network of retail stores. Our relationship-driven approach to selling along with providing many of the top selling c-store products at a wholesale discount greater than traditional distributors gives management confidence of continued growth into the foreseeable future.

Research and Development Activities

We conduct research and development on an ongoing basis, including new and existing products to offer and software product development to ensure we are delivering the most efficient, secure, and fast transactions at the store level. The SurgePays software platform is housed on the Amazon Web Service Cloud for redundancy, stability, and reliability. Traditionally, convenience stores are high volume and fast paces stores where space at the register is at a premium, thus leaving no room for a computer so wireless top-ups or cell phone activations are done over a Verifone terminal traditionally used for processing credit cards. We believe that our future success will depend in part upon our ability to continue the enhancement of our software platform and application to transact via tablets and other smaller devices while developing new products that meet or anticipate such changes in our served markets. Many of the stores we serve are now connected to the internet. This has allowed us to innovate our software to be more adaptive to equipment that is more compatible with the space constraints of the register area in a store.

Much of the development for specific products we offer is done by the manufacturers and is dictated by market conditions. For example: When the iPhone 12 was released, we simply added iPhone 12 chargers and adapters to its suite of smartphone accessories. Our continuity is secure due to our ability to adapt through adding new products seamlessly.

Seasonality

We experience some seasonality whereby the peak tax season months show a higher level of sales and consumption. However, the structure of our business and range of products in our portfolio mitigate any major fluctuations. Our revenue during the peak tax season months in the spring have historically been approximately 5% greater than the peak other months, and as our product portfolio continues to expand, the level of seasonal peaks we expect to diminish.

Where You Can Find More Information

Our website address is www.surgepays.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Corporate Information

We were previously known as North American Energy Resources, Inc. and KSIX Media Holdings, Inc. Prior to April 27, 2015, we operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with KSIX Media whereby KSIX Media became a wholly owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While we continued the oil and gas operations of NAER following this transaction, on August 4, 2015, we changed our name to KSIX Media Holdings, Inc. On December 21, 2017, we changed our name to Surge Holdings, Inc. to better reflect the diversity of our business operations. We changed our name to SurgePays, Inc. on October 29, 2020.

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Historically, we operated through its direct and indirect subsidiaries: (i) KSIX Media, Inc., incorporated in Nevada on November 5, 2014; (ii) KSIX, LLC, a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC, formerly Blvd. Media Group, LLC, a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc., a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); (vi) LogicsIQ Inc, an Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) SurgePhone Wireless LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company. On January 22, 2021, the issued and outstanding equity securities of DIQ and KSIX were transferred to LogicsIQ and became wholly owned subsidiaries of LogicsIQ.

Historically, our principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

Our current focus is offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. SurgePays leverages Direct Store Delivery and the cost saving efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible while increasing profit margins for these stores. These products include herbal stimulants, energy shots, dry foods, communication accessories, novelties, PPP products, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient wholesale e-commerce platform.

Historically, our principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

Our executive offices are located at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgeholdings.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

Properties

We presently occupy space at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133. This building is owned by an entity owned by Mr. Cox, our CEO and Chairman and the controlling shareholder of the Company. We also occupy space at 1375 E Woodfield Road, Schaumburg, IL 60173.

We will acquire additional office space as its needs warrant.

Legal Proceedings

From time to time, we may be engaged in various lawsuits and legal proceedings in the ordinary course of our business. Except as described below, we are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse effect on our business, financial condition or results of operations.

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The following is summary of threatened, pending, asserted or un-asserted claims against us or any of its wholly owned subsidiaries.

1. Global Reconnect, LLC and Terracom, Inc. v. Jonathan Coffman, Jerry Carroll, True Wireless, & Surge Holdings: In the Chancery Court of Hamilton County, TN, Docket # 20-00058, filed on Jan 21, 2020.

On January 21, 2020, a complaint was filed related to a noncompetition dispute. Terracom believes Mr. Coffman and Mr. Carroll are in violation of their non-compete agreements by working for us and True Wireless, Inc. Oklahoma and Tennessee state law does not recognize non-compete agreements and are not usually enforced in the state courts of these states, as such we believe True Wireless has a strong case against Terracom. The matter is entering the discovery process. Both Mr. Carroll and Mr. Coffman are no longer working for True Wireless in sales. Mr. Carroll is off the payroll and Mr. Coffman works for SurgePays, Inc., but not in wireless sales. The complaint requests general damages plus fees and costs for tortious interference with a business relationship in their prayer for relief. They have made no written demand for damages at this point in time. This matter is simply an anti-competitive attempt by Terracom to cause distress to True Wireless.

2. Juno Financial v. AATAC and Surge Holdings Inc. AND Surge Holdings Inc. v. AATAC; Circuit Court of Hillsborough County, Florida, Case # 20-CA-2712 DIV A:

On March 23, 2020, a complaint was filed related to a breach of contract dispute. The complaint was brought by a factoring company regarding Account Stated and Open Account claims against us. We have filed a cross-complaint against defendant AATAC for Breach of Contract, Account Stated, Open Account and Common Law Indemnity. The matter is currently in discovery. Juno Financial, a factoring company, is seeking in excess of $1,700,000.00. Surge never received any goods in this matter and has never owned or possessed the goods in this matter.

3. ALTCORP TRADING, LLC, a Costa Rica limited liability company; et al, Plaintiffs, vs. Surge Holdings, Inc., a Nevada corporation; VSTOCK Transfer, LLC, a California limited liability company, et al; District Court Clark County, Nevada; Case No.: A-20-823039-B:

In a settlement agreement signed on January 1, 2021, which became fully effective upon the court entering an order dismissing the case on January 19, 2021, Surge reached a settlement on all claims first asserted by plaintiffs AltCorp Trading, LLC and Stanley Hills, LLC in a case filed in Nevada state court in October 2020. On March 4, 2021, the plaintiffs filed a motion to enforce the settlement agreement (“Motion to Enforce”) in this action, seeking payment of a liquidated damages amount that Surge disputes and deny is due. On July 9, 2021, the Court issued its order granting in part and denying in part the Motion to Enforce, finding that while a valid settlement agreement existing between AltCorp Trading, LLC and Stanley Hills, LLC on the one hand, and Surge on the other, the Court denied the Motion to Enforce due to questions of fact as to whether Surge had actually breached or failed to perform under the agreement, and whether the settlement agreement’s provisions for liquidated damages constituted an unenforceable penalty. Ultimately, Surge was dismissed from this action.

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4. SurgePays, Inc., formerly named as Surge Holdings, Inc., a Nevada corporation, Plaintiff, vs. Glen Eagles Acquisition LP, a Delaware limited partnership, Defendant; District Court Clark County, Nevada; Case No.: A-21-831204-B:

On March 4, 2021, Glen Eagles Acquisition LP (“Glen Eagles”) demanded payment of either $1,000,000 cash or $2,500,000 worth of Surge’s common stock based on false allegations of impropriety. In sum, Glen Eagles contended that Surge had diluted its shares and denied Glen Eagles the benefit of its June, 2020 stock exchange transaction with Surge. At the time of Glen Eagles’ demand to Surge, however, Surge’s stock price was comparable to and even greater than its price at the time of the June 2020 exchange transaction. On March 16, 2021, Surge filed suit against Glen Eagles, seeking declaratory relief and alleging Glen Eagles breached the implied covenant of good faith and fair dealing inherent in the June, 2020 exchange agreement by demanding additional payment. On April 19, 2021, Glen Eagles filed an answer and a counterclaim against Surge and its Chief Executive Officer, Brian Cox, alleging claims for declaratory relief, breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, fraudulent concealment, and seeking the appointment of a receiver. The trial is tentatively scheduled to begin on June 20, 2022. The Company and Glen Eagles attended a mediation session on October 18, 2021 in an effort to settle the disputes between the parties. While settlement negotiations are ongoing, there can be no assurance that a settlement will be reached prior to the trial’s scheduled start date in June 2022.

5. Crystal Chapman, on behalf of herself and others similarly situated, Plaintiff versus SurgePays, Inc., Defendant; U.S. District Court for the Northern District of Illinoi, Case No.: 1:21-cv-04272

On August 11, 2021, the plaintiffs filed a lawsuit alleging violations of the Telephone Consumer Protection Act as a putative class action. The plaintiffs are seeking unspecified damages and an order enjoining the Company or their agents from making autodialed calls. The case alleges contact to consumer(s) whose telephone numbers are on the Federal Do Not Call list, without their consent. There are no other counts under the TCPA or any other statute or tort. The Company vigorously disputes the allegations in this complaint as the Company only contacts consumers who have provided express written consent to be contacted. The Company believes it uses the leading software in the industry for lead verification and believes it can prove consent for all called parties. Although it is anticipated that this case will result in an individual settlement, the Company cannot predict the outcome of this case at this time.

DIRECTORS AND EXECUTIVE OFFICERS

The names of our executive officers and directors and their age, title, and biography as of November 1, 2021 are set forth below.

Set forth below is certain biographical information concerning our current executive officers and directors. We currently have two executive officers as described below.

Directors and Executive Officers	Position/Title	Age

Kevin Brian Cox	Chief Executive Officer and Chairman	45
Anthony P. Nuzzo, Jr.	President and Director	52
Anthony Evers	Chief Financial Officer	57
David C. Ansani	Chief Administrative Officer	55
Carter Matzinger	Chief Strategic Officer	46
David N. Keys	Independent Director	64
David May	Independent Director	52
Jay Jones	Independent Director	43

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Kevin Brian Cox – Chief Executive Officer and a Director – Mr. Cox has been Chief Executive Officer and a Director since July 2017. He also served as Chief Financial Officer of the Company from July 2017 to March 2018 and as President of the Company from July 2017 to February 2019. He was the majority owner of True Wireless from January 2011 through April 2018, when True Wireless became a wholly owned subsidiary of the Company. He became CEO of True Wireless in January 2011 and served in this capacity until December 2, 2018. Mr. Cox got his start in telecom in 2004 when he founded his first telephone company (CLEC). Through organic growth and acquisition, he ran 3 CLECs providing service to 200,000 residential subscribers and became the largest prepaid home phone company in the country before selling in 2009. Mr. Cox is a minority partner, investor and or stakeholder in several other technology companies including telecom, wireless and network transactions and has realized over $550,000,000 in sales from companies he has founded or acquired. Mr. Cox graduated from Murray State University with a B.A. in Economics.

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Anthony P. Nuzzo Jr. – President, Chief Operating Officer and Director – Mr. Nuzzo has been the Chief Operating Officer and a director of the Company since July 2017. In February 2019, he was appointed President of the Company. In August of 2021, he was appointed Chief Executive Officer of LogicsIQ, Inc, a wholly owned subsidiary of the Company. In 1991 Mr. Nuzzo formed Nuzzo Enterprises, Inc. d/b/a Jackson Hewitt Tax Service, a tax franchise, and successfully expanded the company to include twenty-two locations spread over six counties in Chicago, IL and the Syracuse, NY area. In June 2003, Mr. Nuzzo became one of five co-founders and Managing Members to successfully launch Leading Edge Recovery Solutions, LLC., which, in 2008, was ranked 21st in the U.S. within the Financial Services Industry, and ranked 346th overall, by the Inc. 500 Fastest Growing Private Companies annual publication. In 2009, Mr. Nuzzo left for a new challenge and purchased Glass Mountain Capital, LLC. Mr. Nuzzo set out to create an Accounts Receivable Management company that focused on helping the consumer while achieving goals set by the clients. While Mr. Nuzzo remains Chairman and Chief Executive Officer of Glass Mountain, positions he has held since 2009, Mr. Nuzzo appointed a President and Executive Vice President to lead Glass Mountain’s day to day operations in 2019. In early 2017, Mr. Nuzzo successfully launched a near shore BPO, CenterCom in Central America. Mr. Nuzzo believes CenterCom will give all clients a near shore option that will drive down costs and build efficiencies.

David C. Ansani – Secretary and Chief Administrative Officer – Mr. Ansani has been Chief Administrative Officer since August 2017 and was a Director from August 2017 until February 2021. He was also appointed Secretary of the Company in February 2019. From 2010 to the present date, he has served as Chief Compliance Officer/Human Resources Officer/In-House Counsel for Glass Mountain Capital, LLC, the Accounts Receivable Management company purchased by Mr. Nuzzo in 2009. In this capacity, he reviews and evaluates compliance issues and concerns within the organization. The position ensures that management and employees are in compliance with applicable laws, rules and regulations of regulatory agencies (FDCPA, TCPA, GLB, CFPB, etc.); that company policies and procedures are being followed; and that behavior in the organization meets the company’s standards of conduct. Mr. Ansani received his B.A. and MBA from the University of Chicago, and J.D. from the Chicago-Kent College of Law.

Anthony Evers – Chief Financial Officer – Mr. Evers has been the Chief Financial Officer of the Company since May 1, 2020. Prior to joining the Company, Mr. Evers served as Chief Financial Officer for Vista Health System from October 2019 to March 2020. Between June 2019 and October 2019, Mr. Evers served as CFO of Santa Cruz Valley Regional Hospital. Between 2015 and 2019, Mr. Evers served as CFO and CIO of KSB Hospital. Prior to that, he served as CFO of various organizations, including Norwegian American Hospital and Horizon Homecare and Hospice. During his career, Mr. Evers has been the financial lead in over 20 merger and divesture transactions ranging from a single physician practice to multi-entity nursing homes. Throughout his career, Mr. Evers has served on numerous boards of directors, including Wheaton Franciscan Healthcare, Covenant Healthcare, All Saints Health System, Rogers Hospital, and the Animal Shelter in Beaver Dam WI. He has also served as a member of the Dixon Illinois Chamber of Commerce. Mr. Evers has also served as the audit and finance committee chair at several of these organizations. Mr. Evers obtained his Bachelor of Business Administration in Finance and Master of Science in Accounting from University of Wisconsin-Whitewater. Mr. Evers also successfully obtained his Certified Public Accountant and Certified Internal Auditor credentials.

Carter Matzinger – Chief Strategic Officer - Mr. Matzinger is the Chief Strategic Officer of LogicsIQ, a wholly owned subsidiary of the Company and served as Chief Executive Officer and Chief Financial Officer of the Company from April 2015 to July 2017. Mr. Matzinger was a Director of the Company from April 2015 to February 2021. He has over 18 years of diverse experience including working with many Fortune 500 companies including: The Limited, CompuServe, Goodyear Tire, and Amoco. For the past nine years, Mr. Matzinger has worked in the field of online marketing and has specialized in building large affiliate networks. He works closely with online advertisers and advertising networks to expand the reach of profitability of the Company. His experience in search engine optimization, list management, and pay-per-click advertising provides a vast network of relationships and industry expertise. Mr. Matzinger is the co-founder and President of Blvd Media Group, LLC (now Surge Blockchain, LLC), and KSIX LLC. Mr. Matzinger is a graduate of the University of Utah in 1997 B.A. in Business Administration.

David N. Keys - Director - Mr. Keys has been a director of the Company since July 2019. Mr. Keys began his career with Deloitte serving in the audit group in the Las Vegas and New York City executive offices. David was the Executive Vice President, CFO and member of the executive committee of the Board of Directors of American Pacific, a chemical company that was publicly traded on the NASDAQ for the entirety of the time he was a director and executive officer. Since 2004, Mr. Keys has been an independent financial and operations consultant. Mr. Keys currently serves as Chairman of the Board and Audit Committee of RSI International Systems Inc. (TSXV: RSY), and on the Board of private companies, including Prosetta Biosciences Inc., Akonni Biosystems Inc., Walker Digital Table Systems, LLC, and Coast Flight Training and Management Inc. He previously served on the Boards of Directors of AmFed Financial Inc., Norwest Bank of Nevada and Wells Fargo Bank of Nevada. Mr. Keys also served on the Advisory Board of Directors of FM Global, a leading provider of property and casualty insurance. Mr. Keys is a Certified Public Accountant (CPA), Certified Valuation Analyst (CVA), Certified Management Accountant (CMA), Chartered Global Management Accountant (CGMA), Certified Information Technology Professional (CITP), Certified in Financial Forensics (CFF), and Certified in Financial Management (CFM). David is a member of the National Roster of Neutrals of the American Arbitration Association. He received a Bachelor of Science in accounting from Oklahoma State University.

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David May – Director – Mr. May has been a director of the Company since February 2021. Mr. May has been a banking professional since 1994. Throughout his career, he has established himself as one of the leading convenience store and convenience store wholesaler financiers in the Mid-South through his cultivation of personal relationships and service to members of this close-knit community. David has been Senior Vice President of Commercial Banking since 2007 with Landmark Community Bank, a Memphis based commercial bank with over a billion dollars in assets with offices in the Memphis and Nashville, Tennessee markets. He has been a bank officer for both community banks and large regional banks over his 27-year banking career. David is a graduate of the Southeastern School of Commercial Banking at Vanderbilt University and, in the past, served as Chairman of the Board for seven years for The Agency for Youth and Family Development, a residential treatment facility for adolescent males. He is also a founding owner of Global Defense Specialists, a military aircraft fleet sustainment company specializing in Lockheed F-16’s and C-130’s and Northrop F-5 jet fighters.

Jay Jones – Director – Mr. Jones has been a director of the Company since February 2021. During his nearly 30-year career in the telecom industry, Jay Jones has been involved in all facets of the business, including network engineering, application development, corporate development, management of mid-size organizations, product development, business operations, and strategy. He is currently CEO of 321 Communications Inc, a competitive local exchange carrier and wireless mobile virtual network operator providing telecom services to residential and business customers. Jay serves as an executive consultant to Paricus LLC, a business process outsourcing company that provides call center services, software development, and other telecom related services and has offices in Colombia and the United States. He is co-founder of software development companies Unavo Inc. and Kavocky Group, where his role is focused on strategic business strategies while also working closely with both companies’ partners to assess new investment opportunities.

None of the above directors and executive officers has been involved in any legal proceedings as listed in Regulation S-K, Section 401(f), except as follows:

On November 20, 2018, the Oklahoma Corporation Commission (the “OCC”) entered a Final Order Approving Consent Decree (the “Order”) regarding the operations of True Wireless Inc. (our wholly owned subsidiary) as a wireless telecommunications provider in Oklahoma. This Order finalized a settlement resolving violations of the OCC’s rules governing the marketing of subsidized wireless telecommunications services from mobile locations (i.e., other than from brick-and-mortar locations). As part of that settlement, True Wireless agreed to restructure its management team to shift regulatory compliance and managerial responsibilities to other persons whose focus is on the day-to-day operations of True Wireless. As of December 7, 2018, Mr. Cox had resigned as an officer, director and manager of True Wireless. Mr. Cox is not an employee of True Wireless and does not participate in any of our or its subsidiaries’ operations in Oklahoma. Mr. Cox was expressly permitted by the settlement to remain as CEO of the Surge Holdings, Inc. (now known as SurgePays, Inc.), the parent of True Wireless.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition, Committees, and Independence

Audit Committee. We have established an audit committee consisting of David N. Keys, David May, and Jay Jones. Mr. Keys is chairman of the audit committee and he qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review its accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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Compensation Committee. We have established a compensation committee consisting of David N. Keys, David May, and Jay Jones. Mr. May is chairman of the compensation committee.

In considering and determining executive and director compensation, the compensation committee reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to our officers. The compensation committee also determines and approves any non-cash compensation paid to any employee. We do not engage any compensation consultants to assist in determining or recommending the compensation to our officers or employees.

Nominating and Corporate Governance Committee. We have established a nominating and corporate governance committee consisting of David N. Keys, David May, and Jay Jones. Mr. Jones is chairman of the nominating and corporate governance committee.

The responsibilities of the nominating and corporate governance committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The nominating and corporate governance committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the nominating and corporate governance committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to each officer, director, and employee of the Company. The full text of our Code of Business Conduct and Ethics will be posted on our website at www.surgepays.com. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Term of Office

Our directors are appointed at the annual meeting of shareholders and hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal in accordance with our bylaws. Our officers are appointed by the Board and hold office until the annual meeting of the Board next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish us with copies of all reports filed by them in compliance with Section 16(a). To our knowledge, based solely on a review of reports furnished to it, our officers, directors and ten percent holders have made the required filings.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for our Chief Executive Officer and all other of our executive officers and any of our employees whose cash compensation exceeded $100,000 for the years ended December 31, 2020 and 2019.

	Annual Compensation				Long-Term Compensation(3)
Name and					Restricted	Securities
Principal		Salary	Bonus	Other Annual	Stock	Underlying	Total
Position	Year	(1)	(2)	Compensation	Awards	Options	Compensation

Carter Matzinger	2020	$122,738	$60,000	$4,471	$—	$—	$187,209
Chief Strategic Officer	2019	$122,738	$2,500	$2,679	$—	$—	$127,917

Kevin Brian Cox	2020	$250,000	$—	$30,727	$—	$—	$280,727
CEO and Director	2019	$67,708	$—	$26,524	$—	$—	$94,232

David C. Ansani	2020	$250,979	$—	$11,587	$—	$—	$262,566
Chief Administrative Officer	2019	$212,658	$—	$12,831	$—	$—	$225,489

Anthony Evers(4)	2020	$225,092	$—	$12,033	$—	$—	$237,125
CFO	2019	$—	$—	$—	$—	$—	$—

Anthony P. Nuzzo	2020	$323,333	$—	$21,698	$—	$—	$345,031
President and Director	2019	$55,208	$—	$11,738	$—	$—	$66,946

(1)	Management base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by our management.

(2)	Salaries listed do not include annual bonuses to be paid based on profitability and performance. These bonuses will be set, from time to time, by a disinterested majority of our Board of Directors. No bonuses will be set until such time as the aforementioned occurs.

(3)	We plan to adopt an Equity Incentive Plan (the “Incentive Plan”) for both management and strategic consultants following the Offering and intends to seek stockholder approval of the Incentive Plan. The Incentive Plan is expected to include incentive stock options, non-qualified stock options, or stock bonuses. In addition, we anticipate executing long-term employment contracts with both senior management and strategic contractors, along with other members of the future management team, during the 2021 calendar year. It is anticipated these management agreements will contain compensation terms that could include a combination of cash salary, annual bonuses, insurance and related benefits, matching IRA contributions, restricted stock awards based upon longevity and management incentive stock options.

(4)	Mr. Evers joined us as Chief Financial Officer effective May 1, 2020.

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Equity Incentive Plan

We plan to adopt the Incentive Plan to authorizes the issuance of up to 1,663,700 post reverse split shares of Common Stock pursuant to options or shares of Common Stock granted pursuant to the Incentive Plan. The terms and conditions of any options granted, and the terms and conditions of any stock issued, including the price of the shares of Common Stock issuable on the exercise of vested options, will be governed by the provisions of the Incentive Plan and any agreements with the Incentive Plan participants.

Pursuant to the Incentive Plan, awards may be in the form of Incentive Stock Options, Non-Qualified Stock Options, or Stock Bonuses.

Incentive Stock Options

All of our employees will be eligible to receive Incentive Stock Options pursuant to the Incentive Plan as may be determined by the Compensation Committee which, once established, will administer the Incentive Plan.

Options granted pursuant to the Incentive Plan terminate at such time as may be specified when the option is granted.

The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may receive options which are first exercisable in any calendar year may not exceed $100,000.

In the discretion of the Compensation Committee, once established, options granted pursuant to the Incentive Plan may include instalment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Compensation Committee may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of our Common Stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Incentive Plan be exercisable by its terms after the expiration of ten (10) years from the date of grant.

Non-Qualified Stock Options

Our employees, directors and officers, and consultants or advisors will be eligible to receive Non-Qualified Stock Options pursuant to the Incentive Plan as may be determined by our Compensation Committee which, once established, will administer the Incentive Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our Common Stock.

Options granted pursuant to the Incentive Plan shall terminate at such time as may be specified when the option is granted.

In the discretion of the Compensation Committee options granted pursuant to the Incentive Plan may include instalment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Compensation Committee may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

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Stock Bonuses

Our employees, directors and officers, and consultants or advisors will be eligible to receive a grant of our shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our Common Stock. The grant of the shares rests entirely with our Compensation Committee which, once established, will administer the Incentive Plan. It will also be left to the Compensation Committee to decide the type of vesting and transfer restrictions which will be placed on the shares.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date

None.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

None.

Employee Pension, Profit Sharing or other Retirement Plan

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Executive Officers

Effective May 1, 2020, we began to compensate Mr. Anthony Evers, our Chief Financial Officer, an annual salary of $270,000 paid in accordance with our standard employee payroll practices. We also paid the full cost of Mr. Evers’ health insurance premiums.

Effective August 20, 2020, we began to compensate Mr. Kevin Brian Cox, our Chief Executive Officer and Chairman of the Board, an annual salary of $750,000 paid in accordance with our standard employee payroll practices. We also provide Mr. Cox with a monthly car allowance of $1,800.

Effective August 20, 2020, we began to compensate Mr. Anthony P. Nuzzo, our President, Chief Operating Officer and a member of the Board, an annual salary of $550,000 paid in accordance with our standard employee payroll practices. We also provided Mr. Nuzzo with a monthly car allowance of $1,800.

Our Company’s executive compensation plan is based on attracting and retaining qualified professionals which possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

As a growth stage Company with a plan of action of both vertical and horizontal industry acquisitions (and potential retention of management of acquired businesses), the main elements of compensation packages for executives shall consist of a base salary, stock options under the proposed plan discussed above under this section, and bonuses (cash and/or equity) based upon performance standards to be negotiated.

As we continue to grow, both through acquisition or through revenue growth from existing business interests, and financial conditions improve, these base salaries, bonuses, and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility to us.

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Compensation of Directors

We did not make any equity or other compensation payments to non-employee director during fiscal 2020.

On July 17, 2019, we entered into a Director Agreement with David N. Keys (the “Keys Director Agreement”) whereby Mr. Keys is to be reimbursed for (i) all reasonable out-of-pocket expenses incurred in attending any in-person meetings; and (ii) any costs associated with filings required to be made by Mr. Keys in regard to any beneficial ownership of securities.

In conjunction with the Keys Director Agreement, we entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Keys. The Indemnification Agreement indemnifies to the fullest extent permitted under Nevada law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by Mr. Keys in his capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Mr. Keys in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreement, Mr. Keys is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by Mr. Keys in respect of any claim as which he shall have been adjudged liable to us, unless the court having jurisdiction rules otherwise. The Indemnification Agreement provides for indemnification of Mr. Keys during his directorship and for a period of six (6) years thereafter.

Other than as provided above with respect to the Keys Director Agreement and the Indemnification Agreement, at the time of this filing, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to our Board of Directors. We plan to put in place an industry standard director compensation package during the fiscal year 2021.

On February 11, 2021, David C Ansani and Carter Matzinger resigned from the Board of Directors of SurgePays, Inc. Neither Mr. Matzinger’s nor Mr. Ansani’s resignations were due to any disagreements with the Company on any of the Company’s operations, policies or practices. On February 23, 2021, Jay Jones and David May were appointed to the Board of Directors. There are no family relationships between either Mr. May or Mr. Jones and any director or other executive officer of the Company, nor are there any transactions to which the Company was or are a participant and in which either Mr. May or Mr. Jones have a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. May or Mr. Jones and any other person pursuant to which they were selected as members of the Board. Mr. May and Mr. Jones will both enter into compensatory arrangements with the Company at a later date.

Change of Control

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of us.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of November 1 ,2021 and following the closing of this offering, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right, and the conversion of preferred stock. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: 3124 Brother Blvd, Suite 410, Bartlett, TN 38133.

	Before the Offering(2)		After the Offering
Name of Beneficial Owner(1)	Total Common Stock Shares Beneficially Owned	% of Common Stock Class(2)	Total Common Stock Shares Beneficially Owned		Voting % of Common Stock Class(3)	Total % of Voting Capital Stock (3)

Directors and Executive Officers:

Kevin Brian Cox	537,536	16.42%	4,139,370	(4)	33.77%	41.99%
Anthony Evers (5)	7,271	* %	7,271		*	*
Anthony P. Nuzzo	51,981	1.59%	411,981	(6)	3.36%	2.77%
David C. Ansani (7)	140	* %	140		*	*
Carter Matzinger	11,320	*	231,160	(8)	1.89%	4.92%
David A May	14,170	*	14,170		*	*
David N. Keys	5,377	*	5,377		*	*
All Directors and Executive Officers as a Group (7 persons)	627,795	19.18%	4,809,469		39.24%	49.87%

5% Shareholders:
Sidney J. Lorio Jr. & Gloria D Lorio (9)	196,988	5.11%	196,988		*	*

*	Less than one (1) percent

(1)	The person named in this table has sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned.

(2)	Based on 3,276,790 shares of Common Stock outstanding as of November 1, 2021.

(3)	Based on: (1) 4,600,000 shares to be issued in connection with this offering; (ii) 3,607,980 shares to be issued as a result of the conversion of all Series C Preferred Stock shares outstanding; (iii) 561,758 shares to be issued to Kevin Brian Cox, our Chief Executive Officer and Chairman, as a result of related party notes payable conversion of $2,415,560 in principal and accrued interest owed to SMDMM Funding, LLC, an entity solely controlled by Mr. Cox (“SMDMM”); and (iv) 200,000 shares to be issued upon the completion of this offering to consultants and other professional.

(4)	Includes (i) 3,016,820 shares to be issued to Mr. Cox pursuant to the conversion of all of the outstanding Series “C” preferred shares; (ii) 561,758 shares to be issued as a result of related party notes payable conversion of $2,415,560 in principal and accrued interest.

(5)	Shares are held in Mr. Evers’ IRA.

(6)	Includes 360,000 shares to be issued to Mr. Nuzzo pursuant to the conversion of all of the outstanding Series “C” preferred shares.

(7)	Shares are held in Mr. Ansani’s IRA.

(8)	Includes 231,160 shares to be issued to Mr. Matzinger pursuant to the conversion of all of the outstanding Series “C” preferred shares.

(9)	With an address at: 2116 Parkwood Drive, Bedford, TX 76021.

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of us.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

●	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We presently occupy space at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133. This building is owned by an entity owned by Mr. Cox, our CEO and Chairman and the controlling shareholder of the Company. Axia Management, LLC (“Axia”) is also owned by Mr. Cox.

For the years ended December 31, 2020 and 2019, outsourced management services fees of $0 and $1,020,000, respectively, were paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the consolidated statements of operations. Axia is owned by the Company’s Chief Executive Officer.

At December 31, 2020 and 2019, the Company had trade payables to Axia of $373,012 and $666,112, respectively.

For the years ended December 31, 2020 and 2019, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $218,334 and $704,683, respectively. These costs are included in Cost of revenue in the consolidated statements of operations. The Company’s Chief Executive Officer is a minority owner of 321 Communications.

At December 31, 2020 and 2019, the Company had trade payables to 321 Communications of $25,336 and $140,923, respectively.

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the year ended December 31, 2020 and 2019 were $2,821,925 and $2,384,780, respectively, and are included in Cost of revenue in the consolidated statements of operations. The Company owns 40% of CenterCom and the Company’s President has a 50% interest in CenterCom.

At December 31, 2020 and 2019, the Company had trade payables to CenterCom Global of $1,252,331 and $282,159, respectively.

In October 2021 CenterCom agreed to forgive $429,010.11 of accounts payable owed by SurgePays to Centercom.

We contracted with Glass Mountain BPO, S.A. de C.V. (“GMBPO”) on January 1, 2021, to provide comprehensive services related to customer service calls, email, chat and texting services, development and infrastructure support, social media and general support. The services provided by GMBPO are billed on an hourly basis. Mr. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in GMBPO.

On January 26, 2021, we entered into a shared services agreement (“Shared Services Agreement”) by and among us, our subsidiaries (collectively, the “SurgePays Parties”), and LogicsIQ and LogicsIQ’s subsidiaries (collectively, the “LogicsIQ Parties”). Pursuant to the Shared Services Agreement, the SurgePays Parties will provide the LogicsIQ Parties with general and administrative services, including treasury, compliance, communications and human resource services. Pursuant to the Shared Services Agreement, the LogicsIQ Parties will reimburse the SurgePays Parties for all expenses and out of pocket costs incurred by the SurgePays Parties and will pay the SurgePays Parties for the resources and overhead support used to provide the services.

On January 22, 2021, LogicsIQ and SurgePays entered into a Unit Purchase Agreement, pursuant to which SurgePays transferred 100% of the outstanding equity in KSIX, LLC, a Nevada limited liability company (“KSIX”), to LogicsIQ in exchange for $10.00 (the “KSIX Agreement”). The KSIX Agreement contained standard covenants, terms, and warranties from each party in the KSIX Agreement.

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On January 22, 2021, LogicsIQ and SurgePays entered into a Unit Purchase Agreement, pursuant to which SurgePays transferred to LogicsIQ 100% of the outstanding equity in Digitize IQ, LLC (“Digitize IQ”), an Illinois limited liability company in exchange for $10.00 (the “DQ Agreement”). The DQ Agreement contained standard covenants, terms, and warranties from each party in the DQ Agreement.

See Note 7 to our Consolidated Financial Statements for long-term debt due to related parties.

As of June 30, 2021, the Company owed the following amounts to Mr. Cox and Mr. Nuzzo:

	1	2
	Note Payable	Note Payable
Terms	Related Party	Related Party

Issuance dates of notes	Various	May 2020/January 2021
Maturity date	December 27, 2021/August 15, 2022 and due on demand	March 2021 and due on demand
Interest rate	6% - 15%	15%
Collateral	Unsecured	Unsecured
Conversion price	N/A	N/A

			Total

Principal	$5,401,940	$210,500	$5,612,440

Balance - December 31, 2019	2,205,440	-	2,205,440
Gross proceeds	1,136,500	147,500	1,284,000
Balance - December 31, 2020	3,341,940	147,500	3,489,440
Gross proceeds	2,060,000	63,000	2,123,000
Repayments	-	(63,000)	(63,000)
Balance - June 30, 2021	$5,401,940	$147,500	$5,549,440

1	Activity is with the Company’s Chief Executive Officer and Board Director (Kevin Brian Cox). These balances consist of various loans at varying interest rates. Advances received in 2019 and prior have maturity dates, whereas advances received after 2019 are due on demand.

2	Activity is with the Company’s President, Chief Operating Officer and Board Director (Anthony Nuzzo). In 2021, the Company received advances of $63,000 in the quarter ended March 31, 2021, which were repaid in the quarter ended March 31, 2021 (this related to the January 2021 note). The remaining outstanding amount of $147,500 is due on demand.

Mr. Cox has agreed to the conversion of $2,415,560 in principal and accrued interest of the related party notes owed by the Company to him into 561,758 shares at the closing of this offering.

Director Independence

Our Common Stock is currently quoted on the OTCQB. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions); or

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

We periodically review the independence of each director. Pursuant to this review, our directors and officers, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and us. If any transactions or relationships exist, we then consider whether such transactions or relationships are inconsistent with a determination that the director is independent. At this time the Board has determined that Mr. Keys, Mr. May, and Mr. Jones all qualify as independent directors.

Disclosure of SEC Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

As of November 1, 2021, we were authorized to issue 500,000,000 shares of Common Stock, $0.001 par value, 13,000,000 shares of Series A preferred stock, $0.001 par value, and 1,000,000 shares of Series C preferred stock, $0.001 par value.

Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of November 1, 2021, there were 3,276,790 shares of Common Stock issued and outstanding.

Warrants being offered in this offering

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and VStock Transfer, LLC (the “Warrant Agent”), and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant.

The Warrants issued in this offering entitle the registered holder to purchase Common Stock at a price equal to $4.73 per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, three (3) years after the closing of this offering.

The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

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Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is three (3) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the Warrants is $4.73 (110% of public offering price of the Units). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Warrants. As to any fraction of a share of Common Stock which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share of Common Stock.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive Common Stock. After the issuance Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

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Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board filed a Certificate of Designation with the Nevada Secretary of State which designated 100,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to common stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of Common Stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each ten Series “A” Preferred Shares can be converted into one share of Common Stock at the option of the holder.

Series “C” Convertible Preferred Stock

We will affect a conversion of all Series “C” Preferred Stock following the effective date but prior to the closing of the offering.

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

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The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of common stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Share can be converted into two hundred fifty (250) shares of common stock at the option of the holder.

Following the effective date but prior to the closing of the offering, the Company will convert the 721,596 shares of Series “C” outstanding into 3,607,980 shares of Common Stock.

Stock Warrants (not reverse stock split adjusted)

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2019	2,012,500	$0.43
Exercisable – December 31, 2019	2,012,500	$0.43
Granted	984,284	$0.48
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2019	6,849,635	$0.71
Granted	3,116,230	$0.53
Exercised	-	$-
Forfeited/Cancelled	(250,000)	$-
Outstanding – December 31, 2020	9,715,865	$0.65
Exercisable – December 31, 2020	9,715,865	$0.6

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Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 – 3.00	9,715,865	1.52 years	$0.65	9,715,865	$0. 65

At December 31, 2020 the total intrinsic value of warrants outstanding and exercisable was $0.

As discussed in Note 9, during the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants.

On February 15, 2019, the Company executed a consulting agreement with a third party for professional services. Upon execution of the agreement, the Company agreed to issue 100,000 warrants to purchase the Company’s Common Stock with an exercise price of $3.00 per share, a term of 3 years, and immediate vesting. In addition, the consultant is eligible to receive 150,000 warrants upon achievement of certain milestones as discussed in the agreement. The 250,000 warrants have an aggregated fair value of approximately $30,782 that was calculated using the Black-Scholes.

For the year ended December 31, 2020, when computing fair value of share-based payments, the Company has considered the following variables:

December 31, 2019
Risk-free interest rate	2.50%
Expected life of grants	3 years
Expected volatility of underlying stock	168.71%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

The Company did not issue any warrants as compensation for services during the year ended December 31, 2020.

During the year ended December 31, 2020 and 2019, the Company recorded total stock-based compensation expense related to the warrants of $0 and $33,700, respectively. The unrecognized compensation expense at December 31, 2020 was approximately $0.

As of June 30, 2021, and December 31, 2020, there were 21,380,865 and 9,715,865 warrants outstanding, respectively.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require us to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

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The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of Common Stock, or the availability for future sale of shares of Common Stock, will have on the market price of shares of our Common Stock prevailing from time to time. Future sales of substantial amounts of our Common Stock in the public market or the perception that such sales might occur may adversely affect market prices prevailing from time to time. Furthermore, there may be sales of substantial amounts of our Common Stock in the public market after the existing legal and contractual restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future. See “Risk Factors—Risks Associated with our Common Stock— Substantial Future Sales of Shares of Our Common Stock in The Public Market Could Cause Our Stock Price To Fall.”

Based on the number of shares of Common Stock outstanding as of November 1, 2021, after giving pro forma effect to the closing of this offering we will have 12,246,528 shares of Common Stock outstanding, assuming (1) no exercise of the underwriter’s option to purchase additional shares of Common Stock and (2) no exercise of outstanding options or warrants. Of those shares, all of the 4,600,00 shares sold in this offering will be freely tradable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our Common Stock or warrants.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

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●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our Common Stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our Common Stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our Common Stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our Common Stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Common Stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. Holder of our Common Stock or warrants. For purposes of this discussion, you are a U.S. Holder if, for U.S. federal income tax purposes, you are a beneficial owner of our Common Stock or warrants, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

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●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. Holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. Holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. Holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of Common Stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our Common Stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more Common Stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of Common Stock would be treated for U.S federal income tax purposes in the same manner as distributions on our Common Stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its Common Stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. Holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains, or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

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Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. Holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. Holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. Holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. Holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of Common Stock generally will not be a taxable event for the exercising U.S. Holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. Holder will have a tax basis in the shares of Common Stock received on exercise of a warrant equal to the sum of the U.S. Holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. Holder generally will have a holding period in shares of Common Stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a Non-U.S. Holder of our Common Stock or warrants. A “non-U.S. Holder” is a beneficial owner of our Common Stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. Holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a Non-U.S. Holder holds our Common Stock or warrants through a financial institution or other agent acting on the non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a Non-U.S. Holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) are generally exempt from such withholding tax if the Non-U.S. Holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the Non-U.S. Holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. Holders, net of certain deductions and credits. In addition, dividends received by a corporate Non-U.S. Holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

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Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or the non-U.S. Holder’s holding period for, our Common Stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our Common Stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such Common Stock will be treated as U.S. real property interests only if the Non-U.S. Holder actually or constructively held more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or the non-U.S. Holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market (as defined by applicable Treasury regulations), a warrant will not be treated as a U.S. real property interest with respect to a Non-U.S. Holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of five percent of all our Common Stock.

If the Non-U.S. Holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. Holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our Common Stock or warrants made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of 24% unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. The withholding provisions under FATCA generally apply to dividends paid by us. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock or warrants.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock or warrants, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim”), as underwriter, with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell such underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares of Common Stock	Number of Warrants
Maxim Group LLC	4,600,000	4,600,000

Total	4,600,000	4,600,000

The underwriting agreement provides that the obligation of such underwriter to pay for and accept delivery of the securities offered by this prospectus is subject to the approval of certain legal matters by its legal counsel and certain other conditions. Such underwriter is obligated to take and pay for all of the securities if any of the securities are taken. Such underwriter is not, however, required to take or pay for securities covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus to purchase up to 690,000 additional shares of Common Stock and/or up to an additional 690,000 Warrants on the terms set forth in this prospectus, respectively, to cover over-allotments, if any, of the securities offered by this prospectus.

Discount, Commissions and Expenses

Maxim has advised us that it will offer the Units to the public at the price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.1505 per Unit. After this offering, the public offering price, concession and reallowance to dealers may be changed by such underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Units offered by such underwriter are subject to receipt and acceptance by it and is subject to such underwriter’s right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of the over-allotment option:

	Per Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option

Public offering price	$4.30	$19,780,000		$22,747,000
Underwriting discounts and commissions (7%)	$0.30	$1,380,000		$1,587,000
Proceeds to us, before fees and expenses	$4.00	$18,400,000		$21,160,000
Non-Accountable expense allowance (1%)	$0.043	$197,800		$227,470
Printing, transfer agent, warrant agent, etc.	$-	$180,000	$
Net Total Proceeds	$3.957	$18,022,200		$20,932,530

We have also agreed to reimburse such underwriter for certain out-of-pocket expenses, including “road show” expenses, out of pocket due diligence expense and fees of such underwriter’s counsel (not to exceed $110,000 in the aggregate).

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Underwriters Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of 230,000 shares of Common Stock (5% of the shares of Common Stock included in the Units sold in this offering). The warrants are exercisable at $4.73 per share (110% of the public offering price) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Right of First Refusal

We have also granted the underwriter a right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for any future public or private equity or debt offering, including equity-linked offerings, by us for the eighteen-month period following the closing of the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of six months following the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our Common Stock or any securities convertible into or exchangeable such Common Stock either owned as of the date of this prospectus or thereafter acquired without the prior written consent of Maxim. Such underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, Maxim may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by such underwriter of shares in excess of the number such underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

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●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock and warrants or preventing or retarding a decline in the market price of the Common Stock or warrants. As a result, the price of our Common Stock and warrants may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter may make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and any selling group members may engage in passive market making transactions in our Common Stock and warrants on the Exchange in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of our Common Stock and warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by Maxim. Other than this prospectus in electronic format, the information on any selling group member’s website and any information contained in any other website maintained by such underwriter, selling group member or their affiliates is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or such underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

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This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ-$$-Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it, or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the Allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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TRANSFER AGENT AND REGISTRAR

The transfer agent of our Common Stock is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain other legal matters will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York, in connection with this offering. Certain attorneys of Lucosky Brookman LLP will be issued shares of our Common Stock at the completion of this offering equal to less than 1% of our shares of Common Stock outstanding.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of Rodefer Moss & Co, PLLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

The SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: SurgePays, Inc., Attn: Office of the Corporate Secretary, 3124 Brother Blvd, Suite 410, Bartlett, TN 38133. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://www.surgepays.com/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. The inclusion of our website address in this prospectus is only as an inactive textual reference.

74

SurgePays, Inc.

75

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

SurgePays, Inc. & Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SurgePays, Inc. & Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred losses for 2020 and 2019, and at December 31, 2020 had an accumulated deficit and negative working capital. Further, in March of 2020 the World Health Organization declared COVID-19 a pandemic. COVID-19 could disrupt the economy, the Company’s supply chain, and access to capital sources thus adversely affecting the Company’s ability to continue its operations. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result should management be unable to successfully implement its plan. Our opinion is not modified with respect to this matter.

/s/ Rodefer Moss & Co, PLLC

We have served as the Company’s auditor since 2017

Brentwood, Tennessee

March 31, 2021

F-1

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$673,995	$346,040
Accounts receivable, less allowance for doubtful accounts of $116,664 and $774,841, respectively	180,499	3,056,213
Note receivable	—	14,959
Lifeline revenue due from USAC	212,621	60,790
Inventory	178,309	—
Prepaid expenses	5,605	96,883
Total current assets	1,251,029	3,574,885

Property and Equipment, less accumulated depreciation of $105,484 and $38,656, respectively	236,810	294,616
Intangible assets less accumulated amortization of $1,627,779 and $519,404, respectively	4,125,742	4,769,117
Goodwill	866,782	866,782
Investment in Centercom	414,612	203,700
Operating lease right of use asset, net	368,638	210,816
Other long-term assets	61,458	66,457
Total assets	$7,325,071	$9,986,373

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses - others	$5,589,547	$3,637,577
Accounts payable and accrued expenses - related party	1,753,837	998,517
Credit card liability	383,073	449,158
Deferred revenue	443,300	38,040
Derivative liability	1,357,528	190,846
Operating lease liability	210,556	90,944
Line of credit	912,870	912,870
Debt – related party	2,369,000	—
Notes payable and current portion of long-term debt, net	2,283,950	736,172
Total current liabilities	15,303,661	7,054,124

Long-term debt less current portion – related party	1,120,440	2,205,440
Operating lease liability – net	155,167	119,872
Trade payables - long term	854,868	869,868
Notes payable and long-term portion of debt - net	616,901	—
Convertible promissory notes payable - net	—	4,436,684
Total liabilities	$18,051,037	$14,685,988

Commitments and contingencies

Stockholders’ deficit:

Series A preferred stock: $0.001 par value; 100,000,000 shares authorized; 13,000,000 and 13,000,000 shares issued and outstanding at December 31, 2020 and 2019, respectively	13,000	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 and 721,598 shares issued and outstanding at December 31, 2020 and 2019, respectively	722	722
Common Stock: $0.001 par value; 500,000,000 shares authorized; 127,131,210 shares and 102,193,579 shares issued and outstanding at December 31, 2020 and 2019, respectively	127,131	102,193
Additional paid in capital	10,725,380	6,055,042
Accumulated deficit	(21,592,199)	(10,870,572)
Total stockholders’ deficit	(10,725,966)	(4,699,615)
Total liabilities and stockholders’ deficit	$7,325,071	$9,986,373

See accompanying notes to consolidated financial statements

F-2

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Year Ended December 31,
	2020	2019

Revenue	$54,406,788	$25,742,941

Cost and expenses
Cost of revenue (exclusive of depreciation and amortization)	51,938,111	22,623,521
Selling, general and administrative	12,614,345	10,887,448
Total costs and expenses	64,552,456	33,510,969

Operating loss	(10,145,668)	(7,768,028)

Other income (expense):
Interest expense	(3,383,996)	(227,016)
Derivative expense	(566,789)	—
Change in fair value of derivative liability	577,936	4,013
Gain on investment in Centercom	210,912	25,192
Gain/(loss) on settlement of liabilities	2,575,978	(481,187)
Other income	10,000	—
Total other income (expense)	(575,959)	(678,998)

Net loss before provision for income taxes	(10,721,627)	(8,447,026)

Provision for income taxes	—	—

Net loss	$(10,721,627)	$(8,447,026)

Net loss per Common Stock shares, basic and diluted	$(0.10)	$(0.09)

Weighted average Common Stock shares outstanding – basic and diluted	106,720,836	96,186,742

See accompanying notes to consolidated financial statements.

F-3

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Deficit

	Series A Preferred		Series C Preferred		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2019	13,000,000	$13,000	643,366	$643	88,046,391	$88,047	$333,623	$(2,423,546)	$(1,988,233)

Issuance of Common Stock and warrants for services rendered	-	-	-	-	666,000	666	328,908	-	329,574

Issuance of Common Stock for settlement of accounts payable	-	-	-	-	875,000	875	506,625	-	507,500

Issuance of Common Stock and warrants with debt	-	-	-	-	100,000	100	119,960	-	120,060

Sale of Common Stock and warrants	-	-	-	-	9,172,855	9,172	3,201,328	-	3,210,500

Issuance of Common Stock for asset purchase	-	-	-	-	3,333,333	3,333	996,667	-	1,000,000

Issuance of Series C Preferred Stock for investment in Centercom	-	-	72,000	72	-	-	178,436	-	178,508

Issuance of Series C Preferred Stock for conversion of related party advances	-	-	6,232	7	-	-	389,495	-	389,502

Net income	-	-	-	-	-	-	-	(8,447,026)	(8,447,026)

Balance, December 31, 2019	13,000,000	13,000	721,598	722	102,193,579	102,193	6,055,042	(10,870,572)	(4,699,615)

Issuance of Common Stock and options for services rendered	-	-	-	-	86,000	86	182,882	-	182,968

Sale of Common Stock and warrants	-	-	-	-	5,678,174	5,678	1,062,822	-	1,068,500

Issuance of Common Stock and warrants with debt recorded as debt discount	-	-	-	-	2,892,000	2,892	990,888	-	993,780

Shares issued for conversion of debt	-	-	-	-	13,426,698	13,427	2,271,613	-	2,285,040

Make whole Common Stock issued pursuant to SPA	-	-	-	-	3,980,711	3,981	373,511	-	377,492

Issuance of Common Stock for modification of debt	-	-	-	-	480,000	480	67,170	-	67,650

Issuance of Common Stock for an acquisition	-	-	-	-	775,000	775	219,071	-	219,846

Repurchase of shares for cash	-	-	-	-	(2,380,952)	(2,381)	(497,619)	-	(500,000)

Net loss	-	-	-	-	-	-	-	(10,721,627)	(8,447,026)
Balance, December 31, 2020	13,000,000	$13,000	721,598	$722	127,131,210	$127,131	$10,725,380	$(21,592,199)	$(10,725,966)

See accompanying notes to consolidated financial statements

F-4

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2020	2019

Operating activities
Net loss	$(10,721,627)	$(8,447,026)
Adjustments to reconcile net income loss to net cash used in operating activities:
Depreciation and amortization	1,173,369	227,322
Amortization of right of use assets	197,381	55,608
Amortization of debt discount	2,016,764	68,764
Stock-based compensation	182,968	329,574
Change in fair value of derivative liability	(577,936)	(4,013)
Derivative expense	566,789	-
Bad debt expense	1,750,239	977,792
Accrued interest on note receivable	-	(38,471)
(Gain) loss on settlement of liabilities	(2,644,960)	474,953
Gain on equity investment in Centercom	(210,912)	(25,192)
Changes in operating assets and liabilities:
Accounts receivable	1,146,611	(3,599,534)
Lifeline revenue due from USAC	(151,831)	790,176
Customer phone supply	-	1,356,701
Inventory	(178,309)	-
Prepaid expenses	91,278	(86,021)
Other assets	4,999	(4,999)
Credit card liability	(63,156)	54,317
Deferred revenue	405,260	(50,000)
Loss contingency	-	(31,690)
Current portion of operating lease liability	(200,296)	(55,608)
Accounts payable and accrued expenses	2,887,321	1,474,476
Net cash used in operating activities	(4,326,048)	(6,533,141)

Investing activities
Advances under notes receivable	-	(14,959)
Repayments of notes receivable	14,959	-
Purchase of equipment	(6,605)	(227,630)
Net cash received in business combination	-	210,348
Net cash provided by (used) in investing activities	8,354	(32,241)

Financing activities
Issuance of Common Stock and Warrants	1,068,500	3,210,500
Repurchase of Common Stock	(500,000)	-
Note payable, related party - borrowings	1,579,710	-
Note payable, related party - repayments	(295,710)	-
Note payable - borrowings	3,481,582	250,000
Note payable - repayments	(280,636)	(70,000)
Convertible promissory notes - borrowings	-	638,000
Convertible promissory notes - repayments	(245,797)	-
Cash paid for debt issuance costs	(162,000)	-
Line of credit - advances	-	1,130,000
Line of credit - repayments	-	(217,130)
Loan proceeds under related party financing arrangement	-	2,199,440
Loan repayments under related party financing arrangement	-	(674,000)
Net cash provided by financing activities	4,645,649	6,466,810

Net change in cash and cash equivalents	327,955	(98,572)

Cash and cash equivalents, beginning of period	346,040	444,612

Cash and cash equivalents, end of period	$673,995	$346,040

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$98,113	$77,825
Income taxes	$-	$-

Non-cash investing and financing activities:
Exchange of related party advances for Series C Preferred Stock	$-	$389,502
Exchange of investment in CenterCom for Series C Preferred Stock	$-	$178,508
Common Stock issued for an acquisition	$210,794	$1,000,000
Debt acquired in acquisition	$-	$4,000,000
Common Stock and warrants issued with debt recorded as debt discount	$993,780	$120,060
Derivative liability on convertible notes recorded as debt discount	$1,457,402	$176,348
Operating lease liability	$355,203	$266,424
Make whole Common Stock issued pursuant to SPA	$165,000	$-
Issuance of Common Stock for modification of debt	$67,650	$-

See accompanying notes to consolidated financial statements

F-5

SURGEPAYS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

1	BUSINESS

The accompanying consolidated financial statements include the accounts of SurgePays Inc., (“Surge”), formerly Ksix Media Holdings, Inc. and Surge Holdings, Inc., incorporated in Nevada on August 18, 2006, and its wholly owned subsidiaries, Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; Surge Cryptocurrency Mining, Inc. (“Crypto”), formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); LogicsIQ, Inc. (“Logics”), an Nevada corporation that was formed on October 2, 2018; SurgePays `ech Inc (“Tech”), an Nevada corporation that was formed on August 22, 2019; Surge Payments LLC (“Payments”), an Nevada corporation that was formed on December 17, 2018; SurgePhone Wireless LLC (“Surge Phone”), an Nevada corporation that was formed on August 29, 2019 and True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”), (collectively the “Company” or “we”). On October 29, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation to change its name to SurgePays, Inc.

All significant intercompany balances and transactions have been eliminated in consolidation.

Recent Developments

On September 30, 2019, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with GBT Technologies Inc., a Nevada corporation (“GBT”).

Under the Purchase Agreement, the Company has purchased substantially all of the assets, and specified liabilities, of GBT’s ECS Prepaid business, Electronic Check Services business, and the Central State Legal Services business (collectively the “ECS Business”). The Purchase Agreement provides that the Company assumed GBT’s liabilities incurred after the effective date of the Purchase Agreement, but only to the extent such obligations and liabilities were not caused by or related to any action or inaction by GBT prior to the effective date of the Purchase Agreement. The Purchase Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company acquired substantially all of the assets related to the ECS Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of four million dollars ($4,000,000) to GBT (the “Note”), and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) restricted shares of the Company’s Common Stock to GBT (the “Shares”). GBT may not convert the Note to the extent that such conversion would result in beneficial ownership by GBT and/or its affiliates of more than 4.99% of the issued and outstanding Common Stock of the Company.

Membership Interest Purchase Agreement

On January 30, 2020, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) by and among the Company, ECS Prepaid, LLC, a Missouri limited liability company (“ECS Prepaid”), Dennis R. Winfrey, an individual, and Peggy S. Winfrey, an individual (together, the “Winfreys”), whereby the Company purchased from the Winfreys all of the Membership Interests of ECS Prepaid owned by the Winfreys (the “ECS Prepaid Membership Interests”). In consideration for the ECS Prepaid Membership Interests, the Company issued to Suray Holdings LLC, an entity jointly controlled by the Winfreys, 450,000 shares of Common Stock of the Company.

ECS and CSLS Stock Purchase Agreement

On January 30, 2020, the Company entered into a Stock Purchase Agreement (the “ECS and CSLS SPA”) by and among the Company, Electronic Check Services, Inc., a Missouri corporation (“ECS”), Central States Legal Services, Inc., a Missouri corporation (“CSLS”), and the Winfreys, whereby the Company purchased from the Winfreys all of the issued and outstanding stock of each of ECS and CSLS (the “ECS and CSLS Stock”). In consideration for the ECS and CSLS Stock, the Company issued 50,000 shares of Common Stock to Suray (the “ECS and CLS Purchase Share Issuance”).

F-6

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents, and accounts receivable. The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. Accounts receivables potentially subject the Company to concentrations of credit risk. Company closely monitors extensions of credit. Estimated credit losses have been recorded in the consolidated financial statements. Recent credit losses have been within management’s expectations. One customer accounted for more than 11% of revenues in 2020. One customer accounted for more than 16% of revenues in 2019.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

F-7

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at December 31, 2020 and 2019.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of December 31, 2020 and 2019, the Company had reserves of $116,664 and $774,841, respectively.

Concentrations

As of December 31, 2020 and 2019, one customer represented approximately 47% and 80% of total gross outstanding receivables, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. As of December 31, 2020 and 2019, the Company had inventory of $178,309 and $0, respectively.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheets for substantially all lease arrangements.

On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach and recognized a right of use (“ROU”) asset and liability in the consolidated balance sheets related to the operating lease for office space. Results for the years ended December 31, 2020 and 2019 are presented under ASC 842.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Refer to Note 12. Leases for additional disclosures required by ASC 842.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

F-8

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — quoted prices in active markets for identical assets or liabilities.
●	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.
●	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Derivative Liabilities

The Company evaluates its options, warrants, convertible notes, or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. The change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option pricing model to compute the fair value of the derivative liability and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

The Company had derivative liabilities of $1,357,528 and $190,846 as of December 31, 2020 and 2019, respectively.

F-9

Revenue recognition

The Company recognizes revenue in accordance with ASC 606 to align revenue recognition more closely with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2020 and 2019 contained a significant financing component.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price considering available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

F-10

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by entity for the years ended December 31, 2020 and 2019:

	For the Years Ended
	December 31, 2020	December 31, 2019
True Wireless, Inc.	$2,372,977	$3,446,003
Surge Blockchain, LLC	535,315	4,233,263
LogicsIQ, Inc.	16,430,057	7,234,366
ECS	34,861,891	10,767,138
Other	206,548	62,171
Total revenue	$54,406,788	$25,742,941

The following reflects additional discussion regarding our revenue recognition policies for each of our material revenue streams. For each revenue stream we do not offer any returns, refunds or warranties, and no arrangements are cancellable. Additionally, all contract consideration is fixed and determinable at the initiation of the contract.

Performance obligations for TW and LogicsIQ are satisfied when services are performed. Performance obligations for ECS and SB are satisfied at point of sale.  For each revenue stream we only have a single performance obligation.

True Wireless (TW)

TW is licensed to provide wireless services to qualifying low-income customers in five states. Revenues are recognized when a lifeline application is completed and accepted. Each month we reconcile subscriber usage to ensure the service was utilized. A monthly file is submitted to the Universal Service Administrative Company for review and approval, at which time we have completed our performance obligation and recognize accounts receivable and revenue.   Revenues are recorded in the month when services were rendered, with payment typically received on the 15th of the following month. If the subscriber did not utilize the Lifeline service during the month, we have 15-days to cure usage. If not cured, the subscriber is de-enrolled from the lifeline program at day 45.  This process to verify usage and de-enrollment has been temporarily suspended due to the COVID-19 pandemic.  Historically, we have had an insignificant number of subscribers de-enrolled.

ECS and Surge Blockchain (SB)

Revenues are generated through the re-sale of telecommunication products such as mobile phones, wireless top-up refills, and other mobile related products.  At the time in which our products are sold through our online web portal (point of sale), our performance obligation is considered complete.  At point of sale, our web portal platform initiates an automated clearing house transaction (ACH) resulting in the recording revenue.

LogicsIQ

LogicsIQ is an enterprise software development company providing marketing business intelligence (“BI”), plaintiff generation and case load management solutions for law firms representing plaintiffs in Mass Tort legal cases. Revenues are earned from our lead generation and retained services offerings.

Lead generation consist of sourcing leads, which requires us to drive traffic to our landing pages for a specific marketing campaign.  We also achieve this in certain marketing campaigns by using third-party preferred vendors to meet the needs of our clients.  Revenues are recognized at the time the lead is delivered to the client.  If payment is received in advance of the delivery of services, it is included in deferred revenue, and subsequently recognized once the performance obligation has been completed.

Retained service offerings consist of turning leads into a retained legal case. To provide this service to our customers, we qualify leads through verification of information collected during the lead generation process. Additionally, we further qualify these leads using a client questionnaire which assists in determining the services to be provided. The qualification process is completed using our call center operations.

If payment is received in advance of the delivery of services, it is included in deferred revenue, and subsequently recognized once the performance obligation has been completed. At the time of delivery of leads and the creation of retained cases (customers are qualified at this point), our performance obligation has been completed and revenues are recognized. Arrangements with customers do not provide the customer with the right to take possession of our software or platform at any time. Once the advertising is delivered, it is non-refundable.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Year Ended December 31, 2020	For the Year Ended December 31,2019

Convertible note	26,031,553	1,129,013
Common Stock options	850,176	-
Common Stock warrants	9,715,865	6,849,635
Total contingent shares issuance arrangement, stock options or warrants	36,597,594	7,978,648

F-11

Income taxes

We use the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Through December 23, 2014, KSIX and BLVD operated as limited liability companies and all income and losses were passed through to the owners. Through October 12, 2015, DIQ operated as a limited liability company and all income and losses were passed through to its owner. Subsequent to the acquisition dates, these limited liability companies were owned by Surge and became subject to income tax.

Through April 1, 2018, TW operated as a limited liability company and all income and losses were passed through to the owners. In order to facilitate the merger discussed above, TW converted from a limited liability company to a Subchapter C Corporation.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2017.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the year ended December 31, 2020.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation with no impact on net loss or stockholder’s deficit.

F-12

Recent adopted accounting pronouncements

In January 2017, the FASB issued ASU 2017-04 Intangibles-Goodwill and Other (“ASC 350”): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under ASU 2017-04, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests for fiscal years beginning after December 15, 2019 and an entity should apply the amendments of ASU 2017-04 on a prospective basis. The adoption of ASU 2017-04 did not have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted the new standard during the quarter ended March 31, 2020 and the adoption did not have a material effect on the consolidated financial statements and related disclosures.

Recent issued accounting pronouncements

In August 2020, the FASB issued ASU 2020-06 Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in Update No. 2020-06 simplify the complexity associated with applying U.S. GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exception for contracts in an entity’s own equity. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently in the process of determining the effect that the adoption will have on its financial position and results of operations.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference LIBOR or another reference rate if certain criteria are met. The amendments of ASU No. 2020-04 are effective immediately, as of March 12, 2020, and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is evaluating the impact that the amendments of this standard would have on the Company’s consolidated financial statements

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements.

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

F-13

3	LIQUIDITY

At December 31, 2020 and 2019, our current assets were $1,251,029 and $3,574,885, respectively, and our current liabilities were $15,303,661 and $7,054,124, respectively, which resulted in a working capital deficit of $14,052,632 and $3,479,239, respectively.

Total assets at December 31, 2020 and 2019 amounted to $7,325,071 and $9,986,373, respectively. At December 31, 2020, assets consisted of current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom of $414,612, and operating lease right of use asset of $368,638, as compared to current assets of $3,574,885, net property and equipment of $294,616, net intangible assets of $4,769,117, goodwill of $866,782, equity investment in Centercom of $203,700 and operating lease right of use asset of $210,816 at December 31, 2019.

At December 31, 2020, our total liabilities of $18,051,037 increased $3,365,049 from $14,685,988 at December 31, 2019.

At December 31, 2020, our total stockholders’ deficit was $10,725,966 as compared to $4,699,615 at December 31, 2019. The principal reason for the increase in stockholders’ deficit was the impact of the net loss of $10,721,626 offset by equity issuances during 2020.

The following table sets forth the major sources and uses of cash for the years ended December 31, 2020 and 2019.

	2020	2019

Net cash used in operating activities	$(4,348,049)	$(6,533,141)
Net cash used in investing activities	8,354	(32,241)
Net cash provided by financing activities	4,645,649	6.466,810
Net change in cash and cash equivalents	$305,954	$(98,572)

At December 31, 2020, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 8 to the Consolidated Financial Statements.

Notes payable and long-term debt - See Note 9 to the Consolidated Financial Statements.

Convertible promissory notes - See Note 10 to the Consolidated Financial Statements.

Related party transactions - See Note 15 to the Consolidated Financial Statements.

Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs.

Known trends and uncertainties – The Company is planning to acquire other businesses with similar business operations. The uncertainty of the economy may increase the difficulty of raising funds to support the planned business expansion.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have rescinded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business. The Company will continue to fund operations until cash flow positive through the use of promissory notes, both related and non-related party. These notes made up the majority of the $4,645,649 generated by financing activities during 2020.

F-14

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and included a provision for the Small Business Administration (“SBA”) to implement its Paycheck Protection Program (“PPP”). The PPP provides small businesses with funds to pay up to eight (8) weeks of payroll costs, including benefits. Funds received under the PPP may also be used to pay interest on mortgages, rent, and utilities. Subject to certain criteria being met, all or a portion of the loans may be forgiven. The loans bear interest at an annual rate of one percent (1%), are due two (2) years from the date of issuance, and all payments are deferred for the first six (6) months of the loan. Any unforgiven balance of loan principal and accrued interest at the end of the six (6) month loan deferral period is amortized in equal monthly installments over the remaining 18-months of the loan term. On April 17, 2020, the Company closed a $498,082 SBA guaranteed PPP loan with Bank3. The Company expects to use the loan proceeds as permitted and apply for and receive forgiveness for the entire loan amount. In addition, the Company received $636,600 in several Economic Injury Disaster Loans with the Small Business Administration. These loans all carry a 3.75% interest rate payable over 30 years. First payment due 12 months from date of note.

4	ASSET PURCHASE AGREEMENT

On September 30, 2019, the Company entered into the Purchase Agreement with GBT.

Under the Purchase Agreement, the Company has purchased substantially all of the assets, and specified liabilities, of GBT’s ECS Prepaid business, Electronic Check Services business, and the Central State Legal Services business. The Purchase Agreement provides that the Company assumed GBT’s liabilities incurred after the effective date of the Purchase Agreement, but only to the extent such obligations and liabilities were not caused by or related to any action or inaction by GBT prior to the effective date of the Purchase Agreement. The Purchase Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company acquired substantially all of the assets related to the ECS Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of four million dollars ($4,000,000) to GBT, and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) restricted shares of the Company’s Common Stock to GBT. As of the date of this report, the purchase price allocation has yet to be valued. GBT may not convert the Note to the extent that such conversion would result in beneficial ownership by GBT and/or its affiliates of more than 4.99% of the issued and outstanding Common Stock of the Company.

The Note has an effective date of September 27, 2019 and has a term of eighteen (18) months until the maturity date. The Note shall not bear interest and shall be convertible at the option of GBT starting from the sixth month anniversary of the effective date. The conversion price of the Note shall equal the volume weighted average price of the Company’s Common Stock on the trading market which the Common Stock is then trading over the previous twenty (20) days prior to the conversion date, provided that the conversion price shall never be lower than $0.10 or higher than $0.70. The Note provides that the Company retains the right to prepay all or any portion of the principal without any prepayment penalty. In addition, in connection with the issuance of the Note, GBT agreed that, for the eighteen (18) months following the effective date, GBT will not dispose of the Shares or shares issued as a result of the conversion of the Note, in an amount greater than seven and one-half percent (7.5%) of the trading volume of the Company’s shares of Common Stock during the previous month.

Following the closing of the merger transaction, the Company’s investment in ECS consisted of the following:

Purchase Price
Convertible note	$4,000,000
Common stock	1,000,000
Total purchase price	$5,000,000

Allocation of purchase price
Cash	$210,348
Equipment	63,289
Intangibles	4,903,876
Accounts payable and accrued expenses	(177,513)
Total allocation of purchase price	$5,000,000

(1)	The 3,333,333 restricted shares of the Company’s Common Stock issued at closing of the merger transaction had a closing price of approximately $0.30 per share on the date of the transaction.

F-15

Following the closing of the merger transaction, ECS’s financial statements as of the closing were consolidated with the consolidated financial statements of the Company.

The following presents the unaudited pro-forma combined results of operations of the Company with the ECS Business as if the entities were combined on January 1, 2019.

Year Ended
December 31, 2019
Revenues	$59,064,637
Net loss	$(8,902,134)
Net loss per share	$(0.09)
Weighted average number of shares outstanding	96,186,742

5	PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	December 31, 2020	December 31, 2019
Computer Equipment and Software	$312,796	$312,760
Furniture and Fixtures	9,774	1,416
Leasehold Improvements	19,724	21,513
	342,294	335,689
Less: Accumulated Depreciation	(105,484)	(41,073)
	$236,810	$294,616

Depreciation expense was $64,413 and $27,293 for the years ended December 31, 2020 and 2019, respectively.

6	INTANGIBLE ASSETS

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	December 31, 2020	December 31, 2019
ECS Membership agreement	$465,000	$-
Customer relationships	183,255	183,255
Noncompetition agreement	201,389	201,389
Trade names	617,474	617,474
Proprietary software	4,286,403	4,286,402
	5,753,521	5,288,520
Less: Accumulated Depreciation	(1,627,779)	(519,403)
	$4,125,742	$4,769,117

Amortization expense of intangible assets for the years ended December 31, 2020 and 2019 total $1,108,375 and $200,028, respectively. As of December 31, 2020, the weighted average remaining useful lives of these assets were 6.80 years.

The carrying amount of goodwill was $866,782 at December 31, 2020 and 2019. There were no changes in the carrying amount of goodwill during the period.

No impairment in the carrying amount of goodwill was recognized during the years ended December 31, 2020 and 2019.

ECS has been a financial technology tech and wireless top-up platform for over 15 years. On October 1, 2019, we acquired ECS primarily for the favorable ACH banking relationships and a fintech transactions platform (proprietary software) processing over 20,000 transactions a day at approximately 8,000 independently owned retail stores. The goal was to incorporate our blockchain components into the existing ECS network (proprietary software). After a year of development and integration, we believe the ECS platform has been successfully merged into our platform with secure ledger data backups and will continue to serve as the proven backbone for wireless top-up transactions and wireless product aggregation. The majority of the purchase price was allocated to the “Proprietary Software” category being amortized straight-line over seven years.

Asset Type	Fair Value	Percent Total	Estimated Useful Life
Working capital	$32,835	0.7%	N/A
Equipment	63,289	1.3%	5
Trade Names/Trademarks	617,474	12.3%	15
Proprietary software	4,286,402	85.7%	7
Goodwill	-	-	-
Enterprise value	$5,000,000	100.0%

7	CREDIT CARD LIABILITY

The Company previously utilized a credit card issued in the name of DIQ to pay for certain of its trade obligations. During the year ended December 31, 2020 and 2019, the Company utilized a credit card issued in the name of Surge Holdings, Inc. to pay certain trade obligations totaling $102,941 and $1,106,280, respectively. At December 31, 2020 and 2019, the Company’s total credit card liability was $383,073 and $449,158, respectively.

8	NOTES PAYABLE – RELATED PARTY

In December 2018, the Company executed a promissory note payable agreement with SMDMM Funding, LLC (“SMDMM”), an entity that is owned by the Company’s Chief Executive Officer. The promissory note was for a principal sum up to $1.1 million at an annual interest rate of 6%, due on December 27, 2021. During the year ended December 31, 2020, the Company did not withdraw any net advances on the note.

In August 2019, the Company executed a promissory note payable agreement with SMDMM. The promissory note was for a principal sum up to $217,000 at an annual interest rate of 6%, due on August 15, 2022. During the year ended December 31, 2020, the Company did not withdraw any net advances on the note.

F-16

During the fourth quarter 2019, the Company executed a promissory note payable agreement with SMDMM. The promissory note was for a principal sum up to $883,000 at an annual interest rate of 15%, due on November 21, 2022. During the year ended December 31, the Company did not withdraw any net advances on the note.

During the year ended December 31, the Company executed a series of promissory notes payable agreement with SMDMM. The promissory notes were for a principal sum up to $1,136,500 at an annual interest rate of 10%, due on demand. During the year ended December 31, the Company drew advances on the note totaling $1,136,500 million.

During the year ended December 31, 2020, the Company made accrued interest payments of $39,600. The outstanding principal balance under the promissory notes due to SMDMM was $3,341,940 and $2,205,440 at December 31, 2020 and 2019, respectively. Accrued interest owed to SMDMM was $272,127 and $64,741 at December 31, 2020 and 2019, respectively.

During the year ended December 31, 2020, the Company executed a series of promissory notes with AN Holdings, LLC, an entity owned by the Company’s President. The promissory notes were for an aggregate principal sum of $443,210 at an annual interest rate of 15%, due on demand. During the year ended December 31, 2020, the Company made accrued interest payments of $15,164. The Company repaid $295,710. As of December 31, 2020, the outstanding balance on the notes was $147,500. Accrued interest owed to was $5,888 at December 31, 2020.

9	NOTES PAYABLE AND LONG-TERM DEBT

As of December 31, 2020 and 2019, notes payable and long-term debt, net of debt discount, consists of:

	December 31, 2020	December 31, 2019
Notes payable to seller of DigitizeIQ, LLC due as noted below [1]	$-	$485,000
Convertible note payable to River North Equity LLC dated July 13, 2016 with interest at 10% per annum; due April 13, 2017; convertible into Common Stock [2]	-	27,500
Promissory note payable to a lender dated November 4, 2019; accruing interest at 18% per annum; due November 3, 2020; 100,000 shares of restricted Common Stock granted on execution recorded as a debt discount[3]	250,000	250,000
Promissory note payable to Bank3 dated April 17, 2020; accruing interest at 1% per annum, due October 17, 2021.	498,082	-
Note payable to US Small Business Administration dated May 25, 2020; accruing interest at 3.75% per annum; due May 25, 2050.	150,000	-
Note payable to US Small Business Administration dated July 5, 2020; accruing interest at 3.75% per annum; due July 5, 2050.	150,000	-
Note payable to US Small Business Administration dated July 5, 2020; accruing interest at 3.75% per annum; due July 5, 2050.	15,100	-
Note payable to US Small Business Administration dated July 7, 2020; accruing interest at 3.75% per annum; due July 7, 2050.	150,000	-
Note payable to US Small Business Administration dated July 21, 2020; accruing interest at 3.75% per annum; due July 21, 2050.	150,000	-
Note payable to US Small Business Administration dated July 21, 2020; accruing interest at 3.75% per annum; due July 21, 2050.	21,500	-
Promissory note payable to BHP Capital NY dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[4]	100,343	-
Promissory note payable to Armada Capital Partners LLC dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[4]	118,394	-
Promissory note payable to Jefferson Street Capital LLC dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[4]	148,500	-
Promissory note payable to GS Capital Partners dated February 7, 2020 with interest at 14% per annum; due February 6, 2021; convertible into shares of Common Stock upon default[5]	216,000	-
Promissory note payable to Fourth Man LLC dated February 7, 2020 with interest at 14% per annum; due April 5, 2021; convertible into shares of Common Stock upon default[5]	187,018	-
Promissory note payable to GS Capital Partners dated March 5, 2020 with interest at 14% per annum; due February 6, 2021; convertible into shares of Common Stock upon default[6]	378,000	-
Promissory note payable to Tangiers Global LLC dated March 15, 2020 with interest at 14% per annum; due March 15, 2021; convertible into shares of Common Stock upon default[7]	50,695	-
Promissory note payable to LGH Investments LLC dated May 29, 2020 with interest at 10% per annum; due March 29, 2021; convertible into shares of Common Stock upon default[8]	400,000	-
Promissory note payable to Vista Capital LLC dated July 21, 2020 with interest at 10% per annum; due March 29, 2021; convertible into shares of Common Stock upon default[9]	270,000	-
Promissory note payable to Lucas Ventures dated December 14, 2020 with interest at 10% per annum; due September 10, 2021; convertible into shares of Common Stock upon default[10]	165,000	-
	3,418,632	762,500
Less: Debt discount	(517,781)	(26,328)
	$2,900,851	$736,172

F-17

[1]	Notes due seller of DigitizeIQ, LLC includes a series of notes as follows:

●	A second non-interest-bearing promissory note made payable to the seller in the amount of $250,000, which was due on January 12, 2016; (Balance at December 31, 2020 and 2019 - $0 and $235,000).

●	A third non-interest-bearing promissory note made payable to the seller in the amount of $250,000, which was due on March 12, 2016 and was repaid as of December 31, 2020.

In January 2020, the Company and the sellers settled the outstanding promissory notes and a gain on settlement for the outstanding principal balance $485,000 and related accrued interest of $97,806, was recorded on the consolidated statements of operations.

2 Convertible note payable to River North Equity, LLC (“RNE”) - The Company evaluated the embedded conversion for derivative treatment and recorded an initial derivative liability and debt discount of $23,190. The debt discount is fully amortized. In February 2020, the Company and RNE settled the outstanding debt.

3 Promissory note – The Company evaluated the 100,000 restricted shares of the Company’s Common Stock granted with the note and recorded a debt discount of $31,200. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $0 and $26,328 as of December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $28,294.

4 On January 30, 2020, the Company entered into Securities Purchase Agreements (the “January 2020 SPAs”), with severally and not jointly, with BHP, Armada, Jefferson (the “January 2020 Investors”), pursuant to which the January 2020 Investors purchased from the Company, for an aggregate purchase price of $500,000 (the “January 2020 Purchase Price”), Promissory Notes in the aggregate principal amount of $540,000 (the “January 2020 Notes”). The January 2020 Notes will be repaid according to a schedule of fixed interest and principal payments beginning in August 2020. As additional consideration for the January 2020 Investors loaning the January 2020 Purchase Price to the Company, the Company issued to each of the January 2020 Investors 250,000 shares of Common Stock for a total of 750,000 shares (the “January 2020 Share Issuance”). In connection with the January 2020 SPAs, the Company paid issuance costs of $40,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes.

F-18

The January 2020 Notes shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on February 5, 2021. No payments of principal or interest are due through July 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity. On August 7, 2020, the Company executed agreements with the January 2020 investors to postpone the first and second principal and interest payment due date to maturity date and extend the maturity date until April 5, 2021 in exchange for 195,000 shares of Common Stock. The shares were valued on day of grant with a fair value of $30,225 and is included as a component of interest expense in the consolidated statements of operations.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a $260,001 debt discount relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 750,000 shares upon day of grant with a fair value of $240,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the statements of operations.

There was total unamortized debt discount related to the January 2020 SPAs of $52,258 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $487,743.

5 On February 3 and February 6, 2020, the Company entered into Securities Purchase Agreements (the “February 2020 SPAs”), with severally and not jointly, with GS Capital Partners (“GSC”) and Fourth Man LLC (“Fourth”), (the “February 2020 Investors”), pursuant to which the February 2020 Investors purchased from the Company, for an aggregate purchase price of $400,000 (the “February 2020 Purchase Price”), Promissory Notes in the principal amount of $432,000 (the “February 2020 Notes”). The February 2020 Notes will be repaid according to a schedule of fixed interest and principal payments beginning in August 2020. As additional consideration for the February 2020 Investors loaning the February 2020 Purchase Price to the Company, the Company issued to each of the February 2020 Investors 300,000 shares of Common Stock for a total of 600,000 shares (the “February Share Issuance”). In connection with the February 2020 SPAs, the Company paid issuance costs of $32,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes. On August 5, 2020 and September 24, 2020, the Company executed agreements with the February 2020 Investors to postpone the first principal and interest payment due date to October 5, 2020 and extend the maturity date until April 5, 2021 in exchange for 225,000 shares of Common Stock. The shares were valued on day of grant with a fair value of $28,965 and is included as a component of interest expense in the consolidated statements of operations.

The terms of the February 2020 Notes are substantially the same as the terms of the January 2020 Notes. The Company recorded a debt discount of $214,000 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 600,000 shares upon day of grant with a fair value of $186,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

F-19

There was total unamortized debt discount related to the February 2020 SPAs of $42,658 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $389,342.

6 On March 5, 2020, the Company entered into a Securities Purchase Agreement (the “March 2020 SPA”), with GSC (the “March 2020 Investor”), pursuant to which the March 2020 Investor purchased from the Company, for an aggregate purchase price of $350,000 (the “March 2020 Purchase Price”), a Promissory Note in the principal amount of $378,000 (the “March 2020 Note”). The March 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the March 2020 Investor loaning the March 2020 Purchase Price to the Company, the Company issued to the March 2020 Investor 400,000 shares of Common Stock of the Company. In connection with the March 2020 SPAs, the Company paid issuance costs of $28,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes.

The March 2020 Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 5, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $241,200 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 400,000 shares upon day of grant with a fair value of $108,800 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the March 2020 SPAs of $47,018 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $330,982.

7 On April 1, 2020, the Company entered into a Securities Purchase Agreement (the “April 2020 SPA”), with Tangiers Global (“Tangiers”) (the “April 2020 Investor”), pursuant to which the April 2020 Investor purchased from the Company, for an aggregate purchase price of $150,000 (the “April 2020 Purchase Price”), a Promissory Note in the principal amount of $162,000 (the “April 2020 Note”). The April 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the April 2020 Investor loaning the April 2020 Purchase Price to the Company, the Company issued to the April 2020 Investor 172,000 shares of Common Stock of the Company.

The April 2020 Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 15, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $103,560 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

F-20

The Company valued the 172,000 shares upon day of grant with a fair value of $46,400 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the April 2020 SPA of $32,843 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $129,157.

8 On May 29, 2020, the Company entered into a Securities Purchase Agreement (the “May 2020 SPA”), with LGH Investments LLC (“LGH”) (the “May 2020 Investor”), pursuant to which the May 2020 Investor purchased from the Company, for an aggregate purchase price of $370,000 (the “May 2020 Purchase Price”), a Promissory Note in the principal amount of $400,000 (the “May 2020 Note”). The May 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the May 2020 Investor loaning the May 2020 Purchase Price to the Company, the Company issued to the May 2020 Investor 400,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 500,000 shares of Common Stock.

The May 2020 Note shall accrue interest at a rate of fourteen percent (10%) per annum and will mature on March 29, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $149,604 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 400,000 shares upon day of grant with a fair value of $124,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on May 29, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 500,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after May 29, 2020 through May 29, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $96,396 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the May 2020 SPA of $80,000 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $320,000.

9 On July 20, 2020, the Company entered into a Securities Purchase Agreement (the “July 2020 SPA”), with Vista Capital Investments LLC (“Vista”) (the “July 2020 Investor”), pursuant to which the July 2020 Investor purchased from the Company, for an aggregate purchase price of $250,000 (the “July 2020 Purchase Price”), a Promissory Note in the principal amount of $270,000 (the “July 2020 Note”). The July 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the July 2020 Investor loaning the July 2020 Purchase Price to the Company, the Company issued to the July 2020 Investor 270,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 338,000 shares of Common Stock.

F-21

The July 2020 Note shall accrue interest at a rate of fourteen percent (10%) per annum and will mature on April 20, 2021. No payments of principal or interest are due through January 2020 (six (6) months following issuance) and then there are three (3) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $145,538 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 270,000 shares upon day of grant with a fair value of $62,100 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on July 20, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 338,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after July 20, 2020 through July 19, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $42,362 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the July 2020 SPA of $108,394 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $161,606.

10 On December 14, 2020, the Company entered into a Securities Purchase Agreement (the “December 2020 SPA”), with Lucas Ventures LLC (“Lucas”) (the “December 2020 Investor”), pursuant to which the December 2020 Investor purchased from the Company, for an aggregate purchase price of $153,000 (the “December 2020 Purchase Price”), a Promissory Note in the principal amount of $165,000 (the “December 2020 Note”). The December 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the December 2020 Investor loaning the December 2020 Purchase Price to the Company, the Company issued to the December 2020 Investor 300,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 150,000 shares of Common Stock.

The December 2020 Note shall accrue interest at a rate of ten percent (10%) per annum and will mature on September 14, 2021. No payments of principal or interest are due through January 2021 (six (6) months following issuance) and then there are three (3) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $77,318 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

F-22

The Company valued the 300,000 shares upon day of grant with a fair value of $48,600 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on December 14, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 150,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after December 14, 2020 through December 14, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $39,082 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the December 2020 SPA of $154,611 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $10,389.

10	CONVERTIBLE PROMISSORY NOTES

As of December 31, 2020 and 2019, convertible promissory notes payable consists of:

	December 31, 2020	December 31, 2019
Convertible note payable to GBT Technologies Inc. dated September 27, 2019 with no interest; due March 27, 2021; convertible into Common Stock [1]	$-	$4,000,000
Convertible note payable to Power Up Lending Group Ltd. dated September 18, 2019 with at 12% per annum; due September 18, 2020; convertible into Common Stock [2]	-	233,000
Convertible note payable to BHP Capital NY dated October 7, 2019 with interest at 8% per annum; due April 7, 2021; convertible into shares of Common Stock [3]	-	135,000
Convertible note payable to Armada Capital Partners LLC dated October 7, 2019 with interest at 8% per annum; due April 7, 2021; convertible into shares of Common Stock [3]	-	135,000
Convertible note payable to Jefferson Street Capital LLC dated October 7, 2019 with interest at 8% per annum; due April 7, 2021; convertible into shares of Common Stock [3]	-	135,000
	-	4,638,000
Less: Debt discount	-	(201,316)
	$-	$4,436,684

1 As discussed above in Note 4, the Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of $4,000,000 to GBT, and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three restricted shares of the Company’s Common Stock. The conversion price of the note shall equal the volume weighted average price of the Company’s Common Stock on the trading market which the Common Stock is then trading over the previous twenty (20) days prior to the conversion date, provided that the conversion price shall never be lower than $0.10 or higher than $0.70. The note provides that the Company retains the right to prepay all or any portion of the principal without any prepayment penalty. On June 23, 2020, the debt was converted into 8,000,000 shares of the Company’s Common Stock with a per share fair value of $0.24 per share. Upon issuance of the shares, the Company recorded a gain on settlement of $2,080,000 on the consolidated statements of operations.

F-23

2 The Company executed a convertible note with Power Up Lending Group (“PowerUp”) on September 18, 2019 and identified certain features embedded in the conversion feature of the note requiring the Company to classify it as a derivative liability. The conversion price of the note shall equal 65% the average price of the two lowest trading prices of the Company’s Common Stock on the trading market which the Common Stock is then trading over the previous twenty (20) days prior to the conversion date. On March 6, 2020, the Company prepaid $233,000 in cash to fully satisfy the note which would have matured on September 18, 2020. No shares of the Company’s Common Stock were issued or conveyed to PowerUp as a result of the prepayment.

3 On October 7, 2019, the Company entered into a Securities Purchase Agreement (the “SPA”), severally and not jointly, with BHP Capital NY Inc., a New York Corporation (“BHP”), Armada Capital Partners LLC, a Delaware limited liability company (“Armada”), and Jefferson Street Capital LLC, a New Jersey limited liability company (“Jefferson”), (“Buyer” or collectively the “Buyers”). In connection with the SPA, the Company issued three (3) notes, one to each Buyer, and three (3) warrants to purchase the Company’s Common Stock, one to each Buyer. The aggregate purchase price of the notes is $375,000 and the aggregate principal amount of the notes is $405,000.

Pursuant to the SPA, each of the Buyers purchased from the Company, for a purchase price of $125,000, a convertible promissory note, in the principal amount of $135,000. The purchase of each note was accompanied by the Company’s issuance of a warrant to purchase 125,000 shares of the Company’s Common Stock to each Buyer. On October 7, 2019, each Buyer delivered the purchase price to the Company as payment for each note.

Each note became effective as of October 7, 2019 and is due and payable on April 7, 2021. The notes entitle the Buyers to 8% interest per annum. Upon an Event of Default (as defined in the notes), the notes entitle the Buyers to interest at the rate of 18% per annum. The notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.75 (representing a 25% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a $266,181 debt discount relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The warrants were issued to the Buyers by the Company on October 7, 2019 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 125,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after October 7, 2019 through October 7, 2022. Each warrant contains an exercise price per share of $0.80, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note.

The Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $0 and $75,078 as of December 31, 2020 and 2019, respectively, related to the warrants issued. During the year ended December 31, 2020, the Company recorded amortization of debt discount related to these warrants totaling $161,217. During the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants. During the year ended December 31, 2020, the Company paid $245,797 of the outstanding balance in addition to converting $159,203 of outstanding balance to 13,426,98 shares of Company Common Stock. The aggregate outstanding balance on the notes was $0 and $405,000 as of December 31, 2020 and 2019, respectively.

F-24

Future maturities of all debt (excluding debt discount discussed above in Notes 8 and 9) are as follows:

For the Years Ending December 31,
2021	$5,565,820
2022	2,255,122
$7,820,942

11	DERIVATIVE LIABILITIES

As discussed above in Note 10, during the year ended December 31, 2020, the Company executed convertible notes with lenders and received gross proceeds of $2,182,000. The Company identified certain features embedded in the notes requiring the Company to classify the features as derivative liabilities. The conversion price of the notes is subject to adjustment for issuances of the Company’s Common Stock or any equity linked instruments or securities convertible into the Company’s Common Stock at a purchase price of less than the prevailing conversion price or exercise price. Such adjustment shall result in the conversion price and exercise price being reduced to such lower purchase price.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2020:

Fair Value Measurement Using Level 3 Inputs
Total
Balance, December 31, 2019	$190,846
Change in fair value of derivative liabilities	(577,936)
Derivative liabilities recorded on issuance of convertible notes	2,024,191
Write-off of derivative liabilities upon settlement of debt	(279,573)
Balance, December 31, 2020	$1,357,528

During the year ended December 31, 2020, the fair value of the derivative feature was calculated using the following weighted average assumptions:

December 31, 2020
Risk-free interest rate	0.08 – 1.51%
Expected life of grants	0.75 year
Expected volatility of underlying stock	96 - 132%
Dividends	0%

As of December 31, 2020 and 2019, the derivative liability was $1,357,528 and $190,846, respectively. In addition, for the year ended December 31, 2020, the Company recorded $577,936 as a gain on the change in fair value of the derivative on the consolidated statement of operations. The Company determined that upon measuring the fair value of the derivative features, the total amount recorded as a debt discount exceed the face value of the notes issued and the Company therefore recorded derivative expense of $566,789 on the consolidated income statements.

12	LINE OF CREDIT

On January 25, 2018 the Company obtained a $500,000 line of credit (LOC) with a Bank. The LOC bears interest at 5% per annum and is secured by essentially all of the Company’s assets. The note is personally guaranteed by the owner of the majority of the Company’s voting shares. On December 21, 2018, the Company and the bank agreed to increase the LOC to $1,000,000 at an interest rate of 6% per annum. As of December 31, 2020 and 2019, the outstanding balance on the LOC was $912,870. The LOC matures on April 24, 2021.

13	LEASES

The Company determines if an arrangement contains a lease at inception. Right of use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

F-25

The Company leases office space in Memphis, TN and a call center space in El Salvador. The term of the office is for 2 years beginning on November 1, 2019 commencing with monthly payments of $1,600. The term of the call center lease is for 3 years beginning on March 1, 2019 commencing with monthly payments of $6,680. As part of the ECS transaction discussed above, the Company acquired office space in Springfield, MO. The term of the lease is for 3 years commencing on January 1, 2020 with monthly payments of $12,000.

During the year ended December 31, 2020 and 2019, the Company paid lease obligations of $200,296 and $55,608, respectively, under the leases.

The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

The lease terms include options to extend the leases when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

Leases with a term of 12 months or less are not recorded on the balance sheets, per the election of the practical expedient noted above.

The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense, including short term leases, were as follows:

	For the Year Ended	For the Year Ended
	December 31, 2020	December 31, 2019
Operating lease	$324,728	$80,760
Interest on lease liabilities	50,062	7,002
Total net lease cost	$374,790	$87,762

Supplemental balance sheet information related to leases was as follows:

	December 31, 2020	December 31, 2019
Operating leases:
Operating lease ROU assets - net	$368,638	$210,816

Current operating lease liabilities, included in current liabilities	$210,556	$90,944
Noncurrent operating lease liabilities, included in long-term liabilities	155,167	119,872
Total operating lease liabilities	$365,723	$210,816

F-26

Supplemental cash flow and other information related to leases was as follows:

	For the Year Ended	For the Year Ended
	December 31, 2020	December 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$200,296	$55,608

ROU assets obtained in exchange for lease liabilities:
Operating leases	$355,203	$266,424

Weighted average remaining lease term (in years):
Operating leases	1.80	2.12

Weighted average discount rate:
Operating leases	11.4%	5.5%

Total future minimum payments required under the lease obligations as of December 31, 2020 are as follows:

Twelve Months Ending December 31,
2020	$240,160
2021	164,041
2022	-
Total lease payments	$404,201
Less: amounts representing interest	(38,474)
Total lease obligations	$365,723

14	STOCKHOLDERS’ EQUITY

Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board of Directors filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to Common Stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of Common Stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each one Series “A” Preferred Shares can be converted into ten Common Stock shares at the option of the holder.

F-27

On April 11, 2018, the Company issued 3,000,000 shares of Series “A” Preferred Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1, the equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. These preferred shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

Upon close of the merger, the Company recorded 10,000,000 shares of Series “A” Preferred Stock as a part of the recapitalization transaction for services previously rendered by the Company’s former Chief Executive Officer and Chairman of the Board of Directors.

As of December 31, 2020 and 2019, there were 13,000,000 shares of Series “A” issued and outstanding.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of Common Stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Shares can be converted into ten Common Stock shares at the option of the holder.

As noted above, each share of Series C Preferred Stock is convertible into 250 shares of Company Common Stock (the same conversion rate utilized in the exchange transaction), but is only convertible on the first to occur of the following events:

(i)	The Volume Weighted Average Price (“VWAP”) of the Company’s Common Stock during any then consecutive trading days is at least $2.00 per share; or

(ii)	June 30, 2019.

F-28

On June 29, 2018, each of Kevin Brian Cox (“Cox”), the Company’s Chief Executive Officer, and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly issued Company Series C Convertible Preferred Stock. The calculation of weighted average shares was retroactively restated in order to properly account for the above noted share exchange.

During the year ended December 31, 2018, the Company issued 48,400 shares of Series C Preferred in exchange for the conversion of a note payable of $3,000,000 and accrued interest of $24,952.

As discussed above in Note 1, on January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom. Upon execution of the agreement, the Company issued 72,000 shares of Preferred C stock (convertible into 18,000,000 shares of Common Stock) to a director, officer and minority owner of the Company who has a 50% interest in Centercom. The Company recorded its investment in Centercom of $178,508, which is the Company’s 40% ownership of CenterCom’s net book value upon close of the completion of the transaction, as “Investment in Centercom” in long term assets on the accompanying consolidated balance sheets.

On February 15, 2019, Carter Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock.

As of December 31, 2020 and 2019, there were 721,598 shares of Series C issued and outstanding.

Common Stock

As discussed above in Note 1, on January 30, 2020, the Company entered into a Membership Interest Purchase Agreement and Stock Purchase Agreement with ECS Prepaid, ECS, CSLS and the Winfreys. Pursuant to the agreements, the Company acquired all of the membership interests of ECS Prepaid and all of the issued and outstanding stock of each ECS and CSLS. The agreements provide that the consideration is to be paid by the Company through the issuance of 500,000 shares of the Company’s Common Stock. In addition, the agreements called for 25,000 shares of Common Stock to be issued to the Winfreys on a monthly basis over a 12-month period. During the year ended December 31, 2020, the Company issued 275,000 shares of Common Stock pursuant to the agreements.

As discussed in Note 10 above, during the year ended December 31, 2020, the Company granted 2,892,000 shares of Common Stock pursuant to debt agreements executed with various lenders. The shares were valued on execution date and recorded as a debt discount on the consolidated balance sheets.

As discussed in Note 10 above, during the year ended December 31, 2020, the Company issued 13,426,698 shares of Common Stock for the conversion of debt totaling $2,280,040 in principal and interest.

During year ended December 31, 2020, the Company sold an aggregate of 5,678,174 shares of Common Stock and 2,839,087 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $1,068,500.

During the year ended December 31, 2020, the Company executed consulting agreements with third parties for professional services. Upon execution of the agreement, the Company agreed to issue 86,000 shares of the Company’s Common Stock. The 86,000 shares have an aggregated fair value of approximately $11,103 which was expensed immediately upon execution of the agreement.

During the year ended December 31, 2019, the Company granted consultants 96,000 restricted shares for services pursuant to consulting agreements.

F-29

On March 27, 2019, the Company reached a settlement with a consultant to issue 875,000 shares for services rendered. Upon execution of the settlement, the Company recorded a loss on settlement of $507,500.

As discussed above in Note 5, on September 30, 2019, the Company entered into a Purchase Agreement with GBT Technologies Inc. Pursuant to the agreement, the Company acquired substantially all of the assets related to the ECS Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of $4,000,000 and through the issuance of 3,333,333 restricted shares of the Company’s Common Stock.

In October 2019, the Company issued 70,000 shares of Common Stock to a consultant valued at $0.31 per share.

On November 4, 2019, the Company granted 100,000 shares of Common Stock pursuant to a debt agreement executed with a lender. The shares were valued at $0.31 per share and was recorded as a debt discount.

During the year ended December 31, 2019, the Company sold an aggregate of 9,172,855 shares of Common Stock and 4,462,135 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $3,210,500.

During the year ended December 31, 2019 and 2018, the Company recorded total stock-based compensation expense of $295,900 and $146,000, respectively, in relation to shares issued for services.

As of December 31, 2020 and 2019, there were 127,131,210 and 102,193,579 shares of Common Stock issued and outstanding, respectively.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2019	2,012,500	$0.43
Exercisable – December 31, 2019	2,012,500	$0.43
Granted	984,284	$0.48
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2019	6,849,635	$0.71
Granted	3,116,230	$0.53
Exercised	-	$-
Forfeited/Cancelled	(250,000)	$-
Outstanding – December 31, 2020	9,715,865	$0.65
Exercisable – December 31, 2020	9,715,865	$0.6

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 – 3.00	9,715,865	1.52 years	$0.65	9,715,865	$0. 65

F-30

At December 31, 2020 the total intrinsic value of warrants outstanding and exercisable was $0.

As discussed in Note 9, during the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants.

On February 15, 2019, the Company executed a consulting agreement with a third party for professional services. Upon execution of the agreement, the Company agreed to issue 100,000 warrants to purchase the Company’s Common Stock with an exercise price of $3.00 per share, a term of 3 years, and immediate vesting. In addition, the consultant is eligible to receive 150,000 warrants upon achievement of certain milestones as discussed in the agreement. The 250,000 warrants have an aggregated fair value of approximately $30,782 that was calculated using the Black-Scholes.

For the year ended December 31, 2019, when computing fair value of share-based payments, the Company has considered the following variables:

December 31, 2019
Risk-free interest rate	2.50%
Expected life of grants	3 years
Expected volatility of underlying stock	168.71%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

The Company did not issue any warrants as compensation for services during the year ended December 31, 2020.

During the year ended December 31, 2020 and 2019, the Company recorded total stock-based compensation expense related to the warrants of $0 and $33,700, respectively. The unrecognized compensation expense at December 31, 2020 was approximately $0.

15	RELATED PARTY TRANSACTIONS

The Company’s former Chief Executive Officer has advanced the Company various amounts on a non-interest-bearing basis, which is being used for working capital. The advance had no fixed maturity. As noted, Mr. Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock. As of December 31, 2020 and 2019, the outstanding balance due was $0.

For the years ended December 31, 2020 and 2019, outsourced management services fees of $0 and $1,020,000, respectively, were paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the consolidated statements of operations. Axia is owned by the Company’s Chief Executive Officer.

At December 31, 2020 and 2019, the Company had trade payables to Axia of $373,012 and $666,112, respectively.

For the years ended December 31, 2020 and 2019, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $218,334 and $704,683, respectively. These costs are included in Cost of revenue in the consolidated statements of operations. The Company’s Chief Executive Officer is a minority owner of 321 Communications.

At December 31, 2020 and 2019, the Company had trade payables to 321 Communications of $25,336 and $140,923, respectively.

F-31

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the year ended December 31, 2020 and 2019 were $2,821,925 and $2,384,780, respectively, and are included in Cost of revenue in the consolidated statements of operations. The Company’s President has a 50% interest in CenterCom Global.

At December 31, 2020 and 2019, the Company had trade payables to CenterCom Global of $1,252,331 and $282,159, respectively.

See Note 9 long-term debt due to related parties.

16	COMMITMENTS AND CONTINGENCIES

On November 1, 2013, The Federal Communications Commission (“FCC”) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

On January 15, 2020, the Company and Carter Matzinger (a member of the Company’s Board of Directors) (collectively, the “Surge Party”), and the former owners of the Company’s wholly owned subsidiary, DigitizeIQ, LLC (collectively, the “DigitizeIQ Party” and, together with the Surge Party, the “Parties”), entered into a settlement agreement (the “DigitizeIQ Settlement Agreement”) to settle any claims the Parties may have had against each other. The parties made claims against each other with regard to alleged breaches of an Exchange Agreement, a Non-Compete Agreement, and promissory notes issued by the Company to the DigitzeIQ Party (the “DigitzeIQ Promissory Notes”). Pursuant to the DigitizeIQ Settlement Agreement, the Parties, in addition to releasing all claims against each other, agreed to cooperate to ensure the complete transfer and assignment of the domain “digitizeiq.com” to the Company and agreed that the DigitizeIQ Promissory Notes are deemed terminated. As a result of the DigitizeIQ Promissory Notes being terminated, the Company reduced its liabilities by approximately $580,000.

On March 1, 2020, in connection with Mr. Evers’ appointment as Chief Financial Officer of the Company, the Company and Mr. Evers entered into an employment agreement (the “Evers Employment Agreement”), whereby as compensation for his services, the Company shall pay Mr. Evers a salary of $270,000 per year. Pursuant to the terms of the Evers Employment Agreement, the Company will pay the full cost of Mr. Evers’ health insurance premiums. In the event Mr. Evers’ employment with the Company shall terminate, Mr. Evers shall be entitled to a severance payment of a full year of salary and benefits. In addition, Mr. Evers is eligible for equity awards as approved by the Board as defined in the agreement.

On July 9, 2020, the Company entered into a settlement and release agreement with Unimax Communications, LLC (“Unimax”). The settlement is related to a complaint filed by Unimax alleging the Company is indebted pursuant to a purchase order and additional financing terms. The Company agreed to pay Unimax the total sum of $785,000 over a 24-month period. The settlement amount is included accounts payable and accrued expenses – other on the consolidated balance sheets. Such balance was paid in full by the Company prior to April 30, 2021.

17	INCOME TAXES

Deferred Tax Assets

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of December 31, 2017. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2018.

F-32

For the periods from inception through the date of conversion to a C corporation in April 2018, the Company reported its income under True Wireless LLC, a limited liability company. As a result, the Company’s income for federal and state income tax purposes were reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the Company through the date of conversion.

At December 31, 2020, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forward of approximately $18.1 million that may be used to offset future taxable income through the fiscal year ending December 31, 2040. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $3.9 million was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $3.9 million.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $1.9 million and $1.7 million for the years ended December 31, 2020 and 2019, respectively.

F-33

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the year ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,913,365	$2,002,427
Less valuation allowance	(3,913,365)	(2,002,427)
Deferred tax assets, net of valuation allowance	$-	$-

F-34

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Federal statutory income tax rate	21.0%	21.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0)%	(21.0)%

Effective income tax rate	0.0%	0.0%

18	SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the years ended December 31, 2020 and 2019, are as follows:

	For the Year Ended
	December 31,
	2020	2019

Revenues
Surge Blockchain & Other	$741,863	$4,295,434
LogicsIQ	16,430,057	7,234,366
TW	2,372,977	3,446,003
ECS	34,861,891	10,767,138
Total	$54,406,788	$25,742,941

Cost of revenues (exclusive of depreciation and amortization)
Surge Blockchain & Other	$849,225	$1,665,839
LogicsIQ	14,213,769	4,721,923
TW	3,003,099	5,845,663
ECS	33,872,018	10,390,096
Total	$51,938,111	$22,623,521

Operating expenses
Surge Blockchain & Other	$8,066,653	$6,340,282
LogicsIQ	2,147,406	2,388,181
TW	937,196	1,749,975
ECS	1,463,090	409,010
Total	$12,614,345	$10,887,448

Operating income (loss)
Surge Blockchain & Other	$(8,174,015)	$(3,710,687)
LogicsIQ	$68,882	$124,262
TW	$(1,567,318)	$(4,149,635)
ECS	$(473,217)	$(31,968)
Total	$(10,145,668)	$(7,768,028)

December 31, 2019
Total assets	$4,782,722	$249,196	$(33,718)	$4,988,173	$9,986,373
Total liabilities	10,115,799	734,875	3,815,175	20,139	14,685,988

F-35

19	SUBSEQUENT EVENTS

On March 8, 2021, the Company entered an agreement for a 15% OID convertible promissory note in the amount of $2,3000,000. The proceeds from this transaction and cash on hand was used to pay down $2,284,075 of a total of $2,485,250 of promissory notes with various rates and maturities.

On February 12, 2021, the Company filed Form S-1/A with the Securities and Exchange Commission with the intent of listing on Nasdaq within 90 days.

On January 22, 2021, we entered into a stock purchase agreement (the “Digitize IQ Agreement”), by and between us and LogicsIQ, Inc. Pursuant to the Digitize IQ Agreement, we sold one hundred percent (100%) of its ownership interests in Digitize IQ, LLC to LogicsIQ, Inc. for a purchase price of $10.

On January 22, 2021, we entered into a stock purchase agreement (the “KSIX Agreement”), by and between us and LogicsIQ, Inc. Pursuant to the KSIX Agreement, we sold one hundred percent (100%) of its ownership interests in KSIX, LLC to LogicsIQ, Inc. for a purchase price of $10.

On February 11, 2021, David C Ansani and Carter Matzinger resigned from the Board of Directors of SurgePays, Inc. Neither Mr. Matzinger’s nor Mr. Ansani’s resignations were due to any disagreements with the Company on any of the Company’s operations, policies or practices. On February 23, 2021, Jay Jones and David May were appointed to the Board of Directors. There are no family relationships between either Mr. May or Mr. Jones and any director or other executive officer of the Company, nor are there any transactions to which the Company was or are a participant and in which either Mr. May or Mr. Jones have a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. May or Mr. Jones and any other person pursuant to which they were selected as members of the Board. Mr. May and Mr. Jones will both enter into compensatory arrangements with the Company at a later date.

F-36

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)

Assets
Current Assets
Cash	$574,824	$673,995
Accounts receivable - net	592,442	180,499
Lifeline revenue - due from USAC	-	212,621
Inventory	175,359	178,309
Prepaids	6,067	5,605
Total Current Assets	1,348,692	1,251,029

Property and equipment - net	229,411	236,810

Other Assets
Note receivable	176,851	-
Intangibles - net	3,760,238	4,125,742
Goodwill	866,782	866,782
Investment in Centercom - related party	389,984	414,612
Operating lease - right of use asset - net	552,222	368,638
Other	61,458	61,458
Total Other Assets	5,807,535	5,837,232

Total Assets	$7,385,638	$7,325,071

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$5,800,859	$6,827,487
Accounts payable and accrued expenses - related party	448,559	1,753,837
Deferred revenue	565,900	443,300
Operating lease liability	97,880	210,556
Line of credit	-	912,870
Loans payable - related parties	4,419,000	2,389,000
Notes payable	-	250,000
Convertible notes payable - net	837,741	1,516,170
Derivative liabilities	1,459,167	1,357,528
Total Current Liabilities	13,629,106	15,660,748

Long Term Liabilities
Loans payable - related parties	1,130,440	1,100,440
Notes payable - SBA government	1,502,849	1,134,682
Operating lease liability	454,342	155,167
Total Long- Term Liabilities	3,087,631	2,390,289

Total Liabilities	16,716,737	18,051,037

Stockholders’ Deficit
Series A, Convertible Preferred stock, $0.001 par value, 100,000,000 shares authorized, 13,000,000 and 13,000,000 shares issued and outstanding, respectively	13,000	13,000
Series C, Convertible Preferred stock, $0.001 par value, 1,000,000 shares authorized, 721,598 and 721,598 shares issued and outstanding, respectively	722	722
Common stock, $0.001 par value, 500,000,000 shares authorized 161,504,920 and 127,131,210 shares issued and outstanding, respectively	161,505	127,131
Additional paid-in capital	17,115,280	10,725,380
Accumulated deficit	(26,621,606)	(21,592,199)
Total Stockholders’ Deficit	(9,331,099)	(10,725,966)

Total Liabilities and Stockholders’ Deficit	$7,385,638	$7,325,071

See accompanying notes to consolidated financial statements

F-37

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Revenues	$11,377,928	$14,514,796	$22,366,876	$30,302,595

Costs and expenses
Cost of revenue (exclusive of depreciation and amortization)	10,051,119	14,381,822	19,908,428	29,835,974
General and administrative expenses	2,736,435	4,165,436	5,976,244	7,174,322

Total costs and expenses	12,787,554	18,547,258	25,884,672	37,010,296

Operating loss	(1,409,626)	(4,032,462)	(3,517,796)	(6,707,701)

Other income (expense)
Interest expense	(2,096,600)	(701,044)	(3,400,459)	(1,183,766)
Derivative expense	-	(147,721)	(1,775,057)	(496,055)
Change in fair value of derivative liabilities	645,830	224,378	949,680	192,562
Gain (loss) on investment in Centercom - related party	49,145	112,967	(24,628)	145,336
Gain on settlement of liabilities	701,404	2,108,543	842,982	2,556,979
Gain on deconsolidation of True Wireless	1,895,871	-	1,895,871	-
Other income	-	10,000	-	10,000
Total other income (expense) - net	1,195,650	1,607,123	(1,511,611)	1,225,056

Net loss	$(213,976)	$(2,425,339)	$(5,029,407)	$(5,482,645)

Loss per share - basic and diluted	$(0.00)	$(0.02)	$(0.03)	$(0.05)

Weighted average number of shares - basic	154,394,068	106,063,237	145,130,334	104,974,691

See accompanying notes to consolidated financial statements.

F-38

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Deficit

(unaudited)

Three and Six Months Ended June 30, 2021

	Series A Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

December 31, 2020	13,000,000	$13,000	721,598	$722	127,131,210	$127,131	$10,725,380	$(21,592,199)	(10,725,966)

Stock issued for services rendered and recognition of share- based compensation ($0.147 - $0.281/share)	-	-	-	-	63,000	63	12,348	-	12,411

Recognition of stock option expense	-	-	-	-	-	-	49,160	-	49,160

Stock issued for cash ($0.10 - $0.16/share)	-	-	-	-	13,000,000	13,000	1,497,000	-	1,510,000

Stock and warrants issued with debt recorded as a debt discount ($0.107/share)	-	-	-	-	900,000	900	2,037,735		2,038,635

Conversion of debt ($0.068 - $0.208/share)	-	-	-	-	6,614,537	6,615	851,543	-	858,158

Stock issued under make-whole arrangement ($0.112 - $0.12/share)	-	-	-	-	757,345	757	89,644	-	90,401

Stock issued in connection with debt modification ($0.112 - $0.16/share)	-	-	-	-	695,818	696	108,235	-	108,931

Stock issued in settlement of liabilities ($0.09 - $0.27/share)	-	-	-	-	3,586,850	3,587	461,126	-	464,713

Stock issued for acquisition of membership interest in ECS ($0.179/share)	-	-	-	-	100,000	100	17,800	-	17,900

Net loss	-	-	-	-	-	-	-	(4,815,431)	(4,815,431)

March 31, 2021	13,000,000	13,000	721,598	722	152,848,760	152,849	15,849,971	(26,407,630)	(10,391,088)

Stock issued for services rendered and recognition of share- based compensation ($0.119 - $0.22/share)	-	-	-	-	63,000	63	10,206	-	10,269

Recognition of stock option expense and related true up adjustment	-	-	-	-	-	-	(26,741)	-	(26,741)

Stock issued in settlement of liabilities ($0.128 - $0.20/share)	-	-	-	-	8,593,160	8,593	1,281,844	-	1,290,437

Net loss	-	-	-	-	-	-	-	(213,976)	(213,976)

June 30, 2021	13,000,000	$13,000	721,598	$722	161,504,920	$161,505	$17,115,280	$(26,621,606)	(9,331,099)

F-39

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Deficit

(unaudited)

Three and Six Months Ended June 30, 2020

	Series A Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

December 31, 2019	13,000,000	$13,000	721,598	$722	102,193,579	$102,193	$6,055,042	$(10,870,572)	(4,699,615)

Recognition of share- based compensation	-	-	-	-	-	-	16,901	-	16,901

Stock and warrants issued for cash	-	-	-	-	428,457	429	149,571	-	150,000

Stock issued with debt recorded as a debt discount	-	-	-	-	1,750,000	1,750	533,050		534,800

Stock issued for acquisition	-	-	-	-	550,000	550	177,226	-	177,776

Net loss	-	-	-	-	-	-	-	(3,057,306)	(3,057,306)

March 31, 2020	13,000,000	13,000	721,598	722	104,922,036	104,922	6,931,790	(13,927,878)	(6,877,444)

Recognition of share- based compensation	-	-	-	-	-	-	51,268	-	51,268

Stock and warrants issued for cash	-	-	-	-	1,585,714	1,586	553,414	-	555,000

Stock and warrants issued with debt recorded as a debt discount	-	-	-	-	572,000	572	266,264	-	266,836

Stock issued for conversion of debt	-	-	-	-	8,150,000	8,150	1,938,490	-	1,946,640

Stock issued for acquisition	-	-	-	-	75,000	75	20,365	-	20,440

Stock repurchased for cash	-	-	-	-	(2,380,952)	(2,382)	(497,618)	-	(500,000)

Net loss	-	-	-	-	-	-	-	(2,425,339)	(2,425,339)

June 30, 2020	13,000,000	$13,000	721,598	$722	112,923,798	$112,923	$9,263,973	$(16,353,217)	$(6,962,599)

See accompanying notes to consolidated financial statements

F-40

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(5,029,407)	$(5,482,645)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	398,240	569,811
Amortization of right-of-use assets	92,531	92,867
Amortization of debt discount	1,351,351	796,863
Recognition of share- based compensation	45,099	68,169
Change in fair value of derivative liabilities	(949,680)	(192,562)
Derivative expense	1,775,057	496,055
Gain on settlement of liabilities	(840,932)	(2,681,586)
Gain (loss) on equity method investment - Centercom - related party	24,628	(145,336)
Gain on deconsolidation of subsidiary (True Wireless)	(1,895,871)	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(411,943)	2,241,635
Lifeline revenue - due from USAC	105,532	(172,300)
Inventory	(71,700)	(102,682)
Prepaids	(462)	64,534
Other	-	66,457
Increase (decrease) in
Accounts payable and accrued expenses	1,824,604	1,971,652
Accounts payable and accrued expenses - related party	(1,305,278)	-
Deferred revenue	122,600	317,148
Gain contingency	-	(38,040)
Operating lease liability	(89,616)	(101,029)
Net cash used in operating activities	(4,855,247)	(2,230,989)

Investing activities
Purchase of property and equipment	(45,983)	(2,836)
Cash disposed in deconsolidation of subsidiary (True Wireless)	(325,316)	-
Net cash used in investing activities	(371,299)	(2,836)

Financing activities
Proceeds from stock and warrants issued for cash	1,510,000	705,000
Repurchase of common stock	-	(500,000)
Proceeds from loans - related party	2,123,000	200,000
Repayments of loans - related party	(63,000)	(100,000)
Proceeds from notes payable	-	648,082
Repayments on notes payable	(250,000)	(27,500)
Proceeds from SBA notes	518,167	-
Proceeds from convertible notes	2,550,000	1,912,000
Repayments on convertible notes - net of overpayment	(1,260,792)	(468,000)
Cash paid for debt issuance costs	-	(142,000)
Net cash provided by financing activities	5,127,375	2,227,582

Net decrease in cash	(99,171)	(6,243)

Cash - beginning of period	673,995	346,040

Cash - end of period	$574,824	$339,797

Supplemental disclosure of cash flow information
Cash paid for interest	$113,810	$64,646
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities

Deconsolidation of subsidiary (True Wireless)	$2,434,552	$-
Debt discount/issue costs recorded in connection with derivative liabilities	$2,140,829	$1,234,546
Stock issued in settlement of liabilities	$1,755,150	$-
Conversion of debt into equity	$858,158	$-
Right-of-use asset obtained in exchange for new operating lease liability	$515,848	$355,203
Termination of ECS right-of-use lease	228,752	-
Stock issued in connection with debt modification	$108,931	$-
Stock issued under make-whole arrangement	$90,401	$-
Stock issued for acquisition of membership interest in ECS	$17,900	$-
Stock issued for acquisition	$-	$165,000
Stock and warrants issued with debt recorded as a debt discount	$-	$801,636

See accompanying notes to consolidated financial statements

F-41

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

SurgePays, Inc. (“SurgePays,” “SP”, “we”, “our” or “the Company”), and its operating subsidiaries, is a technology-driven company building a next generation supply chain software platform that can offer wholesale goods and services more cost efficiently than traditional and existing wholesale distribution models.

The parent (SurgePays, Inc.) and subsidiaries are organized as follows:

Company Name	Incorporation Date	State of Incorporation
SurgePays, Inc.	August 18, 2006	Tennessee
KSIX Media, Inc.	November 5, 2014	Nevada
KSIX, LLC	September 14, 2011	Nevada
Surge Blockchain, LLC	January 29, 2009	Nevada
DigitizeIQ, LLC	July 23, 2014	Illinois
LogicsIQ, Inc. (f/k/a Surge Logics, Inc.)	October 2, 2018	Nevada
Surge Payments, LLC	December 17, 2018	Nevada
SurgePhone Wireless LLC	August 29, 2019	Nevada
SurgePays Fintech, Inc.	August 22, 2019	Nevada
True Wireless, Inc.	*October 29, 2020	Oklahoma

* Entity was disposed of on May 7, 2021. See below.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

F-42

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

We have implemented adjustments to our operations designed to keep employees safe and comply with international, federal, state, and local guidelines, including those regarding social distancing. The extent to which COVID-19 may further impact the Company’s business, results of operations, financial condition and cash flows will depend on future developments, which are highly uncertain and cannot be predicted with confidence. In response to COVID-19, the United States government has passed legislation and taken other actions to provide financial relief to companies and other organizations affected by the pandemic.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations.

Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

To date, the Company has not experienced any significant economic impact due to COVID-19.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2021 and the results of operations and cash flows for the periods presented. The results of operations for the three and six months ended June 30, 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 2, 2021.

F-43

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the six months ended June 30, 2021, the Company had:

●	Net loss of $5,029,407; and
●	Net cash used in operations was $4,855,247

Additionally, at June 30, 2021, the Company had:

●	Accumulated deficit of $26,621,606
●	Stockholders’ deficit of $9,331,099; and
●	Working capital deficit of $12,280,414

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company has cash on hand of $574,824 at June 30, 2021. Although the Company intends to raise additional debt or equity capital, the Company expects to continue to incur significant losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as product and service sales ramp up along with continuing expenses related to compensation, professional fees, development and regulatory are incurred.

F-44

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

The Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended June 30, 2022, and our current capital structure including equity-based instruments and our obligations and debts.

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve- month period subsequent to the date that these consolidated financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Pursuing additional capital raising opportunities,
●	Continuing to explore and execute prospective partnering or distribution opportunities; and
●	Identifying unique market opportunities that represent potential positive short-term cash flow.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting, in accordance with which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date.

The fair value of the consideration paid, including contingent consideration, is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.

F-45

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results. Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s operating results. At June 30, 2021 and December 31, 2020, goodwill was $866,782, respectively.

Deconsolidation of Subsidiary

In accordance with ASC Topic 810-10-40, a parent company must deconsolidate a subsidiary as of the date the parent ceases to have a controlling interest in that subsidiary and recognize a gain or loss in net income at that time.

On May 7, 2021, the Company disposed of its subsidiary True Wireless, Inc. (“TW”), however we retained $1,097,659 in liabilities which consisted of $1,077,659 in accounts payable and accrued expenses as well as $20,000 in related party loans. In connection with the sale, the Company received an unsecured note receivable for $176,851, bearing interest at 0.6%, with a default interest rate of 10%. The Company will receive 25 payments of principal and accrued interest totaling $7,461 commencing in June 2023. Payments are scheduled as follows:

For the Year Ended December 31, 2021

2021 (6 months)	$-
2022	-
2023	52,227
2024	89,532
2025	44,766
186,525
Less: amount representing interest receivable	(9,674)
Total	$176,851

F-46

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

As a result of the sale, we deconsolidated our entire ownership interest in TW from our consolidated financial statements on May 7, 2021, the effective date of the sale agreement, and recognized a gain on deconsolidation of $1,895,871 as follows:

Consideration
Note receivable	$176,851

Fair value of consideration received	176,851

Recognized amounts of identifiable assets sold and liabilities assumed by buyer:

Cash	325,316
Lifeline revenue due from USAC	74,650
Inventory	107,089
Property and equipment - net	20,645
Operating lease - right of use asset - net	10,981
Total assets sold	538,681

Accounts payable and accrued expenses	1,183,850
Line of credit	912,870
Loan payable - SBA government	150,000
Operating lease liability	10,981
Total liabilities assumed by buyer	2,257,701

Total net liabilities assumed by buyer	1,719,020

Gain on deconsolidation of True Wireless	$1,895,871

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as multiple reportable segments.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

See Note 10 regarding segment disclosure.

F-47

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates during the six months ended June 30, 2021 and 2020, respectively, include, allowance for doubtful accounts and other receivables, inventory reserves and classifications, valuation of beneficial conversion features in convertible debt, valuation of loss contingencies, valuation of derivative liabilities, valuation of stock-based compensation, estimated useful lives related to intangible assets and property and equipment, implicit interest rate in right-of-use operating leases, uncertain tax positions, and the valuation allowance on deferred tax assets.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

F-48

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 —Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and accounts payable and accrued expenses – related party, are carried at historical cost. At June 30, 2021 and December 31, 2020, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

F-49

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At June 30, 2021 and December 31, 2020, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. There were no accounts in excess of this insured limit.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Allowance for doubtful accounts was $116,664 at June 30, 2021 and December 31, 2020, respectively.

For the three months ended June 30, 2021 and 2020, the Company recorded bad debt expense of $0 and $0, respectively.

For the six months ended June 30, 2021 and 2020, the Company recorded bad debt expense of $4,287 and $0, respectively. Bad debt expense has been recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Inventory

Inventory primarily consists of masks, hand sanitizer and other miscellaneous items. Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. As of June 30, 2021 and December 31, 2020, the Company had inventory of $175,359 and $178,309, respectively.

F-50

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

There were no impairment losses for the three and six months ended June 30, 2021 and 2020, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses for the three and six months ended June 30, 2021 and 2020, respectively.

Right of Use Assets and Lease Obligations

The Right of Use Asset and Lease Liability reflect the present value of the Company’s estimated future minimum lease payments over the lease term, which may include options that are reasonably assured of being exercised, discounted using a collateralized incremental borrowing rate.

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Typically, renewal options are considered reasonably assured of being exercised if the associated asset lives of the building or leasehold improvements exceed that of the initial lease term, and the performance of the business remains strong. Therefore, the Right of Use Asset and Lease Liability may include an assumption on renewal options that have not yet been exercised by the Company. At June 30, 2021, the Company’s operating leases contained renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

As the rate implicit in leases are not readily determinable, the Company uses an incremental borrowing rate to calculate the lease liability that represents an estimate of the interest rate the Company would incur to borrow on a collateralized basis over the term of a lease within a particular currency environment.

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The Company uses a binomial model to determine fair value.

Upon conversion of a note where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares at fair value, relieves all related notes, derivatives, and debt discounts, and recognizes a net gain or loss on extinguishment. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The Company has adopted ASU 2017-11, “Earnings per share (Topic 260)”, provided that when determining whether certain financial instruments should be classified as liability or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock.

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The guidance simplifies the accounting for certain equity-linked financial instruments and embedded features with down round features that reduce the exercise price when the pricing of a future round of financing is lower. This allows the company to treat such instruments or their embedded features as equity instead of considering them as a derivative liability. If such a feature is triggered the value is measured pre-trigger and post-trigger. The difference in these two measurements is treated as a dividend, reducing income, which will reduce the income available to common stockholders.

If a down round feature on the conversion option embedded in the note is triggered, the Company will evaluate whether a beneficial conversion feature exists, the Company will record the amount as a debt discount and will amortize it over the remaining term of the debt.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which may contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted, by the holder, into Common Stock shares at a fixed discount to the price of the Common Stock at the time of conversion. The Company measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the premium to interest expense on the note issuance date.

Beneficial Conversion Features

For instruments that are not considered liabilities under ASC 480 or ASC 815, the Company applies ASC 470-20 to convertible securities with beneficial conversion features that must be settled in stock. ASC 470-20 requires that the beneficial conversion feature be valued at the commitment date as the difference between the effective conversion price and the fair market value of the Common Stock (whereby the conversion price is lower than the fair market value) into which the security is convertible, multiplied by the number of shares into which the security is convertible limited to the amount of the loan. This amount is recorded as a debt discount and amortized to interest expense in the Consolidated Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense in the consolidated statements of operations, over the life of the underlying debt instrument.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

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Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 to align revenue recognition more closely with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2020 and 2019 contained a significant financing component.

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Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price considering available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The following reflects additional discussion regarding our revenue recognition policies for each of our material revenue streams. For each revenue stream we do not offer any returns, refunds or warranties, and no arrangements are cancellable. Additionally, all contract consideration is fixed and determinable at the initiation of the contract.

Performance obligations for TW and LogicsIQ are satisfied when services are performed. Performance obligations for ECS and SB are satisfied at point of sale. For each revenue stream we only have a single performance obligation.

True Wireless (TW)

TW is licensed to provide wireless services to qualifying low-income customers in five states. Revenues are recognized when a lifeline application is completed and accepted. Each month we reconcile subscriber usage to ensure the service was utilized. A monthly file is submitted to the Universal Service Administrative Company for review and approval, at which time we have completed our performance obligation and recognize accounts receivable and revenue. Revenues are recorded in the month when services were rendered, with payment typically received on the 15th of the following month. If the subscriber did not utilize the Lifeline service during the month, we have 15-days to cure usage. If not cured, the subscriber is de-enrolled from the lifeline program at day 45. This process to verify usage and de-enrollment has been temporarily suspended due to the COVID-19 pandemic. Historically, we have had an insignificant number of subscribers de-enrolled. TW was sold in May 2021 and has been deconsolidated.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

ECS and Surge Blockchain (SB)

Revenues are generated through the re-sale of telecommunication products such as mobile phones, wireless top-up refills, and other mobile related products. At the time in which our products are sold through our online web portal (point of sale), our performance obligation is considered complete. At point of sale, our web portal platform initiates an automated clearing house transaction (ACH) resulting in the recording revenue.

LogicsIQ

LogicsIQ is an enterprise software development company providing marketing business intelligence (“BI”), plaintiff generation and case load management solutions for law firms representing plaintiffs in Mass Tort legal cases. Revenues are earned from our lead generation and retained services offerings.

Lead generation consist of sourcing leads, which requires us to drive traffic to our landing pages for a specific marketing campaign. We also achieve this in certain marketing campaigns by using third-party preferred vendors to meet the needs of our clients. Revenues are recognized at the time the lead is delivered to the client. If payment is received in advance of the delivery of services, it is included in deferred revenue, and subsequently recognized once the performance obligation has been completed.

Retained service offerings consist of turning leads into a retained legal case. To provide this service to our customers, we qualify leads through verification of information collected during the lead generation process. Additionally, we further qualify these leads using a client questionnaire which assists in determining the services to be provided. The qualification process is completed using our call center operations.

If payment is received in advance of the delivery of services, it is included in deferred revenue, and subsequently recognized once the performance obligation has been completed. At the time of delivery of leads and the creation of retained cases (customers are qualified at this point), our performance obligation has been completed and revenues are recognized. Arrangements with customers do not provide the customer with the right to take possession of our software or platform at any time. Once the advertising is delivered, it is non-refundable.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized. The Company recorded $565,900 of deferred revenue as of June 30, 2021 and $443,300 as of December 31, 2020.

The following represents the Company’s disaggregation of revenues for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
	2021		2020
Revenue	Revenue	% of Revenues	Revenue	% of Revenues

ECS	$13,172,325	58.89%	$18,724,604	61.79%
LogicsIQ, Inc.	7,897,455	35.31%	9,908,046	32.70%
True Wireless	1,157,837	5.18%	1,044,848	3.45%
Surge Blockchain, LLC	77,918	0.35%	423,478	1.40%
Other	61,341	0.27%	201,619	0.67%
Total Revenues	$22,366,876	100%	$30,302,595	100%

Cost of Revenues

Cost of revenues primarily consists of purchased telecom services and access to wireless networks.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of June 30, 2021 and December 31, 2020, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the three and six months ended June 30, 2021 and 2020, respectively.

As of June 30, 2021, tax years 2018-2020 remain open for IRS audit.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the three and six months ended June 30, 2021 and 2020, respectively.

Investment – Related Party

On January 17, 2019, we announced the completion of an agreement to acquire a 40% equity ownership of CenterCom Global, S.A. de C.V. (“CenterCom”). CenterCom is a dynamic operations center currently providing sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Our CenterCom team is based in El Salvador. Anthony N. Nuzzo, a director and officer and the holder of approximately 10% of our voting equity has a controlling interest in CenterCom Global. CenterCom also provides call center support for various third-party clients.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

The strategic partnership with CenterCom as a bilingual operations hub has powered our growth and revenue. CenterCom has been built to support the infrastructure required to rapidly scale in synergy and efficiency to support our sales growth, customer service and development.

We account for this investment under the equity method. Investments accounted for under the equity method are recorded based upon the amount of our investment and adjusted each period for our share of the investee’s income or loss. All investments are reviewed for changes in circumstance or the occurrence of events that suggest an other than temporary event where our investment may not be recoverable.

At June 30, 2021 and December 31, 2020, our investment in CenterCom was $389,984 and $414,612, respectively.

During the three months ended June 30, 2021 and 2020, we recognized a gain of $49,145 and $112,967, respectively.

During the six months ended June 30, 2021 and 2020, we recognized a loss of $24,628 and a gain of $49,145 and a gain of $145,336, respectively.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the consolidated statements of operations.

The Company recognized $115,533 and $52,405 in marketing and advertising costs during the three months ended June 30, 2021 and 2021, respectively.

The Company recognized $562,292 and $152,957 in marketing and advertising costs during the six months ended June 30, 2021 and 2021, respectively.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,
●	Expected dividends,
●	Expected volatility,
●	Risk-free interest rate; and
●	Expected life of option

In June 2018, the FASB issued ASU No. 2018-07, “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” ASU No 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards.

Common Stock Awards

The Company may grant Common Stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to Common Stock awards for the settlement of services provided by non-employees is recorded in accordance with ASU 2018-07 (June 2018) on the consolidated statement of operations in the same manner and charged to the same account as if such settlements had been made in cash.

Stock Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its Common Stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of Common Stock are initially recorded at fair value as a reduction in additional paid-in capital of the Common Stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance if there is not a service period.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

Pursuant to ASC 260-10-45, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of June 30, 2021 and 2020 were as follows:

	June 30, 2021	June 30, 2020
Convertible notes payable and related accrued interest (1)	25,406,041	12,461,539
Warrants (2)	21,380,865	7,063,919
Stock options (3)	170,035	850,176
Series A, convertible preferred stock (4)	1,300,000	1,300,000
Series C, convertible preferred stock (5)	180,399,500	180,399,500
Total common stock equivalents	228,656,441	202,075,134

1 - exercise prices $0.0838 - $0.1001/share

2 - exercise prices $0.16 - $3/share

3 - exercise price $0.32/share

4 - each share converts to 1/10 of a share of common stock

5 - each share converts to 250 shares of common stock

The convertible notes contain exercise prices that have a discount to market ranging from 70% - 75% of the 10 or 20 days (See Note 4). As a result, the amount computed for common stock equivalents could change given the quoted closing trading price at each reporting period.

Warrants and stock options included as commons stock equivalents represent those that are vested and exercisable.

Based on the potential common stock equivalents noted above at June 30, 2021, the Company has sufficient authorized shares of common stock (500,000,000) to settle any potential exercises of common stock equivalents.

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Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year beginning October 1, 2023, and early adoption is permitted. The Company has not completed its review of the impact of this standard on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. We adopted this pronouncement on January 1, 2021; however, the adoption of this standard did not have material effect on the Company’s consolidated financial statements.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

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However, based on the Company’s history of immaterial credit losses from trade receivables, management does not expect that the adoption of this standard will have a material effect on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. ASU 2020-06 is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted. We adopted this pronouncement on January 1, 2021; however, the adoption of this standard did not have material effect on the Company’s consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the consolidated results of operations, stockholders’ deficit, or cash flows.

At June 30, 2021 and December 31, 2020, respectively, on the consolidated balance sheets, the Company separated its various types of debt into more distinct categories. Certain accounts payable were reclassified from non-current to current.

For the three and six months ended June 30, 2021 and 2020, respectively, on the consolidated statements of operations, the Company reclassified certain expenses amongst general and administrative and cost of revenues.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Note 3 – Property and Equipment

Property and equipment consisted of the following:

			Estimated Useful
Type	June 30, 2021	December 31, 2020	Lives (Years)

Computer equipment and software	$315,138	$273,256	3 - 5
Furniture and fixtures	45,684	47,526	5 - 7
Leasehold improvements	1,789	21,512	15
	362,611	342,294
Less: accumulated depreciation	(133,200)	(105,484)
Property and equipment - net	$229,411	$236,810

Depreciation expense for the three months ended June 30, 2021 and 2020 was $16,905 and $15,557, respectively.

Depreciation expense for the six months ended June 30, 2021 and 2020 was $32,736 and $30,981, respectively.

These amounts are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

In connection with the deconsolidation of TW, the Company disposed of property and equipment with a net carrying amount of $20,645.

Note 4 – Intangibles

Intangibles consisted of the following:

			Estimated Useful
Type	June 30, 2021	December 31, 2020	Lives (Years)

Proprietary Software	$4,286,402	$4,286,402	7
Tradenames/trademarks	617,474	617,474	15
ECS membership agreement	465,000	465,000	1
Noncompetition agreement	201,389	201,389	2
Customer Relationships	183,255	183,255	5
	5,753,520	5,753,520
Less: accumulated amortization	(1,993,282)	(1,627,778)
Intangibles - net	$3,760,238	$4,125,742

ECS has been a financial technology tech and wireless top-up platform for over 15 years. On October 1, 2019, we acquired ECS primarily for the favorable ACH banking relationships and a fintech transactions platform (proprietary software) processing over 20,000 transactions a day at approximately 8,000 independently owned retail stores. The goal was to incorporate our blockchain components into the existing ECS network (proprietary software). After a year of development and integration, we believe the ECS platform has been successfully merged into our platform with secure ledger data backups and will continue to serve as the proven backbone for wireless top-up transactions and wireless product aggregation. The majority of the purchase price was allocated to the “Proprietary Software” category being amortized straight-line over seven years.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Amortization expense for the three months ended June 30, 2021 and 2020, was $163,377 and $288,790, respectively.

Amortization expense for the six months ended June 30, 2021 and 2020, was $365,504 and $538,830, respectively.

Estimated amortization expense for each of the five (5) succeeding years and thereafter is as follows:

For the Year Ended December 31, 2021

2021 (6 months)	$326,754
2022	$653,508
2023	$653,508
2024	$653,508
2025	$653,508
Thereafter	819,452
Total	$3,760,238

Note 5 – Debt

The following represents a summary of the Company’s notes payable – SBA government, loans payable – related parties, notes payable and convertible notes, key terms, and outstanding balances at June 30, 2021 and December 31, 2020, respectively:

Notes Payable – SBA government

(1)	Paycheck Protection Program - PPP Loan

Pertaining to the Company’s eighteen (18) month loan and in accordance with the Paycheck Protection Program (“PPP”) and Conditional Loan Forgiveness, the promissory note evidencing the loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

Under the terms of the PPP loan program, all or a portion of this Loan may be forgiven upon request from Borrower to Lender, provided the Loan proceeds are used in accordance with the terms of the Coronavirus Aid, Relief and Economic Security Act (the “Act” or “CARES”), Borrower is not in default under the Loan or any of the Loan Documents, and Borrower has provided documentation to Lender supporting such request for forgiveness that includes verifiable information on Borrower’s use of the Loan proceeds, to Lender’s satisfaction, in its sole and absolute discretion.

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SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(2)	Economic Injury Disaster Loan (“EIDL”)

This program was made available to eligible borrowers in light of the impact of the COVID-19 pandemic and the negative economic impact on the Company’s business. Proceeds from the EIDL are to be used for working capital purposes.

Installment payments, including principal and interest, are due monthly (beginning twelve (12) months from the date of the promissory note) in amounts ranging from $109 - $751/month. The balance of principal and interest is payable over the next thirty (30) years from the date of the promissory note. There are no penalties for prepayment. Based upon guidance issued by the SBA on June 19, 2020, the EIDL Loan is not required to be refinanced by the PPP loan.

	PPP	EIDL	EIDL	EIDL
Terms	SBA	SBA	SBA	SBA

Issuance dates of SBA loans	April 2020	May 2020	July 2020	March 2021
Term	18 months	30 Years	30 Years	30 Years
Maturity date	October 2021	May 2050	July 2050	March 2026
Interest rate	1%	3.75%	3.75%	3.75%
Collateral	Unsecured	Unsecured	Unsecured	Unsecured
Conversion price	N/A	N/A	N/A	N/A

						Total

Principal	$498,082	$150,000	$486,600		$518,167	$1,652,849

Balance - December 31, 2019	-	-	-		-	-
Gross proceeds	498,082	150,000	486,600		-	1,134,682
Balance - December 31, 2020	498,082	150,000	486,600		-	1,134,682
Gross proceeds	-	-	-		518,167	518,167
Deconsolidation of subsidiary (“TW”)	-	-	(150,000	)*	-	(150,000)
Balance - June 30, 2021	$498,082	$150,000	$336,600		$518,167	$1,502,849

*In connection with the deconsolidation of TW, $150,000 was assumed by the buyer.

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SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Notes Payable – Related Parties

	1	2
	Note Payable	Note Payable
Terms	Related Party	Related Party

Issuance dates of notes	Various	May 2020/January 2021
Maturity date	December 27, 2021/August 15, 2022 and due on demand	March 2021 and due on demand
Interest rate	6% - 15%	15%
Collateral	Unsecured	Unsecured
Conversion price	N/A	N/A

			Total

Principal	$5,401,940	$210,500	$5,612,440

Balance - December 31, 2019	2,205,440	-	2,205,440
Gross proceeds	1,136,500	147,500	1,284,000
Balance - December 31, 2020	3,341,940	147,500	3,489,440
Gross proceeds	2,060,000	63,000	2,123,000
Repayments	-	(63,000)	(63,000)
Balance - June 30, 2021	$5,401,940	$147,500	$5,549,440

1	Activity is with the Company’s Chief Executive Officer and Board Director (Kevin Brian Cox). These balances consist of various loans at varying interest rates. Advances received in 2019 and prior have maturity dates, whereas advances received after 2019 are due on demand.

2	Activity is with the Company’s President, Chief Operating Officer and Board Director (Anthony Nuzzo). In 2021, the Company received advances of $63,000 in the quarter ended March 31, 2021, which were repaid in the quarter ended March 31, 2021 (this related to the January 2021 note). The remaining outstanding amount of $147,500 is due on demand.

F-67

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Notes Payable

Terms	Note	Note	Note

Issuance dates of notes	2016	2016	November 4, 2019
Term	1 year	1 year	1 year
Maturity date	2016	2017	November 3, 2020
Interest rate	5%	10%	18%
Collateral	Unsecured	Unsecured	Unsecured
Conversion price	N/A	N/A	N/A

				Total	In-Default

Principal	$485,000	$27,500	$250,000	$762,500

Balance - December 31, 2019	485,000	27,500	223,672	736,172	$512,500
Amortization of debt discount	-	-	26,328	26,328
Repayments	(485,000)	(27,500)	-	(512,500)
Balance - December 31, 2020	-	-	250,000	250,000	250,000
Repayments	-	-	(250,000)	(250,000)
Balance - June 30, 2021	$-	$-	$-	$-	$-

F-68

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Convertible Notes Payable – Net

Terms	Notes Payable	Notes Payable	Note Payable	Note Payable	Note Payable	Note Payable	Note Payable	Note Payable	Note Payable	Note Payable

Issuance dates of notes	2019 and Prior	February 2020	February 2020	March 2020	March 2020	May 2020	July 2020	December 2020	January 2021	March 2021
Maturity date	2020	February 2021	April 2021	February 2021	March 2021	February 2021	April 2021	September 2021	May 2021	March 2022
Interest rate	14%	14%	14%	14%	14%	10%	10%	10%	12%	5%
Collateral	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured
Conversion price	A	A	A	A	A	A	B	B	B	C

												Total

Principal	$-	$756,000	$216,000	$378,000	$162,000		$400,000	$270,000	$165,000	$250,000	$2,300,000	$4,897,000

Balance - December 31, 2019	$4,436,684	$-	$-	$-	$-		$-	$-	$-	$-	$-	$4,436,684
Gross proceeds	-	756,000	216,000	378,000	162,000		400,000	270,000	165,000	-	-	2,347,000
Debt discount	-	(756,000)	(216,000)	(378,000)	(162,000)		(400,000)	(270,000)	(165,000)	-	-	(2,347,000)
Amortization of debt discount	161,217	682,369	194,716	330,982	129,157		320,000	161,606	10,389	-	-	1,990,436
Repayments - cash	(438,698)	(94,447)	-	-	(35,614)		-	-	-	-	-	(568,759)
Repayments - common stock	(4,159,203)	(107,297)	-	-	(75,691)		-	-	-	-	-	(4,342,191)
Balance - December 31, 2020	-	480,625	194,716	330,982	17,852		320,000	161,606	10,389	-	-	1,516,170
Gross proceeds	-	-	-	-	-		-	-	-	250,000	2,300,000	2,550,000
Debt discount	-	-	-	-	-		-	-	-	(160,829)	(2,300,000)	(2,460,829)
Amortization of debt discount	-	73,631	21,284	47,018	32,843		80,000	108,394	108,996	160,829	718,356	1,351,351
Repayments - cash	-	(264,204)	(216,000)	(52,943)	(52,642)		(400,000)	(101,951)	-	(250,000)	-	(1,337,740)
Repayments - common stock	-	(290,052)	-	(325,057)	(75,000)			(168,049)		-	-	(858,158)
Reclassified to receivable	-	-	-	-	76,947	D	-	-	-	-	-	76,947
Balance - June 30, 2021	$-	$-	$-	$-	$-		$-	$-	$119,385	$-	$718,356	$837,741

A – Convertible at 65% multiplied by the lowest one (1) day volume weighted average price (“VWAP”) of the Company’s common stock during the ten (10) trading days prior to conversion.

B – Convertible at 70% multiplied by the lowest one (1) day volume weighted average price (“VWAP”) of the Company’s common stock during the ten (10) trading days prior to conversion.

C – Convertible at 75% multiplied by the lowest one (1) day volume weighted average price (“VWAP”) of the Company’s common stock during the ten (10) trading days prior to conversion.

D - During 2021, the Company overpaid a note holder when settling the outstanding balance. This overpayment had been recorded as a receivable and was repaid in full in April 2021.

F-69

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Line of Credit

The Company had a $1,000,000 line of credit with a bank, bearing interest at 6%, which was due in April 2021. The line of credit was secured by all of the Company’s assets and was personally guaranteed by the owner of the majority of the Company’s voting shares. The balance at June 30, 2021 and December 31, 2020 was $0 and $912,870. In connection with the deconsolidation of TW in May 2021, the buyer assumed the line of credit.

Note 6 – Derivative Liabilities

The above convertible notes contained an embedded conversion option with a conversion price that could result in issuing an undeterminable amount of future common stock to settle the host contract. Accordingly, the embedded conversion option is required to be bifurcated from the host instrument (convertible note) and treated as a liability, which is calculated at fair value, and marked to market at each reporting period.

The Company used the binomial pricing model to estimate the fair value of its embedded conversion option liabilities with the following inputs:

	June 30, 2021	December 31, 2020
Expected term (years)	0.20 - 0.75 years	0.75 years
Expected volatility	143% - 291%	96% - 132%
Expected dividends	0%	0%
Risk free interest rate	0.03% - 0.08%	0.08% - 1.51%

A reconciliation of the beginning and ending balances for the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows at June 30, 2021 and December 31, 2020:

Derivative liability - December 31, 2019	$190,846
Fair value at commitment date	2,024,191
Fair value mark to market adjustment	(577,936)
Gain on derivative liability upon related debt settled	(279,573)
Derivative liability - December 31, 2020	1,357,528
Fair value at commitment date	1,877,251
Fair value mark to market adjustment	(949,680)
Gain on derivative liability upon related debt settled	(825,932)
Derivative liability - June 30, 2021	$1,459,167

Changes in fair value of derivative liabilities are included in other income (expense) in the accompanying consolidated statements of operations.

F-70

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

During the three months ended June 30, 2021 and 2020, the Company recorded a change in fair of derivative liabilities of $645,830 and $224,378, respectively.

During the six months ended June 30, 2021 and 2020, the Company recorded a change in fair of derivative liabilities of $949,680 and $192,562, respectively.

In connection with bifurcating the embedded conversion option and accounting for this instrument at fair value, the Company computed a fair value on the commitment date, and upon the initial valuation of this instrument, determined that the fair value of the liability exceeded the proceeds of the debt host instrument.

As a result, the Company recorded a debt discount at the maximum amount allowed (the face amount of the debt), which required the overage to be recorded as a derivative expense.

For the three months ended June 30, 2021 and 2020, the Company recorded a derivative expense of $0 and $147,721, respectively.

For the six months ended June 30, 2021 and 2020, the Company recorded a derivative expense of $1,775,057 and $496,055, respectively.

F-71

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Note 7 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

Liabilities measured at fair value on a recurring basis consisted of the following at June 30, 2021 and December 31, 2020:

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	June 30, 2021	(Level 1)	(Level 2)	(Level 3)

Derivative liabilities	$1,459,167	$-	$-	$1,459,167

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	December 31, 2020	(Level 1)	(Level 2)	(Level 3)

Derivative liabilities	$1,357,528	$-	$-	$1,357,528

Note 8 – Commitments and Contingencies

Operating Lease

We have entered into various operating lease agreements, including our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

F-72

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have lease agreements with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

Our leases, where we are the lessee, do not include an option to extend the lease term. Our lease also includes an option to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying consolidated statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

At June 30, 2021 and December 31, 2020, respectively, the Company has no financing leases as defined in ASC 842, “Leases.”

F-73

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

The tables below present information regarding the Company’s operating lease assets and liabilities at June 30, 2021 and December 31, 2020, respectively:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2021	June 30, 2020
Operating Leases	$110,315	$130,314
Interest on lease liabilities	25,352	32,733
Total net lease cost	$135,667	$163,047

Supplemental balance sheet information related to leases was as follows:

	June 30, 2021	December 31, 2020

Operating leases

Operating lease ROU assets - net	$552,222	$368,638

Operating lease liabilities - current	$97,880	$210,556
Operating lease liabilities - non-current	454,342	155,167
Total operating lease liabilities	$552,222	$365,723

Supplemental cash flow and other information related to leases was as follows:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2021	June 30, 2020
Cash paid for amounts included in measurement of lease liabilities
Operating cash flows from operating leases	$89,616	$92,867

ROU assets obtained in exchange for lease liabilities
Operating leases	$515,848	$355,203

Weighted average remaining lease term (in years)
Operating leases	8.21	2.20

Weighted average discount rate
Operating leases	5%	11%

2021 (6 months remaining)	$62,129
2022	78,750
2023	60,294
2024	61,876
2025	63,460
Thereafter	357,078
Total lease payments	683,587
Less: amount representing interest	(131,365)
Total lease obligations	$552,222

In May 2021, the Company and its landlord mutually agreed to terminate the outstanding lease for ECS. The Company had an outstanding ROU liability of $228,752 at the date of termination. There was no gain or loss on lease termination.

F-74

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Contingencies

On November 1, 2013, The Federal Communications Commission (“FCC”) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

On January 15, 2020, the Company and Carter Matzinger (a member of the Company’s Board of Directors) (collectively, the “Surge Party”), and the former owners of the Company’s wholly owned subsidiary, DigitizeIQ, LLC (collectively, the “DigitizeIQ Party” and, together with the Surge Party, the “Parties”), entered into a settlement agreement (the “DigitizeIQ Settlement Agreement”) to settle any claims the Parties may have had against each other. The parties made claims against each other with regard to alleged breaches of an Exchange Agreement, a Non-Compete Agreement, and promissory notes issued by the Company to the DigitzeIQ Party (the “DigitzeIQ Promissory Notes”). Pursuant to the DigitizeIQ Settlement Agreement, the Parties, in addition to releasing all claims against each other, agreed to cooperate to ensure the complete transfer and assignment of the domain “digitizeiq.com” to the Company and agreed that the DigitizeIQ Promissory Notes are deemed terminated. As a result of the DigitizeIQ Promissory Notes being terminated, the Company reduced its liabilities by approximately $580,000.

On July 9, 2020, the Company entered into a settlement and release agreement with Unimax Communications, LLC (“Unimax”). The settlement is related to a complaint filed by Unimax alleging the Company is indebted pursuant to a purchase order and additional financing terms. The Company agreed to pay Unimax the total sum of $785,000 over a 24-month period. The settlement amount is included accounts payable and accrued expenses on the consolidated balance sheets. The balance was repaid in April 2021.

SurgePays, Inc., formerly named as Surge Holdings, Inc., a Nevada corporation, Plaintiff, vs. Glen Eagles Acquisition LP, a Delaware limited partnership, Defendant; District Court Clark County, Nevada; Case No.: A-21-831204-B:

F-75

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

On March 4, 2021, Glen Eagles Acquisition LP (“Glen Eagles”) demanded payment of either $1,000,000 cash or $2,500,000 worth of Surge’s common stock based on false allegations of impropriety. In sum, Glen Eagles contended that Surge had diluted its shares and denied Glen Eagles the benefit of its June, 2020 stock exchange transaction with Surge. At the time of Glen Eagles’ demand to Surge, however, Surge’s stock price was comparable to and even greater than its price at the time of the June 2020 exchange transaction. On March 16, 2021, Surge filed suit against Glen Eagles, seeking declaratory relief and alleging Glen Eagles breached the implied covenant of good faith and fair dealing inherent in the June, 2020 exchange agreement by demanding additional payment. On April 19, 2021, Glen Eagles filed an answer and a counterclaim against Surge and its Chief Executive Officer, Brian Cox, alleging claims for declaratory relief, breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, fraudulent concealment, and seeking the appointment of a receiver. The trial is tentatively scheduled to begin on June 20, 2022.

Note 9 – Stockholders’ Deficit

At June 30, 2021, and prior to the conversions noted below, the Company had three (3) classes of stock:

Common Stock

-	500,000,000 shares authorized
-	Par value - $0.001
-	Voting at 1 vote per share

Series A, Convertible Preferred Stock

-	13,000,000 shares authorized
-	13,000,000 issued and outstanding
-	Par value - $0.001
-	Voting at 10 votes per share (130,000,000 votes)
-	Ranks senior to any other class of preferred stock
-	Dividends - none
-	Liquidation preference – none
-	Rights of redemption - none
-	Conversion into 1/10 of a share of Common Stock for each share held (1,300,000 Common Stock equivalents)

F-76

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Series C, Convertible Preferred Stock

-	1,000,000 shares authorized
-	721,598 issued and outstanding
-	Par value - $0.001
-	Voting at 250 votes per share (180,399,500 votes)
-	Ranks junior to any other class of preferred stock
-	Dividends – equal to the per share amount (as converted basis) as the common stockholders should the Board of Directors declare a dividend
-	Liquidation preference – original issue price plus any declared yet unpaid accrued dividends
-	Rights of redemption - none
-	Conversion into 250 shares of Common Stock for each share held (180,399,500 Common Stock equivalents)

Equity Transactions for the Six Months Ended June 30, 2021

Stock Issued for Cash

The Company issued 13,000,000 shares of Common Stock for $1,510,000 ($0.10 - $0.16/share).

Stock Issued for Services

The Company issued 126,000 shares of common stock for services rendered, having a fair value of $22,680 ($0.119 - $0.281/share), based upon the quoted closing trading price.

Stock Issued as Debt Discount

The Company issued 900,000 shares of common stock in connection with the issuance of debt, having a fair value of $2,038,635 ($0.107/share), based upon the quoted closing trading price.

Conversion of Debt

The Company issued 6,614,537 shares of common stock in connection with the conversion of convertible debt, having a fair value of $858,158 ($0.068 - $0.208/share), based upon the quoted closing trading price.

F-77

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Make-whole Arrangement

The Company issued 757,345 shares of common stock to debt holders that were entitled to shares upon the settlement of debt and related accrued interest. The shares had a fair value of $90,401 ($0.112 - $0.12/share), based upon the quoted closing trading price.

Stock Issued for Debt Modification

The Company issued 695,808 shares of common stock in connection with the modification of debt arrangements. The shares had a fair value of $108,931 ($0.112 - $0.16/share), based upon the quoted closing trading price.

Stock Issued in Settlement of Liabilities

The Company issued 12,180,010 shares of common stock to various vendors and debt holders to settle accounts payable, debt and derivative liabilities. The shares had a fair value of $1,755,150 ($0.09 - $0.27/share), based upon the quoted closing trading price. In connection with these debt settlements, the Company recorded a gain of $842,982.

Stock Issued in Acquisition of Membership Interest in ECS

On January 30, 2020, the Company entered into a Membership Interest Purchase Agreement and Stock Purchase Agreement with ECS Prepaid, ECS, CSLS and the Winfrey’s. Pursuant to the agreements, the Company acquired all of the membership interests of ECS Prepaid and all of the issued and outstanding stock of each ECS and CSLS. The agreements provide that the consideration is to be paid by the Company through the issuance of 500,000 shares of the Company’s Common Stock. In addition, the agreements called for 25,000 shares of Common Stock to be issued to the Winfrey’s on a monthly basis over a 12-month period. During the three months ended March 31, 2021, the Company issued 100,000 shares of Common Stock in full settlement of the agreements. The shares had a fair value of $17,900 ($0.179/share), based upon the quoted closing trading price.

F-78

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Stock Options

Stock option transactions under the Company’s Plan for the six months ended June 30, 2021 and the year ended December 31, 2020 are summarized as follows:

Stock Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2019	-	$-	0.00	$-	$-
Exercisable - December 31, 2019	-	$-	0.00	$-	$-
Granted	850,176	$0.32	7.00	$-	$0.17
Exercised	-	$-		$-
Cancelled/Forfeited	-	$-		$-
Outstanding - December 31, 2020	850,176	$0.32	6.16	$-	$-
Vested and Exercisable - December 31, 2020	-	$-	0.00	$-	$-
Unvested and non-exercisable - December 31, 2020	850,176	$0.32	6.16	$-	$-

Outstanding - December 31, 2020	850,176	$0.32	6.16	$-	$-
Vested and Exercisable - December 31, 2020	-	$-	0.00	$-	$-
Unvested and non-exercisable - December 31, 2020	850,176	$0.32	6.16	$-	$-
Granted	-	-			$-
Exercised	-	-
Cancelled/Forfeited	-	-
Outstanding - June 30, 2021	850,176	$0.32	5.67	$-	$-
Vested and Exercisable - June 30, 2021	170,035	$0.32	5.67	$-	$-
Unvested and non-exercisable - June 30, 2021	680,141	$0.32	5.67	$-	$-

Compensation expense recorded for stock-based compensation is as follows for the six months ended June 30, 2021 and 2020, respectively:

	Six Months Ended
	June 30, 2021	June 30, 2020

Compensation expense	$18,587	$12,391

F-79

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Warrants

Warrant activity for the Six Months Ended June 30, 2021 and the Year Ended December 31, 2020 are summarized as follows:

Warrants	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding and exercisable - December 31, 2019	6,849,635	$0.71	1.98	$-
Granted	3,116,230	$0.53	-	-
Exercised	-	-	-	-
Cancelled/Forfeited	(250,000)	$0.80	-	-
Outstanding - December 31, 2020	9,715,865	$0.65	1.52	$-
Exercisable - December 31, 2020	9,715,865	$0.65	1.52	$-

Outstanding - December 31, 2020	9,715,865	$0.65	1.52	$-
Exercisable - December 31, 2020	9,715,865	$0.65	1.52	$-
Granted	13,897,500	$0.16	-	-
Exercised	-	-	-	-
Cancelled/Forfeited	(2,232,500)	$0.47	-	-
Outstanding - June 30, 2021	21,380,865	$0.35	3.48	$-
Exercisable - June 30, 2021	21,380,865	$0.35	3.48	$-

During 2021, the Company granted 13,897,500 warrants to convertible note holders.

F-80

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

Note 10 – Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the three and six months ended June 30, 2021 and 2020, are as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Revenues
Surge Blockchain & Other	$43,184	$248,702	$80,918	$547,105
LogicsIQ	4,489,052	4,456,127	7,897,455	9,908,046
TW	529,512	754,143	1,157,837	1,044,848
ECS	6,316,180	9,055,824	13,230,666	18,802,596
Total	$11,377,928	$14,514,796	$22,366,876	$30,302,595

Cost of Revenues (exclusive of depreciation and amortization)
Surge Blockchain & Other	$5,200	$372,586	$9,634	$621,327
LogicsIQ	3,834,060	4,401,979	6,800,813	9,140,516
TW	119,205	723,931	304,742	1,665,488
ECS	6,092,654	8,883,326	12,793,239	18,408,643
Total	$10,051,119	$14,381,822	$19,908,428	$29,835,974

Operating expenses
Surge Blockchain & Other	$1,436,395	$3,297,782	$3,656,325	$4,979,861
LogicsIQ	601,931	347,536	957,562	700,785
TW	322,825	149,274	565,226	749,184
ECS	375,284	370,844	797,131	744,492
Total	$2,736,435	$4,165,436	$5,976,244	$7,174,322

Operating income (loss)
Surge Blockchain & Other	$(1,398,411)	$(3,421,666)	$(3,585,041)	$(5,054,083)
LogicsIQ	$53,061	$(293,388)	$139,080	$66,745
TW	$87,482	$(119,062)	$287,869	$(1,369,824)
ECS	$(151,758)	$(198,346)	$(359,704)	$(350,539)
Total	$(1,409,626)	$(4,032,462)	$(3,517,796)	$(6,707,701)

F-81

SURGEPAYS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

	June 30, 2021	December 31, 2020

Total Assets
Surge Blockchain & Other	$1,537,293	$911,316
LogicsIQ	1,795,875	1,079,806
TW	-	515,592
ECS	4,052,470	4,818,357
Total	$7,385,638	$7,325,071

Total Liabilities
Surge Blockchain & Other	$13,644,140	$10,922,205
LogicsIQ	3,056,721	2,440,888
TW	-	4,301,249
ECS	15,876	386,695
Total	$16,716,737	$18,051,037

Note 11 – Subsequent Events

In July 2021, the Company issued 781,250 shares of common stock having a fair value of $125,000 ($0.16/share), based upon the quoted closing trading price.

F-82

4,600,000 Units

SurgePays, Inc.

PROSPECTUS

Maxim Group LLC

Sole Book-Running Manager

November 1, 2021

Through and including November 26, 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.